As filed with the Securities and Exchange Commission on June 19, 2008

Registration No. 333-146733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 3

to the

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SPEEDEMISSIONS, INC.

(Name of small business issuer in its charter)

Florida	7549	33-0961488
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1015 Tyrone Road

Suite 220

Tyrone, GA 30290

(770) 306-7667

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard A. Parlontieri, President

1015 Tyrone Road, Suite 220

Tyrone, Georgia 30290

(770) 306-7667

(Name, address, and telephone number of agent for service)

COPIES TO:

Bruce A. Parsons, Esq.

Burr & Forman, LLP

420 North 20th Street, Suite 3400

Birmingham, Alabama 35203

Telephone: (205) 251-3000

Fax: (205) 458-5100

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Explanatory Note

On October 16, 2007, Speedemissions, Inc. (“Speedemissions” or the “Company”) filed a Registration Statement on Form SB-2 (No. 333-146733) (the “Registration Statement”) to register shares of its common stock, as well as shares underlying warrants and preferred stock, held by certain securityholders. The Registration Statement was amended by Amendment No. 1 to Registration Statement on Form SB-2 filed on December 19, 2007. The rules issued by the Securities and Exchange Commission (the “SEC”) no longer permit the Company to file a Registration Statement on Form SB-2. Pursuant to the guidelines set forth by the SEC in Release 33-8876 on December 19, 2007 (“Smaller Reporting Regulatory Relief and Simplification”), the Company filed a Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 on March 6, 2008 (the “Amendment No. 2”). Furthermore, the Company, as allowed by Release 33-8876, maintained the disclosure format and content of Form SB-2 in the Amendment No. 2 and in this amendment on Form S-1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Up to 40,652,438 shares of common stock

SPEEDEMISSIONS, INC.

Speedemissions, Inc. (“Speedemissions” or the “Company”) is registering 2,127,150 shares of common stock for sale by existing shareholders, and 38,525,288 shares of common stock for sale by existing warrant and preferred stock holders upon the exercise of warrants or conversion of preferred shares. This offering will terminate when all 40,652,438 shares are sold or on June 19, 2010, unless we terminate it earlier.

Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol “SPMI.”

Investing in our common stock involves risks. Speedemissions currently has limited operations, limited income, and limited assets. You should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

All of the common stock registered by this prospectus will be sold by the selling shareholders at the prevailing market prices at the time they are sold. Speedemissions is not selling any of the shares of common stock in this offering and therefore will not receive any proceeds from this offering. Speedemissions would, however, receive proceeds upon the exercise of warrants.

The date of this prospectus is June 19, 2008

PROSPECTUS SUMMARY

This summary highlights specific information contained elsewhere in this prospectus. Because this is a summary, it may not contain all the information that is important to you. Therefore, you should read carefully the more detailed information set forth in this prospectus and our financial statements before making an investment decision regarding our common stock. On November 18, 2005, our shareholders approved a 1-for-10 reverse stock split of the issued and outstanding shares of common stock with fractional shares being rounded up to the next whole share. All share amounts in this prospectus have been adjusted to reflect this reverse stock split.

Our Business

Speedemissions, Inc. performs vehicle emissions testing and safety inspections in certain cities in which vehicle emissions testing is mandated by the Environmental Protection Agency (EPA). As of May 31, 2008, we operated 52 vehicle emissions testing and safety inspection stations under the trade names of Speedemissions (Atlanta, Georgia); Mr. Sticker (Dallas and Houston, Texas); and Just Emissions (Salt Lake City, Utah). We also operate four mobile testing units in the Atlanta, Georgia area.

We use computerized emissions testing and safety inspections equipment that test vehicles for compliance with vehicle emissions and safety standards. Our revenues are generated from the test or inspection fee charged to the registered owner of the vehicle. We do not provide automotive repair services.

In the past three years, we have acquired some of our competitors in the Atlanta, Georgia, Houston, Texas and Salt Lake City areas. In November 2007, we began expanding our operations into Dallas, Texas and St. Louis, Missouri. Our plans for expansion into these new and existing markets encompassed opening twelve stations in Dallas and three stations in St. Louis.

We reported our most recent audited financial statements for the twelve months ended December 31, 2007 on Form 10-KSB. We reported revenues of $9,662,245 and a net loss of $264,232. We also reported current assets of $1,030,713, property and equipment less accumulated depreciation and amortization of $1,484,229, goodwill of $7,100,572 and other assets of $103,787 as of December 31, 2007.

In their report dated March 28, 2008, our independent auditors stated that our financial statements for the years ended December 31, 2007 and 2006 were prepared assuming that we would continue as a going concern. However, our independent auditors raised substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, operating cash flow deficiencies, and our limited capital resources. Our future success and ability to continue as a going concern is contingent upon, among other things, the ability to achieve and maintain satisfactory levels of profitable operations, obtain and maintain adequate levels of debt and equity financing for expansion, and provide sufficient cash from operations to meet current and future obligations.

Corporate Structure and Principal Executive Offices

We were incorporated as SKTF Enterprises, Inc. in Florida in March 2001. In June 2003, we acquired Speedemissions, Inc., a Georgia corporation in the business of vehicle emissions testing since May 2000. In connection with the acquisition, we changed our name to Speedemissions, Inc. in September 2003.

Our principal offices are located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, and our telephone number is (770) 306-7667. Our website address is www.speedemissions.com. Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

We are registering 2,127,150 shares for sale by existing shareholders, and 38,525,288 shares for sale by existing warrant and preferred stock holders upon the exercise of warrants or conversion of the preferred shares. The shares of our common stock to be sold by warrantholders are or will be acquired upon the exercise of certain common stock purchase warrants. All of the shares of common stock registered for sale pursuant to this prospectus will be sold by the selling shareholders at the prevailing market prices at the time they are sold.

We will not receive any proceeds from the sale by the selling shareholders of the common stock offered in this prospectus. We would, however, receive proceeds from any exercise of warrants held by the selling shareholders. Any proceeds we receive from the exercise of warrants would be used to finance acquisitions and may be used for working capital, if needed, as more fully described in the Use of Proceeds section. There are no acquisitions currently being contemplated by the Company.

We currently have 5,162,108 shares of common stock outstanding. We have outstanding warrants to purchase 15,497,788 shares of common stock and options to purchase 6,137,725 shares of common stock. In addition, we have currently outstanding (i) 5,133 shares of Series A Convertible Preferred Stock which could be converted into 4,277,500 shares of common stock and (ii) 2,481,482 shares of Series B Convertible Preferred Stock which could be converted into 18,760,000 shares of common stock. If all outstanding warrants and options are exercised and all outstanding preferred stock is converted into shares of common stock, we could have a total of 49,835,121 shares of common stock outstanding.

RISK FACTORS

Our independent auditors have expressed doubt about our ability to continue as a going concern.

In their report dated March 28, 2008, our independent auditors stated that our financial statements for the years ended December 31, 2007 and 2006 were prepared assuming that we would continue as a going concern. However, our independent auditors raised substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, operating cash flow deficiencies, and our limited capital resources. Our future success and ability to continue as a going concern is contingent upon, among other things, the ability to achieve and maintain satisfactory levels of profitable operations, obtain and maintain adequate levels of debt and equity financing for expansion, and provide sufficient cash from operations to meet current and future obligations.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

Our limited operating history and losses to date make it difficult to evaluate our business. We have incurred net losses of $264,232 and $1,332,206 for the years ended December 31, 2007 and 2006, respectively. We generated a loss of $166,962 for the three months ended March 31, 2008. As of March 31, 2008 and December 31, 2007, we had cash on hand of $563,214 and $304,662 respectively, a working capital deficit of $187,609 and $47,335, respectively, an accumulated deficit of $12,205,524 and $12,029,892 respectively, and a total stockholders’ equity of $3,425,330 and $3,573,856, respectively. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. Various factors, such as economic conditions, regulatory and legislative considerations, and competition, may also impede our ability to expand our market presence. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

We have a large amount of outstanding common stock held by a single shareholder, and a large amount of common stock that could be acquired by a second shareholder upon conversion of preferred stock and exercise of warrants, which if sold could have a negative impact on our stock price.

Our largest shareholder, GCA Strategic Investment Fund Limited, and its affiliates, own 3,379,361 shares of our common stock. Upon exercise of all outstanding warrants at exercise prices between $0.30 and $0.90 per share and conversion of their Series A Convertible Preferred Stock, GCA Strategic Investment Fund Limited and its affiliates could own up to 10,056,859 shares of our common stock. Barron Partners LP could acquire up to 31,481,930 shares of our common stock upon the exercise of outstanding warrants at exercise prices between $0.30 and $0.90 per share and the conversion of their Series B Convertible Preferred Stock. If either of these shareholders sold a large number of shares of our common stock into the public market it could have a negative impact on our stock price.

There is an extremely limited market for our stock.

There is an extremely limited trading market for our common stock. Although our common stock is quoted on the OTC Bulletin Board, there are very few trades of our shares. Currently, there are approximately three market makers in our common stock. Making a market in securities involves maintaining bid and ask quotations and being able to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development and maintenance of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. Market makers on the OTC Bulletin Board are not required to maintain a continuous two-sided market, are required to honor firm quotations for only a limited number of shares, and are free to withdraw firm quotations at any time. Even with a market maker, factors such as our losses from operations for each of the past three years, the going concern opinion by our independent auditors, the large number of shares reserved for issuance upon exercise of existing warrants or options or the conversion of outstanding shares of preferred stock, and the small size of our company mean that there can be no assurance of an active and liquid market for our common stock developing in the foreseeable future. Even if a market develops, we cannot assure you that a market will continue, or that shareholders will be able to resell their shares at any price. You should carefully consider the limited liquidity of your investment in our common stock.

We may have to pay a substantial amount of liquidated damages to a single shareholder if we fail to maintain certain requirements.

If we fail to maintain a majority of independent directors on our board or a majority of independent directors on both our Audit Committee and Compensation Committee, then we must pay to Barron Partners, LP (“Barron”) an amount equal to 24% of the purchase price of $6,615,000 for the Series B Convertible Preferred Stock and common stock warrants per annum, payable monthly. For every month the majority of our board or any of our committees is not independent, we must pay Barron liquidated damages in the amount of $132,300. Currently we have a majority of independent directors on our board.

If we fail to maintain the effectiveness of a registration statement for the shares held by Barron without Barron’s consent, then we must pay to Barron in the form of shares of Series B Convertible Preferred Stock an amount equal to 24% of the purchase price of $6,615,000 paid by Barron for the Series B Convertible Preferred Stock and common stock warrants per annum for each day the registration is not effective. For example, if we fail to maintain the effectiveness of the registration statement for a period of 30 days, we must issue to Barron approximately 49,315 shares of Series B Convertible Preferred Stock which would convert to approximately 372,822 shares of our common stock.

We are obligated to redeem a series of our preferred stock upon a change of control.

If a person or group of persons other than GCA Strategic Investment Fund Limited acquires beneficial ownership of 33 1/3% or more of the outstanding shares of common stock without the prior written consent of GCA Strategic Investment Fund Limited, we could be required to redeem the Series A Convertible Preferred Stock at the greater of (i) the original issue price of $1,000 per share or (ii) the number of shares of common stock into which the redeemed shares may be converted multiplied by the market price of the common stock at the time of the change in control. Based on the 5,133 shares of Series A Convertible Preferred Stock currently outstanding, if this redemption were triggered we would be required to pay the holders of these shares an aggregate of at least $5,133,000. This restriction will likely deter any proposed acquisition of our stock and may make it more difficult for us to attract new investors, as any mandatory redemption of the preferred shares will materially adversely affect our ability to remain in business and significantly impair the value of your common stock.

Our selling shareholders are offering a number of common shares equal to approximately eight times our common outstanding equity.

The number of shares listed for registration by our Selling Securityholders equal approximately eight (8) times the current outstanding equity for the Company. As of May 31, 2008, there were 5,162,108 shares of common stock outstanding, which included the 2,127,150 outstanding shares registered under this Registration Statement. The majority of the shares being registered (38,119,930) are associated with preferred stock and warrants. If current securityholders convert their preferred stock or exercise their warrants dilution will occur.

A change of control could occur if one shareholder exercises all of its common stock purchase warrants.

Barron may acquire 18,760,000 shares of common stock upon conversion of 2,481,482 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion unless such restriction is waived or amended by Barron and the holders of a majority of the outstanding common stock who are not affiliates. In addition, Barron may acquire 12,587,431 shares of common stock upon the exercise of warrants at exercise prices between $0.30 and $0.90 per share. However, Barron is restricted from exercising any portion of the common stock warrants (except as described below) which would cause Barron to beneficially own in excess of 4.99% of the outstanding shares of common stock unless such restriction is waived or amended by Barron and the holders of a majority of the outstanding common stock who are not affiliates. Barron’s Common Stock Purchase Warrant “AA-5” gives Barron the ability to revoke this ownership restriction upon 61 days prior notice from Barron to Speedemissions. If the restrictions relating to the warrants are waived, amended or revoked, as the case may be, Barron could control approximately 86% of outstanding shares of common stock based on number of outstanding shares as of May 31, 2008.

We depend upon government laws and regulations that may be changed in ways that may impede our business.

Our business depends upon government legislation and regulations mandating air pollution controls. At this point, Georgia, Texas and Utah laws are especially important to us because all of our existing emissions testing services are conducted in those states. Changes in federal or state laws that govern or apply to our operations could have a materially adverse effect on our business. Federal vehicle emissions testing law may evolve due to technological advances in the automobile industry creating cleaner, more efficient automobiles which could affect current testing policy and procedures in our markets. For example, Georgia law could be changed so as to require that vehicles in the state be tested every other year, as opposed to every year. Such a change would reduce the number of vehicles that need to be tested in any given year and such a reduction would have a material adverse effect on our revenues in Georgia. Other changes that would adversely affect us would be a reduction in the price we can charge customers for our testing service, an increase in the fees we must pay to the state in order to operate emissions testing stations in its jurisdiction, and the adoption of a system whereby the state, as opposed to private operators, performs vehicle emissions testing. We cannot be assured that changes in federal or state law would not have a materially adverse effect on the vehicle emissions testing industry generally or, specifically, on our business.

We may be unable to effectively manage our growth and operations.

If we raise sufficient capital to support our growth strategy of both opening and acquiring stations, we anticipate rapid growth and development in a relatively short period of time. The management of this expansion will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel in order to effectively manage our expected growth and expansion. Failure to successfully manage our expected growth and development and difficulties in managing additional emissions testing stations could have a material adverse effect on our business and the value of our common stock.

Our strategy of acquiring and opening more testing stations may not produce positive financial results for us.

Our strategy of acquiring and opening more emissions testing stations in the greater Atlanta, Dallas, Houston, Salt Lake City and St. Louis areas and in other areas is subject to a variety of risks, including the:

•	Inability to find suitable acquisition candidates;

•	Failure or unanticipated delays in completing acquisitions due to difficulties in obtaining regulatory approvals or consents;

•	Difficulty in integrating the operations, systems and management of our acquired stations and absorbing the increased demands on our administrative, operational and financial resources;

•	Loss of key employees;

•	Reduction in the number of suitable acquisition targets resulting from continued industry consolidation;

•	Inability to negotiate definitive purchase agreements on satisfactory terms and conditions;

•	Increases in the prices of sites and testing equipment due to increased competition for acquisition opportunities or other factors; and

•	Inability to sell any non-performing stations or to sell used equipment.

Our failure to successfully address these risks could have a material adverse effect on our business and impair the value of our common stock.

Because the vehicle emissions testing industry is highly competitive, we may lose customers and revenues to our competitors.

Our testing stations face competition from other emission station operators that are located near our sites. The markets we operate in are highly fragmented and our competitors generally consist of independent auto repair service providers, service stations, oil and tire repair stores and independent test-only facilities that may only operate a single station. We estimate our total number of competitors to be several thousand across all the markets in which we operate. For example, the 2007 list of licensed testing sites provided by the State of Georgia contains approximately 700 licensed test sites. We expect such competition whenever and wherever we open or acquire a station. Our revenue from emissions testing is affected primarily by the number of vehicles our stations service, and the price charged per test. Other emissions testing operators may have greater financial resources than us, which may allow them to obtain more expensive and advantageous locations for testing stations, to provide services in addition to emissions testing, to charge lower prices than we do, and to advertise and promote their businesses more effectively than we do. For example, some of our competitors in Atlanta charge only $20.00 to test a vehicle rather than the $25.00 maximum allowed under Georgia law. As a result, we have had to reduce our fees to $20.00 in some of our Atlanta stations. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain, or will increase, their current testing volumes and revenues. A decrease in testing volume as the result of competition or other factors could materially impair our profitability and our cash flows, thereby adversely affecting our business and the value of our common stock.

The loss of Richard A. Parlontieri, our President and Chief Executive Officer, and the inability to hire or retain other key personnel, would adversely affect our ability to manage and control our business.

Our business now depends primarily upon the efforts of Mr. Richard A. Parlontieri, who currently serves as our President and Chief Executive Officer. We believe that the loss of Mr. Parlontieri’s services would have a materially adverse effect on us. In this regard, we note that we have entered into a three-year employment agreement with Mr. Parlontieri. We maintain key-man life insurance on Mr. Parlontieri.

As our business grows and expands, we will need the services of other persons to fill key positions in our company. As an early growth-stage company with limited financial resources, however, we may not be able to attract, or retain, competent, qualified and experienced individuals to direct and manage our business. The absence of skilled persons within our company will have a material adverse effect on us and the value of our common stock.

Our largest shareholder controls our company, allowing it to direct the company in ways that may be contrary to the wishes of other shareholders.

Our largest shareholder, GCA Strategic Investment Fund Limited, and its affiliate, own approximately 65% of our outstanding common shares and control approximately 82% of our outstanding voting securities. They have the ability to control the direction of our company, which may be contrary to the wishes of other shareholders or new investors.

There are a large number of outstanding warrants, options and preferred stock which if exercised or converted will result in substantial dilution of the common stock.

As of May 31, 2008, there were 5,162,108 shares of common stock outstanding. If all warrants and options outstanding as of May 31, 2008 are exercised and all preferred stock are converted to common stock, there will be 49,835,121 shares of common stock outstanding. As a result, a shareholder’s proportionate interest in us will be substantially diluted.

Our stock price may fluctuate which could result in substantial losses for investors.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

•	Quarterly variations in operating results;

•	Any significant sale of stock or exercise of warrants by any of our existing shareholders;

•	Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;

•	Publicity about our company, management, products or our competitors;

•	Additions or departures of key personnel;

•	Any future sales of our common stock or other securities; and

•	Stock market price and volume fluctuations of publicly traded companies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Our common stock is quoted on the OTC Electronic Bulletin Board. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Recent restatements of the Company’s 2007, 2006 and 2005 financial statements may present a risk of future restatements and non-compliance with certain aspects of the Sarbanes-Oxley Act

The Company filed Form 10-KSB/A and Form 10-QSB/A to amend and restate consolidated financial statements and amend disclosures including in the notes accompanying the consolidated financial statements in the periods ended December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007. The restatements reclassified our presentation of (gain)/loss from disposal of non-strategic assets to include the (gain)/loss as a component of operating loss and our presentation of Series A convertible preferred stock. The restatement had no effect on our annual or quarterly net loss, cash flows or liquidity. We can not provide assurance that the Company may not be required to restate past or future financial statements and such restatements could be required in the future as a result of an undetected material error.

Seasonality

Our business is affected by seasonality, which historically has resulted in lower sales volume during the winter months of inclement weather in our first and fourth quarters. Prior quarterly results are not indicative of first or fourth quarter results.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” and “estimate,” as well as similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the common stock offered in this prospectus. We would, however, receive proceeds of the sale of common stock pursuant to an exercise of warrants held by warrant holders. If all of our warrantholders exercise their warrants, the aggregate amount of the proceeds we would receive is $9,840,143. Any proceeds we may receive from the exercise of the outstanding warrants would be used to open new stores or finance acquisitions of emissions testing stations. We may also use a portion of any proceeds we receive for working capital, if necessary.

Our allocation of proceeds represents our best estimate based upon the expected exercise of warrants and the requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds.

SELLING SECURITY HOLDERS

The selling shareholder offering the majority of the shares pursuant to this prospectus is Barron Partners LP (“Barron”). Barron currently owns 2,481,482 shares of our Series B Convertible Preferred Stock, which represents 100% of our issued and outstanding shares of our Series B Convertible Preferred Stock. On February 23, 2006, Barron converted 18,518 shares of Series B Convertible Preferred Stock into 140,000 shares of common stock. Barron owned 134,500 shares of common stock as of May 31, 2008. Additionally, Barron holds warrants to purchase 12,587,431 shares of our common stock at exercise prices between $0.30 and $0.90 per share. Pursuant to the terms of the warrants and the Certificate of Designation governing the Series B Convertible Preferred Stock, Barron is restricted from converting the Series B Convertible Preferred Stock or the warrants if such conversion would result in Barron beneficially owing more than 4.9% of our outstanding common stock. However, the terms of the Series B Convertible Preferred Stock and the warrants (except for Barron’s Common Stock Purchase Warrant “AA-5,” which allows Barron to revoke the restriction upon sixty-one (61) days notice) provide that this 4.9% ownership restriction may be waived or amended with the consent of Barron and the holders of a majority of the outstanding common stock who are not affiliates.

The following table provides information with respect to shares offered by the selling shareholders:

Selling Securityholder	Outstanding Shares offered for sale		Shares underlying Warrants or Preferred Stock offered for sale		Total Shares to be offered for sale	Outstanding Shares owned after offering	Percentage of Shares owned after offering
Barron Partners LP (1)(2)	-0-		31,347,430	(3)(4)	31,347,430	134,500	2.6%
GCA Strategic Investment Fund Limited (5)(6)(7)	1,860,000	(8)	3,103,333	(9)(10)	4,963,333	-0-	*
Michael S. Brown (11)(2)	12,500	(8)	-0-		12,500	30,000	*
Global Capital Funding Group L.P. (12)(13)(14)	-0-		3,574,167	(15)(16)	3,574,167	-0-	*
Gerald Amato (17)	100,000	(8)	70,000	(18)	170,000	-0-	*
Robert L. Bilton (2)	15,000	(8)	-0-		15,000	-0-	*
Stephen Booke (17)	20,000	(8)	10,000	(18)	30,000	-0-	*
Richard A. Parlontieri (19)	100,000	(8)	15,000	(20)	115,000	52,500	1.0%
Michael Vuocolo (2)	7,150	(8)	-0-		7,150	-0-	*
Total	2,127,150		38,119,930	(21)	40,247,080	-0-	3.6%

*	less than 1%
1.	Barron Capital Advisors, LLC is the General Partner with voting or dispositive power over the shares for Barron Partners LP. Andrew B. Worden is the Managing Director of Barron Capital Advisors, LLC.
2.	The selling securityholder has no relationship with the Company outside of security ownership.
3.	The shares of common stock underlying Barron Partners LP’s warrants and preferred stock includes 4,195,810 shares of common stock which may be acquired upon the exercise of warrants at $0.90; 4,195,810 shares of common stock which may be acquired upon the exercise of warrants at $0.60; 4,195,811 shares of common stock which may be acquired upon the exercise of warrants at $0.30; and 18,760,000 shares of common stock which may be acquired upon the exercise of 2,481,482 shares Series B Convertible Preferred Stock.
4.	Barron Partners LP received all Series B Convertible Preferred Stock and a portion of the warrants pursuant to the Preferred Stock Purchase Agreement dated June 30, 2005 and has held these securities for 2 years, 11 months. Barron Partners LP received a portion of the warrants pursuant to the Amendment to Preferred Stock Purchase Agreement dated August 4, 2005 and has held these securities for 2 years, 9 months. Barron Partners LP received a portion of the warrants pursuant to the Settlement Agreement and General Release dated October 14, 2005 and has held these securities for 2 years, 7 months.
5.	Lewis N. Lester and Michael S. Brown have shared voting or dispositive power over the shares for GCA Strategic Investment Fund Limited.

6.	GCA Strategic Investment Fund Limited is an affiliate of Colony Park Financial Services, LLC, who is a registered broker-dealer. Global Capital Advisors Ltd. owns 98% of the total interest in Colony Park Financial Services, LLC. Lewis N. Lester, director, has (along with Michael S. Brown) voting and dispositive power over the shares of GCA Strategic Investment Fund Limited. Mr. Lester disclaims beneficial ownership of any of the shares of common stock held by GCA Strategic Investment Fund Limited. Lewis N. Lester has sole voting or dispositive power over Global Capital Advisors Ltd. Because of this common ownership and control, GCA Strategic Investment Fund Limited is an affiliate of Colony Park Financial Services, LLC.
7.	GCA Strategic Investment Fund Limited’s relationship with the Company is that a former officer of GCA Strategic Investment Fund Limited, Bradley A. Thompson, is now a director of the Company. GCA Strategic Investment Fund Limited is also a 10% or more owner of the Company and, therefore, an affiliate.
8.	The selling securityholder received the shares pursuant to a private placement transaction on September 24, 2007 and has held these securities for 8 months.
9.	The shares of common stock underlying GCA Strategic Investment Fund Limited’s preferred stock includes 3,103,333 shares of common stock which may be acquired upon the exercise of 3,724 shares of Series A Convertible Preferred Stock.
10.	GCA Strategic Investment Fund Limited received the Series A Convertible Preferred Stock pursuant to the Subscription and Securities Purchase Agreement dated January 21, 2004 and has held the securities for over 4 years.
11.	Michael S. Brown is an affiliate of Colony Park Financial Services, LLC, who is a registered broker-dealer. Michael S. Brown is affiliated with Global Capital Advisors Ltd. which, in turn, owns 98% of the total interest in Colony Park Financial Services, LLC.
12.	Global Capital Management Services, Inc., as General Partner, has voting or dispositive power over the shares for Global Capital Funding Group LP. Global Capital Advisors Ltd., as the sole owner, has voting or dispositive power over Global Capital Management Services, Inc. Lewis N. Lester has sole voting or dispositive power over Global Capital Advisors Ltd.
13.	Global Capital Funding Group LP is an affiliate of Colony Park Financial Services, LLC, who is a registered broker-dealer. Global Capital Advisors Ltd. owns 98% of the total interest in Colony Park Financial Services, LLC. Global Capital Advisors Ltd. also owns 100% of the total interest in Global Capital Management Services, Inc. which, in turn, is the General Partner of Global Capital Funding Group LP. Because of this common ownership, Global Capital Funding Group LP is an affiliate of Colony Park Financial Services, LLC.
14.	Global Capital Funding Group LP’s relationship with the Company is that a former officer of Global Capital Funding Group LP, Bradley A. Thompson, is now a director of the Company.
15.	The shares of common stock underlying Global Capital Funding Group LP’s warrants and preferred stock includes 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.90; 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.60; 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.30; and 1,174,167 shares of common stock which may be acquired upon the exercise of 1,409 shares of Series A Convertible Preferred Stock.
16.	Global Capital Funding Group LP received the Series A Convertible Preferred Stock and the warrants pursuant to the Settlement Agreement and General Release dated October 14, 2005 and has held the securities for 2 years, 7 months.
17.	The selling securityholder’s relationship with the Company is as an employee of Booke & Company, which is the investor relations firm for the Company.
18.	The selling securityholder received the warrants from a private placement transaction on April 1, 2006 and has held the securities for 2 years, 2 months.
19.	Mr. Parlontieri is the Chief Executive Officer, President, Secretary and a director of the Company.
20.	Mr. Parlontieri received the warrants as incentive compensation on February 22, 2005 and has held the securities for 3 years, 3 months.
21.	The total has been rounded up to the nearest whole number to reflect fractional shares that may occur as a result of the calculations when converting the derivative securities to the underlying common stock.

As part of the questionnaire that the Company has received from each selling securityholder, such securityholders have made a representation as to whether or not they are an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act. Each selling securityholder that identified itself as an affiliate of the broker-dealer also represented in the questionnaire that they acquired the securities in the ordinary course of business and at the time of their purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. None of the selling securityholders are in the business of underwriting securities.

PLAN OF DISTRIBUTION

This prospectus covers up to 40,652,438 shares of our common stock, including (i) 2,127,150 shares of common stock outstanding, (ii) 4,277,500 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock, (iii) 18,760,000 shares of common stock issuable upon conversion of our Series B Convertible Preferred Stock, and (iv) 15,487,788 shares of common stock issuable upon the exercise of warrants outstanding. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. However, we would receive the proceeds from any exercise of the warrants.

The common stock may be sold from time to time to purchasers either (i) directly by the selling shareholders; or (ii) through broker-dealers or agents who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of the common stock. The selling shareholders will act independently of us in making decisions with respect to timing, manner, and size of each sale.

The selling shareholders and any broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” As a result, any profits on the sale of the common stock by the selling shareholders and any discounts, commissions, or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If any of the selling shareholders were deemed to be an underwriter, the selling shareholder may be subject to statutory liabilities including, but not limited to, those under Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the “Exchange Act.”

Barron is under no obligation to convert its Series B Convertible Preferred Stock or common stock purchase warrants into shares of our common stock, except for Barron’s Common Stock Purchase Warrant “AA-5” which requires Barron, upon notice from Speedmissions, to exercise such warrants if the closing price of Speedmission’s common stock exceeds $2.40 for fifteen consecutive trading days (subject to the ownership restrictions set forth in such warrant).

If the underlying common stock is sold through broker-dealers or agents, the selling shareholder will be responsible for broker-dealers’ and agents’ commissions. Shares of the common stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated or fixed prices, in each case as determined by the selling shareholders or by agreement between the selling shareholders and underwriters, brokers, dealers or agents, or purchasers.

These sales may be effected through transactions (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted; or (ii) in transactions other than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

To our knowledge, there are currently no plans, arrangements, or understandings between the selling shareholders and any underwriter, broker-dealer, or agent regarding the sale of the shares of common stock by the selling shareholders. The selling shareholders may decide not to sell all or a portion of the shares of common stock offered by this prospectus. Upon being notified in writing by a selling shareholder that any material arrangement, plan, or understanding has been entered into with a broker-dealer, underwriter, or agent for the sale of common stock, we will file, if required, a supplement to this prospectus, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of such selling shareholder, (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such underwriter, broker-dealer, or agent, where applicable, (v) that such underwriter, broker-dealer, or agent did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$674
Transfer Agent Fees	$1,000
Printing and Engraving Costs	$1,000
Legal Fees	$150,000
Accounting Fees	$40,000
TOTAL	$192,674

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We advise that the selling shareholders consult their own legal counsel to ensure that any underwriters, brokers, dealers, or agents effecting transactions on behalf of the selling shareholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold by a selling shareholder unless the sale of the shares has been registered or qualified in such state or we have taken steps to comply with an applicable exemption from registration or qualification. Even though we have registered the sale of the shares covered by this prospectus by the selling shareholders under the federal securities laws, we have not registered, or taken any action to qualify for an exemption from registration for, the sale by the selling securityholders under any state securities laws. Selling securityholders should consult their own legal counsel to ensure compliance with state securities laws. The selling shareholders and any brokers, dealers, or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions, or commissions received by those underwriters, brokers, dealers, or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholder and any other persons participating in the distribution of the common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholder and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings. In the ordinary course of business, we may be from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth information about our current executive officers and directors. The Board of Directors elects executive officers for one-year terms. The directors serve one-year terms until their successors are elected.

Name	Age	Position
Richard A. Parlontieri	62	Director, Chief Executive Officer, President, and Secretary (2003)

Michael E. Guirlinger	59	Director (2006)

Bradley A. Thompson	43	Director (2003)

Michael S. Shanahan	39	Chief Financial Officer (2006)

Randy M. Dickerson	51	Chief Operating Officer (2005)

John Bradley	48	Director (2006)

Ernest A. Childs, PhD.	61	Director (2005)

Richard A. Parlontieri has served on our Board of Directors and as our President since June 2003. He served as the President and CEO of our wholly owned subsidiary since January 2001. From 1998 to December 2000, he was the chief executive officer of ebank.com, Inc. (“ebank”), a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Industry Advisory Board for Georgia’s Vehicle Emission Inspection and Maintenance Program. He also is a member of the Georgia Emissions Testing Association (GETA).

Michael E. Guirlinger was appointed to our Board of Directors in August 2006. Mr. Guirlinger is currently the chief executive officer and chief operating officer for The Language Access Network, a publicly traded company. Prior to joining Language Access Network in June 2006, Mr. Guirlinger served as Managing Director from March 2001 to May 2006 for Profit Technologies Corporation, a privately held company in Davidson, North Carolina, which offered consulting services to the financial/corporation market. He has extensive experience, as both manager and a director, in a variety of professional practices, both public and private, with a particular emphasis in the financial services industry. Mr. Guirlinger received his Bachelor of Arts from Aquinas College in 1970 and his Masters in Business Administration from Ohio State University in 1986.

Bradley A. Thompson, CFA was appointed to our Board of Directors in 2003. Since 2006, Mr. Thompson has served as the executive vice president of Portfolio Management for PMFM, Inc., where he has been employed since September 2006. From 1999 to September 2006, Mr. Thompson served as the chief investment officer and chief financial analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund Limited where he served as a Board member until September of 2006. Mr. Thompson also served as the chief operating officer and secretary for Global Capital Management Services, Inc., the corporate general partner and managing partner of Global Capital Funding Group, L.P., a licensed SBIC.

Prior to joining GCA in 1998, Mr. Thompson was self-employed, managing his own small business enterprises. Mr. Thompson was the president and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson was also 50% owner and vice president, chief financial officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson has a Bachelor of Business Administration Degree in Finance from the University of Georgia, and also holds the Chartered Financial Analyst designation. Brad is a member of the CFA Institute and the Bermuda Society of Financial Analysts. Mr. Thompson served as a Board Member of Axtive, Inc. from May 2003 to June 2005.

Michael S. Shanahan was engaged as our Chief Financial Officer on April 24, 2006. Prior to his employment with the Company in October 2005, Mr. Shanahan was employed by StayOnline, Inc., a Wi-Fi ISP sold to LodgeNet Entertainment Corporation, as Vice President of Finance from November 2002 to October 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International, and tax and audit positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan has a BS in Accounting and a Master in Accountancy from the University of Florida.

Randy M. Dickerson joined Speedemissions in July 2005 as our Chief Operations Officer. Prior to his employment with Speedemissions, Mr. Dickerson was employed by DEKRA Emissions Check, Inc. an emissions testing and safety inspection company as President and CEO from August 2002 to August 2004. Prior to August 2002, Mr. Dickerson was President and CEO of RM Dickerson, Inc and Dickerson’s Automotive Centers, Inc. Mr. Dickerson is President of the Georgia Emissions Testing Association and he is the Chairman of the Department of Natural Resources Industry Advisory Board.

John Bradley was appointed to our Board of Directors in June 2006. Mr. Bradley is currently vice president of sales at Environmental Systems Products, where he has been employed since 1998. He is also a member and active participant in a number of industry trade associations in various states. Mr. Bradley currently serves as a director for Auto Repair Coalition, which represents certain large auto repair entities and is based in Sacramento, California. He received a degree in automotive technology from the State University of New York.

Ernest A. Childs, PhD. was appointed to our Board of Directors in June 2005. Mr. Childs is currently the chief executive officer of ArcheaSolutions, Inc., a position he has held since April 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the chief executive officer of Benesys, Inc. and Equity Development, Inc. Benesys is a benefit consulting company for companies in the health care industry and Equity Development is a consulting company that specializes in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science from the University of Tennessee in 1968, his Masters of Science from the University of Tennessee in 1969, and his Doctorate from the University of Georgia in 1971.

Board Meetings and Committees

During the fiscal year ended December 31, 2007, the Board of Directors held six meetings. Each of our directors attended at least 67% of the meetings of the board of directors and the committees of the board on which he served during 2007. We currently have two standing committees of the Board of Directors: the Compensation Committee and the Audit Committee, which are described below. We do not presently have a standing Nominating Committee.

Nominating Committee

During the fiscal year ended December 31, 2007, Speedemissions did not have a standing nominating committee. The NASDAQ rules do not require the Company to have a nominating committee since the Company was a “controlled company” in that more than 50% of the voting common stock of the Company was held by GCA Strategic Investment Fund Limited. The Board of Directors believes that there is no material benefit to the Company of having a separate nominating committee at this time in view of the size of the company, and the fact that Speedemissions is controlled by one large shareholder. Nominees for election as a director are determined by the entire Board of Directors. The Board of Directors will make all decisions regarding director nominees based upon the best interest of the Company and its shareholders.

Compensation Committee

Our Compensation Committee consists of three directors. In 2007, Dr. Ernest Childs served as chairman of the Compensation Committee and Messrs. Parlontieri and Guirlinger also served on the Compensation Committee. The primary purposes of the Compensation Committee are to assist the Board of Directors in its responsibilities relating to compensation and to determine the compensation arrangements for certain executive officers. The Compensation Committee is also charged with approving incentive compensation plans for executive management. Mr. Parlontieri, our President and Chief Executive Officer, makes recommendations to the compensation committee regarding the structure of compensation packages and discusses such recommendations with the committee. Mr. Parlontieri recuses himself from decisions regarding his own compensation. The Compensation Committee met two times in 2007.

Audit Committee

In 2007, we had two members on the Audit Committee: Bradley A. Thompson, who served as chairman, and John Bradley. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in its responsibilities relating to the accounting, reporting and financial practices of Speedemissions and its subsidiaries, including the integrity of our financial statements and the outside auditor’s qualifications and independence. The Audit Committee also prepared the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statements. The Audit Committee met four times during 2007.

Our Board of Directors has determined that Bradley Thompson, based upon his education and extensive experience in accounting, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of our common stock is owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock, as of May 31, 2008, on a fully diluted basis. The mailing address for each beneficial owner without a listed address is in care of Speedemissions, Inc., 1015 Tyrone Road, Suite 220, Tyrone, GA 30290.

Common Stock

Name	Number of Shares Owned		Right To Acquire (1)		Percentage of Beneficial Ownership (2)
GCA Strategic Investment Fund Ltd. (3) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,317,062		3,103,333	(4)	55.4%

Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	62,299		3,574,167	(5)	41.3%

Global Capital Advisors, LLC (6) 227 King Street Frederiksted, USVI 00840			10,000		0.2%

Richard A. Parlontieri (7)	256,242	(8)	1,625,666	(9)	26.7%
Bradley A. Thompson (7)	850		96,833	(10)	1.9%
John Bradley (7)			83,333	(11)	1.6%
Michael E. Guirlinger (7)	2,500		83,333	(11)	1.6%
Michael S. Shanahan			336,666	(12)	6.1%
Ernest A. Childs, PhD (7)			90,833	(13)	1.7%
Randy M. Dickerson	—		303,334	(14)	5.6%
All directors and executive officers as a group (7 persons)	259,602		2,301,667		23.2%

(1)	Includes shares that may be acquired within 60 days of the date of this report by exercising vested stock options and warrants but does not include any unvested stock options or warrants as of the date of this report.
(2)	For each individual or entity, this percentage is determined by assuming the named person or entity exercises all vested options and warrants either has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all vested options and warrants which he or she has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. The calculations are based on 5,162,108 shares of common stock outstanding as of May 31, 2008.
(3)	Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.
(4)	Includes 3,103,333 shares of common stock which may be acquired upon conversion of 3,724 shares of Series A Convertible Preferred Stock.
(5)	Includes 1,174,167 shares of common stock which may be acquired upon conversion of 1,409 shares of Series A Convertible Preferred Stock. Includes 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.90 per share, 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.60 per share and 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.30 per share.

(6)	Global is not a 5% owner, but is the investment advisor to GCA and has sole investment and voting control over shares held by GCA, which is a 5% owner of the Company.
(7)	Indicates a Director of the Company.
(8)	Includes 103,742 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.
(9)	Includes 150,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 44,000 shares of common stock which may be acquired upon the exercise of options at $2.50 per share. Includes 716,666 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 1,075,000 shares with 358,334 shares vesting on October 1, 2008. Includes 700,000 shares of common stock which may be acquired upon the exercise of options at $0.125, which are part of a grant of 2,100,000 shares with 700,000 shares vesting on May 19, 2009 and 700,000 shares vesting on May 19, 2010. Includes 15,000 shares which may be acquired upon the exercise of warrants at $2.50 per share.
(10)	Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 8,500 shares of common stock which may be acquired upon the exercise of options at $2.50 per share. Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2008. Includes 33,333 shares of common stock which be acquired upon the exercise of options at $0.125, which are part of a grant of 100,000 shares with 33,333 shares vesting on May 19, 2009 and 33,334 shares vesting May 19, 2010.
(11)	Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2008. Includes 33,333 shares of common stock which be acquired upon the exercise of options at $0.125, which are part of a grant of 100,000 shares with 33,333 shares vesting on May 19, 2009 and 33,334 shares vesting May 19, 2010.
(12)	Includes 133,334 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 200,000 options, 66,666 options vesting on October 1, 2008. Includes 20,000 shares of common stock which may be acquired upon the exercise of options at $1.00. Includes 183,333 shares of common stock which may be acquired upon the exercise of options at $0.125, which are part of a grant of 550,000 shares with 183,333 shares vesting on May 19, 2009 and 183,334 shares vesting on May 19, 2010.
(13)	Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 2,500 shares of common stock which may be acquired upon the exercise of options at $2.00 per share. Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2008. Includes 33,333 shares of common stock which be acquired upon the exercise of options at $0.125, which are part of a grant of 100,000 shares with 33,333 shares vesting on May 19, 2009 and 33,334 shares vesting May 19, 2010.
(14)	Includes 133,334 shares of common stock which may acquired upon the exercise of options at $0.58, which is part of a grant of 200,000 options, 66,666 options vesting October 1, 2008. Includes 20,000 shares of common stock which may be acquired upon the exercise of options at $1.00; Includes 150,000 shares of common stock which may be acquired upon the exercise of options at $0.125, which are part of a grant of 450,000 shares with 150,000 shares vesting on May 19, 2009 and 150,000 shares vesting on May 19, 2010.

Preferred Stock

Title of Class	Name	Number of Shares Owned	Percentage of Ownership of Class
Series A Convertible Preferred Stock	GCA Strategic Investment Fund Ltd c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,724	72.5%

Series A Convertible Preferred Stock	Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	1,409	27.5%

Series B Convertible Preferred Stock	Barron Partners LP (1) c/o Barron Capital Advisors, LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 25th Floor New York, NY 10019	2,481,481	100%

(1)	Barron converted 18,519 shares of Series B Convertible Preferred Stock into 140,000 shares of common stock on February 23, 2006. Barron owned 134,500 shares of common stock on May 31, 2008. Barron may acquire 18,760,000 shares of common stock upon conversion of 2,481,482 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In addition, Barron may acquire 12,587,431 shares of common stock upon the exercise of warrants as follows: 4,195,810 shares at $0.90 per share, 4,195,810 shares at $0.60 per share and 4,195,811 shares at $0.30 per share. However, Barron is restricted from exercising any portion of the common stock warrants which would cause Barron to beneficially own in excess of 4.9% of the outstanding shares of common stock unless both Barron and holders of a majority of the outstanding shares of common stock who are not affiliates agreed to amend or waive such restriction. If this restriction is waived or amended, Barron could control approximately 86% of outstanding shares of common stock based on the number of outstanding shares as of May 31, 2008.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of May 31, 2008, there were 5,162,108 shares of our common stock issued and outstanding and held by approximately 100 shareholders.

On November 18, 2005, our shareholders approved a 1-for-10 reverse stock split of the issued and outstanding shares of common stock with fractional shares being rounded up to the next whole share. All share amounts in this prospectus have been adjusted to reflect the reverse stock split.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001. As of May 31, 2008, there are 5,133 shares of Series A Preferred Stock issued and outstanding and held by two shareholders. As of May 31, 2008, there are 2,481,482 shares of Series B Convertible Preferred Stock issued and outstanding and held of record by one shareholder.

In January 2004, we designated 3,500 shares as Series A Convertible Preferred Stock. In October 2005, we increased the designation of our Series A Convertible Preferred Stock to 6,000 shares. There are 5,133 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of Series A Convertible Preferred Stock is convertible into 833.33 shares of our common stock. Upon certain changes in control, we could be required to redeem the Series A Convertible Preferred Stock at the greater of (i) the original issue price of $1,000 per share or (ii) the number of shares of common stock which the redeemed shares may converted multiplied by the market price of the common stock. On October 14, 2005, the holders of Series A Convertible Preferred Stock consented to the termination of dividend accruals on the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is entitled to the number of votes to which the holders would be entitled if they converted their shares of Series A Convertible Preferred Stock.

In June 2005, we designated 3,000,000 shares of Series B Convertible Preferred Stock. In June 2005, we issued 2,500,000 shares to one shareholder. Each share is convertible into 7.56 shares of our common stock, or 18,900,000 shares of common stock in the aggregate. On February 23, 2006, the sole Series B Convertible Preferred Stock shareholder converted 18,518 shares of Series B Convertible Preferred Stock into 140,000 shares of our common stock. As of May 31, 2008 there are 2,481,482 shares of Series B Convertible Preferred Stock issued and outstanding. The Series B Convertible Preferred Stock does not pay a dividend or have voting rights.

The availability or issuance of preferred shares in the future could delay, defer, discourage, or prevent a change in control.

Dividend Policy. We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors.

We previously were obligated to pay cumulative dividends at an annual rate of 7% on the outstanding Series A Convertible Preferred Stock. At our option, we could have paid these dividends in cash or in additional shares of our common stock. On October 14, 2005, the holders of Series A Convertible Preferred Stock consented to the termination of dividend accruals on the Series A Convertible Preferred Stock. Pursuant to the GCA Exchange Agreement, GCA exchanged the $302,847 in cumulative dividends due and owing under 2,500 shares of Series A Convertible Preferred Stock through October 14, 2005 for additional shares of Series A Convertible Preferred Stock and common stock purchase warrants.

Our Series B Convertible Preferred Stock does not pay a dividend.

Transfer Agent. The transfer agent for our common stock is Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294 and fax number (801) 277-3147.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we have the power, in our bylaws or in any resolution of our shareholders or directors, to indemnify our officers and directors against any liability as may be determined to be in our best interests, and in conjunction therewith, to buy, at our expense, policies of insurance. Our bylaws do not further address indemnification.

We have entered into separate indemnification agreements with each of our current directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We were incorporated as SKTF Enterprises, Inc. in Florida in March 2001. In June 2003, we acquired Speedemissions, Inc., a Georgia corporation in the business of vehicle emissions testing since May 2000. In connection with the acquisition, we changed our name to Speedemissions, Inc. in September 2003. As of May 31, 2008, we operated 52 vehicle emissions testing and safety inspection centers in five separate markets, greater Atlanta, Georgia; Dallas, Texas; Houston, Texas; St. Louis, Missouri; and Salt Lake City, Utah, and four mobile units in the Atlanta, Georgia area.

We are becoming a national provider of vehicles emissions testing and safety inspections. In the past three years, we have acquired some of our competitors in the Atlanta, Georgia; Houston, Texas, and Salt Lake City, Utah areas. We intend to continue opening company-owned and operated stores and to acquire more competitors, in both our current markets and other selected markets. We are creating brand awareness in our current testing stations through standard building style and façade, consistent color schemes, signs, and employee uniforms, and we advertise in select local markets.

Our Typical Testing Center

The typical testing center is located inside of a structure similar to a typical lube or tire change garage with doors at both ends so vehicles can “drive-through” the facility. We also have structures that resemble a bank drive-through facility. In our Dallas, Texas stations, we occupy one to two bays within Sears Auto Centers through a licensing agreement. A computerized testing system is located in the building. There are two types of primary tests that are performed, the Accelerated Simulated Model (ASM) and the On-Board Diagnostic (OBD). In selected markets a vehicle safety inspection must also be performed. These tests apply to vehicles generally manufactured from 1982 through 2003, depending on the state. The ASM test is done on vehicles 1995 and older, while the OBD test is conducted on vehicles 1996 and newer. In all new centers, we expect to operate two testing lanes. The cost of facilities varies, depending on location and market rates in that area. Generally, we do not expect to own any land or buildings. Instead, although we own the land and building at one of our sites, in the future we intend to lease or sublease all of the land and the buildings that we use in our business.

In our Atlanta, Georgia locations, under the guidelines of the Georgia Clean Air Force program the mobile vehicle emission testing units are only permitted to conduct the OBD test on 1996 and newer vehicles. In the Atlanta, Georgia area, we currently have four units and they serve the automobile fleets of the federal, state, and local governments. Also, all used cars, prior to being re-sold, must have a vehicle emission test, and thus we serve selected new and used car dealers throughout the greater Atlanta market. Finally, these units serve the fleets of major corporate and local government customers as well.

Industry Background—Government and Regulatory Overview

The United States Environmental Protection Agency reported in 2003 that approximately 123 million people live in 333 counties across the United States that do not meet national air quality standards. The 2007 Motor Vehicle I/M Report, an annual report published by Sierra Research, states that 32 states and the District of Columbia currently have vehicle emissions testing programs. Each state as well as the District of Columbia has its own regulatory structure for emissions testing with which we must comply if we conduct business in that state.

Public awareness of air pollution and its hazardous effects on human health and the environment has increased in recent years. Increased awareness of air pollution and its hazardous effects on human health and the environment has led many governmental authorities to pass more stringent pollution control measures. One especially effective measure that many governmental authorities have adopted is vehicle emissions testing. Vehicle emissions produce approximately up to 50% of the hazardous air pollutants and up to 90% of the carbon monoxide air pollution in metropolitan areas. The EPA estimates that enhanced emissions testing on motor vehicles is approximately 10 times more cost-effective in reducing air pollution than increasing controls on stationary pollution sources such as factories and utilities. Consequently, the EPA has made emissions testing an integral part of its overall effort to reduce air pollution by ensuring that vehicles meet emissions standards.

Vehicle emissions control requirements have become progressively more stringent since the passage of the Clean Air Act in 1970. In 1990, Congress amended the Clean Air Act. The revisions required areas that did not meet national ambient air quality standards (NAAQS) to implement either basic or “enhanced” vehicle I/M emissions testing programs, depending upon the severity of the area’s air quality problem. The act also required that metro areas with populations of more than 100,000 implement enhanced I/M emissions testing regardless of their air quality designation.

On November 5, 1992, EPA issued its original rule establishing minimum performance and administrative requirements for states developing air quality implementation plans. The EPA said areas that needed enhanced emissions testing would have to use their new “I/M 240” test procedure. However, the EPA decided to grant state governmental authorities the discretion to determine how best to establish and operate a network of emissions testing facilities, including the flexibility to choose either a centralized or a decentralized program.

In general, these vehicle emissions tests are performed either in a centralized program or in a decentralized program. In a centralized program, a select number of emissions testing operators are licensed by the state or are operated by certain states to perform vehicle emissions testing. These operators are authorized to perform emissions tests, but generally they are prohibited from repairing vehicles that fail to pass an emissions test.

On the other hand, in a decentralized program, a wider range of persons may perform emissions tests, including those engaged primarily in other businesses, such as automotive repair shops, automobile dealers and others. For many of these operators, performing emissions tests is not their primary business.

Nineteen states have implemented decentralized programs and ten states and the District of Columbia have implemented centralized programs. There are three states that have implemented a hybrid program, whereby the state operates its own testing stations and also allows independently operated stations.

On July 31, 1998, the EPA issued a final study that concluded that more stringent air quality standards for motor vehicle emissions are needed, and that such standards should be implemented as it becomes technologically feasible and cost-effective to do so. We believe that the setting of such standards will be the most important EPA regulatory initiative affecting motor vehicles since the passage of the 1990 Amendments. We believe that the EPA study is likely to result in more stringent standards that will have the effect of increasing the number of areas that must implement emissions testing programs and thereby potentially increasing the market for our service. On February 28, 2006, the EPA proposed new standards that would establish stringent new controls on gasoline passenger vehicles to further reduce emissions of mobile source air toxics.

Since 1977, when federal legislation first required states to comply with emissions standards through the use of testing programs, California has been a leader in testing procedures and technical standards. California has approximately 23 million vehicles subject to emissions testing, more than two times that of any other state. California’s testing program is overseen by the California Bureau of Automotive Repair (CARB). CARB has revised its emissions testing standards three times: in 1984, 1990 and, most recently, in 1997. With each of these revisions, CARB has required the use of new, more sophisticated and more accurate emissions testing and analysis equipment, which must be certified by CARB. California’s testing standards have become the benchmark for emissions testing in the United States.

All states with decentralized programs and many states with centralized programs require emissions testing and analysis equipment used in their programs to be either BAR-84, BAR-90, or BAR-97 certified, with all newly implemented enhanced programs requiring BAR-97 certification.

As emissions testing equipment has become more technologically advanced, government regulators have required that testing facilities use this more advanced equipment. The most significant technological advance that has occurred in the emissions testing industry over the past decade is the development of enhanced testing systems. Prior to 1990, the EPA required government agencies to test vehicles only for emissions of carbon monoxide and hydrocarbons, which form smog. During this “basic” test, a technician inserts a probe in the vehicle’s tailpipe while the vehicle is idling and emissions analyzers then measure pollution levels in the exhaust. These basic tests worked well for pre-1981, non-computerized vehicles containing carburetors because typical emission control problems involved incorrect air/fuel mixtures and such problems increase pollution levels in the exhaust even when the vehicle is idling.

However, today’s vehicles have different emissions problems. For tests on modern vehicles to be effective, the equipment must measure nitrogen oxide emissions that also cause smog and must test the vehicle under simulated driving conditions. The EPA now requires these enhanced tests in the major metropolitan areas of 32 states and the District of Columbia. A technician conducts these Accelerated Simulated Mode (ASM) tests on a dynamometer, a treadmill-type device that simulates actual driving conditions, including periods of acceleration, deceleration and cruising, or the On Board Diagnostic (OBD) by plugging into the vehicles computerized operation system.

Emissions Testing in the State of Georgia

In 1996, the Environmental Protection Division of the State of Georgia initiated “Georgia’s Clean Air Force” program that required emissions testing of certain vehicles in a 13 county area surrounding metro Atlanta, Georgia. These rules are set forth in Sections 391-3-20-.01 through .22 of the Rules of the Georgia Department of Natural Resources, Environmental Protection Division.

Georgia’s program is a decentralized program. All operators performing emissions testing in Georgia must have their technicians attend and complete certain state certified training, and report to the state on their emissions testing activities every month. Testing stations may be licensed to test all vehicles, which are known as ALL VEHICLES WELCOME stations, or only vehicles not more than ten years old, known as 1996 OR NEWER VEHICLES ONLY stations. All the stations we currently operate in Georgia, are “ALL VEHICLES WELCOME” stations.

Georgia’s Clean Air Force Program initially required a basic test of exhaust gases every two years. In 1997, the program was changed to include enhanced testing, which combines the simple exhaust test with a simulated road test using a dynamometer. Prior to January 1, 2000, Georgia required that vehicles in the 13 covered counties undergo an emissions test once every two years. In December 1999, the Georgia legislature revised the program to require testing on an annual basis, with an annual exemption for the three most recent model years.

The market for emissions testing in Georgia is highly fragmented and generally consists of services provided by independent auto repair service providers, service stations, oil and tire repair stores, and independent test-only facilities. According to the State of Georgia, there were approximately 700 licensed test sites, and approximately 2,386,000 tests were performed in Georgia under the Georgia Clean Air Force Program during the calendar year 2006.

Under Georgia law, the price that a testing station may charge per test may not be less than $10 nor more than $25. A fee of $4.02 must be paid by the station operator to the state. The balance of the current charge, or $20.98 assuming the maximum price of $25 is charged, is retained by the station operator. If a vehicle fails an emissions test, it may be retested at no additional charge within 30 days of the initial test if performed at the same facility.

If a vehicle fails to pass an emissions test, the owner of the vehicle must have repair work performed to correct the deficiency, up to a total cost of $710 under current law. If a vehicle fails a re-inspection despite the maximum expenditure required by law, the owner must apply for a repair waiver from the state.

Georgia law mandates compliance with its vehicle emissions testing program. For vehicles subject to the state’s emissions law, a successful test, or a waiver from the state, is required to obtain a vehicle registration in Georgia.

Emissions Testing in the State of Texas

The Texas Vehicle Emissions Testing Program, also known as AirCheck Texas, was implemented in May 2002 in affected areas of Texas to improve air quality. Since January 2007, 17 counties are subject to enhanced vehicle emissions testing in Texas including the greater metropolitan areas of Dallas-Ft. Worth, Houston, Galveston, Austin and El Paso. The rules are set forth in § 114.50 of the Texas Administrative Code.

The testing program is integrated with the annual safety inspection program, both of which are operated by the Texas Department of Public Safety in conjunction with the Texas Commission on Environmental Quality. Vehicles two to twenty-four years old are subject to vehicle emissions testing in Texas. The emissions tests conducted are the same as in Georgia and Utah with 1996 and newer models subject to the OBD test and 1995 and older models subject to the ASM test. The fees in greater Dallas and Houston are set at a maximum of $39.75 for both the emissions test and the safety inspection, with $27.25 allocated for an ASM or an OSD emissions test and $12.25 allocated for the safety inspection. The operator is charged $8.25 for the ASM sticker, and $14.25 for the OBD sticker. Vehicles are required to be tested on an annual basis, with an annual exemption for the two most recent model years. According to the American Automobile Motor Vehicle Association, there are 4.6 million eligible vehicles in the state.

If a vehicle fails the emissions test, the operator must provide a free retest at the same facility within 15 days. An individual vehicle waiver is available to any vehicle that has undergone at least $600 of emissions-related repairs and is still unable to pass an emissions test.

Texas law mandates compliance with its vehicle emissions and safety inspection program. For a vehicle to obtain a sticker for yearly registration the owner must have a successful emissions and safety inspection, or a waiver.

Emissions Testing in the State of Utah

The state of Utah allows a hybrid of the centralized and decentralized programs where the state operates a select number of emissions testing and safety inspection centers while authorizing those businesses such as an automotive repair shop, automobile dealers and others to conduct emissions testing and safety inspections. The Department of Health for each county manages emission testing and the Utah Highway Patrol manages the safety inspection program. The emissions tests conducted are the same as in Georgia and Texas. We charge $38.00 for the emissions test in Salt Lake County and $25 in Weber County where the maximum fee is $25. Depending on the location of the testing center, a fee of $1.80 is remitted to Salt Lake County and $3.00 to Weber County. We charge $17 for the safety inspections in both counties and a fee of $2.00 is remitted to the Utah Highway Patrol per safety inspection.

All vehicles registered in Davis, Salt Lake, Utah and Weber counties with model years less than six years old are required to have an emission test once every two years. Vehicles with model years six years old and older (to 1967) must have an emissions test every year. Emission testing is not required for vehicles with model years 1967 or older. Vehicles with model years less than eight years old are required to have a safety inspection once every two years. Vehicles with model years eight years old and older must pass safety inspections every year. If a vehicle fails, the operator must provide a free re-test at the same facility within 15 days.

Utah law mandates compliance with its vehicle emissions and safety inspection program. For a vehicle to obtain a sticker for yearly registration the owner must have a successful emissions and/or safety inspection.

Emissions Testing and Safety Inspections in the State of Missouri

The state of Missouri’s Gateway Vehicle Inspection Program switched from a centralized program to a decentralized program on October 1, 2007. The program is administered by the Department of Natural Resources and the Missouri State Highway Patrol.

Missouri law requires all motor vehicles pass a vehicle safety inspection at an authorized inspection station every other year unless specifically exempted from a safety inspection. New motor vehicles are exempt from the safety inspection during the model year of the vehicle and first annual renewal the following year. A safety inspection is required regardless of the model year if the vehicle is sold.

In addition to the safety inspection, vehicles registered in St. Louis City, St. Louis County, St. Charles County, Franklin County and Jefferson County are required to have an emissions inspection every other year prior to registering the vehicle. New motor vehicles and the first retail sale of titled motor vehicles, with less than 6,000 miles during the model year of the vehicle and the following year are exempt from the emissions inspection. Vehicles with a model year of 1995 and older are exempt from the ASM emissions inspections in Missouri. An emissions inspection is required regardless of the model year if the vehicle is sold.

We charge $36.00 for the emissions ($24.00) and safety inspection ($12.00). Fees of $2.50 and $1.50 are remitted to the state of Missouri for each emissions and safety inspection, respectively.

Operating Strategy

Our operating strategy focuses on (a) increasing the number of sites we operate in a given market, (b) increasing the volume of business at each site, (c) creating brand awareness for our services, and (d) creating repeat customer sales, all of which are designed to enhance our revenue and cash flow. To achieve these goals, we:

•	Seek to secure and maintain multiple stations at well-traveled intersections and other locations that are easily reachable by our customers;

•	Coordinate operations, training and a local outreach program in each market to enhance revenue and maximize cost efficiencies within each market;

•	Implement regional management and marketing initiatives in each of our markets;

•	Seek to acquire existing testing sites where significant volume potential exists;

•	Tailor each facility, utilize limited local advertising and the services we offer to appeal to the broadest range of consumers; and

•	Seek to expand the use of our mobile vehicle testing units by adding a sales manager to call on federal, state, and local governments for their fleets, as well as corporate accounts and car dealers.

Most of our emissions testing stations are open for business during weekdays between the hours of 8:00 am and 6:00 pm, and from 8:30 am to 5:00 pm on Saturdays, for a total of 58.5 hours per week. We operate some stations on Sundays in Texas. The average emissions test in Georgia takes approximately 8 to 12 minutes to complete. In Texas, Missouri and Utah, because of the safety inspection, the completion time is slightly longer. Each of our stations with one testing bay can test anywhere from three to four vehicles per hour. In addition, we do a limited amount of oil changes in six of our Texas locations.

We currently purchase our raw materials, such as filters, hoses, etc., from several suppliers, and because these raw materials are readily available from a variety of suppliers, we do not rely upon any one supplier for a material portion of our materials. Certificates of emission and safety inspection are purchased from each state’s department or agency responsible for overseeing the emissions testing and safety inspections in that state.

Intellectual Property

We have registered the trade name “Speedemissions” in Fulton County, Georgia, Austin, Texas, Salt Lake City, Utah and St. Louis, Missouri and are thereby authorized to conduct our business in each of these states under the name “Speedemissions.” We have filed a Federal Service Mark Registration for the name and logo of Speedemissions, Inc., and for the tag line “The Fastest Way to Keep Your Air Clean.”

Competition

The emissions testing industry is full of small owner-operators. Auto repair shops, tire stores, oil change stores, muffler shops, service stations, and other emissions testing stations all offer the service. There are no national competitors at this time. We expect competition from local operators at all of our locations. We expect such competition whenever and wherever we open or acquire a station. Our market share is too small to measure. Our revenue from emissions testing is affected primarily by the number of vehicles our stations perform, and the price charged per test. Other emissions testing operators may have greater financial resources than us, which may allow them to obtain more expensive and advantageous locations for testing stations, to provide services in addition to emissions testing, to charge lower prices than we do, and to advertise and promote their businesses more effectively than we do. For example, some of our competitors in Atlanta charge only $20.00 to test a vehicle rather than the $25.00 maximum allowed under Georgia law. As a result, we have had to reduce our fees to $20.00 in some of our Atlanta stations. We intend to compete by creating brand awareness through advertising, a standard building style and facade, and consistent color schemes and uniforms. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain, or will increase, their current testing volumes and revenues.

Research and Development

We have not spent any material amount of time or money on research and development, and do not anticipate doing so in the future.

Compliance with Environmental Laws

There are no environmental laws applicable to the vehicle emissions and safety inspection business.

Employees

We currently have 122 employees. Of these 122 employees, seven are employed in administrative positions at our headquarters, including our Chief Executive Officer, Richard A. Parlontieri, while 115 are employed on-site at our testing locations. Of our employees, 115 are full-time, while 7 are part-time.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

As of May 31, 2008 we operated 52 vehicle emissions testing and safety inspection stations and four mobile units in five separate markets, greater Atlanta, Georgia; Dallas, Texas; Houston, Texas; St. Louis, Missouri and greater Salt Lake City, Utah. Since December 31, 2007, we have opened eight new stores in Dallas – Ft. Worth area, one in Houston and three in St. Louis. We have met our 2008 expansion plans and do not expect to open any additional new stores in 2008.

We perform vehicle emissions testing and safety inspections in certain cities in which vehicle emissions testing is mandated by the Environmental Protection Agency (EPA). We use computerized emissions testing and safety inspections equipment that test vehicles for compliance with vehicle emissions and safety standards. Our revenues are generated from the test or inspection fee charged to the registered owner of the vehicle. We do not provide automotive repair services.

We charge a fee for each test, whether the vehicle passes or not, and a portion of that fee is passed on to the state governing agency.

Explanatory Paragraph in Report of Our Independent Registered Public Accounting Firm

Our independent auditors have included an explanatory paragraph in their most recent report dated March 28, 2008, stating that our audited financial statements for the year ending December 31, 2007 were prepared assuming that we will continue as a going concern. However, they note that we have recurring losses from operations, past history of operating cash flow deficiencies and its limited capital resources raise substantial doubt about its ability to continue as a going concern.

Although we agree the explanatory paragraph is applicable when the objective test is applied, we believe that if we can successfully implement our business plan in the next fiscal year and remain cash flow positive, future audit reports might be issued without this explanatory paragraph. Until such time, however, our going concern paragraph may be viewed by some shareholders and investors as an indication of financial instability, and it may impair our ability to raise capital. For additional disclosure, see Liquidity and Capital Resources.

Results of Operations

Year ended December 31, 2007 compared to the year ended December 31, 2006

Our revenue, cost of emission certificates (our cost of goods sold), store operating expenses, general and administrative expenses, (gain)/loss from disposal of non-strategic assets, goodwill impairment expense and loss from operations for the year ended December 31, 2007 as compared to the comparable period ended December 31, 2006 were as follows:

	Year Ended December 31,		Percentage Change
	2007	2006
Revenue	$9,662,245	$9,480,097	1.9%
Cost of emissions certificates	2,314,621	2,401,461	(3.6)%
Store operating expenses	5,762,290	5,788,657	(0.5)%
General and administrative expenses	1,832,008	1,601,505	14.4%
(Gain)/loss from disposal of non-strategic assets	11,735	(61,449)	(119.1)%
Goodwill impairment expense	—	1,071,007	(100.0)%

Loss from operations	$(258,409)	$(1,321,084)	(80.4)%

Revenue. For the year ended December 31, 2007, revenue increased $182,148 or 1.9% to $9,662,245 compared to $9,480,097 in the prior year. The increase in revenue was primarily due to a 2.8 % increase in same store sales of $258,060 and additional revenue of $151,715 from eight new stores, five of which opened in December 2007. We experienced a decrease in revenue of $227,627 from the closure of two profitable stores closed in 2006 and 2007. The closure of the stores were beyond the control of the Company as the landlord sold one of the properties in Houston, Texas to an owner-operator and Gwinnett County in Lawrenceville, Georgia widened a road where the second closed store was located.

Cost of emission certificates. Cost of emission certificates decreased $86,840 or (3.6%) to $2,314,621 in the year ended December 31, 2007 and was 24.0% of revenues, compared to $2,401,461 and 25.3% of revenues, during 2006. The decrease in the cost of emission certificates was primarily due to a $70,097 decrease in certificate costs from the closure of two stores and from a decrease in same store certificate costs of $66,444. The decrease in same store certificate costs mainly resulted from a decrease in the per certificate cost of our Georgia certificates, which decreased from $6.95 to $4.02 on October 1, 2007. The decrease in the cost of emission certificates was offset by additional certificates purchased of $49,701 at our eight new stores.

Store operating expenses. Our store operating expenses decreased $26,367 or (0.5%) to $5,762,290 in the year ended December 31, 2007 and was 59.6% of revenues, compared to $5,788,657 or 61.1% of revenues during 2006. The decrease was primarily due to a $249,411 reduction in same store operating expenses and a decrease of $187,321 from the closure of two stores. The decrease in store operating expenses was offset by new store operating expenses of $410,365 that opened or were in the process of opening during 2007.

General and administrative expenses. For the year ended December 31, 2007, our general and administrative expenses increased $230,503 or 14.4% to $1,832,008 from $1,601,505 in 2006. The increase in general and administrative expenses was primarily due to an increase in professional fees, consulting and investor relations expenditures of $193,030, an increase in payroll and payroll taxes of $92,515, offset by an decrease of $69,568 in stock compensation expenses.

(Gain)/loss from disposal of non-strategic assets. For the year ended December 31, 2007, we recognized a loss of $11,735 from the disposal of non-strategic assets. We incurred a gain of $61,449 from the disposal of non-strategic assets in the year ended December 31, 2006.

Goodwill impairment expense. Goodwill was not impaired as of December 31, 2007. We determined that goodwill recorded from the acquisition of the assets of State Inspections of Texas, Inc. was impaired as of December 31, 2006. The fair value of goodwill was determined using discounted cash flow techniques. The amount of the goodwill and related purchased assets impairment in 2006 was calculated at $1,071,007 and expensed in the year ended December 31, 2006.

Other income, interest expense and net loss and earnings per share. Our other income, interest expense, net loss and earnings per share for the year ended December 31, 2007 as compared to the year ended December 31, 2006 were as follows:

	Year Ended December 31,		Percentage Change
	2007	2006
Other income	$5,994	$—	N/A
Interest expense	11,817	11,122	6.2%
Net loss	(264,232)	(1,332,206)	(80.2)%

Basic and diluted loss per share	$(0.07)	$(0.46)	(84.8)%

During 2007, we had a net loss of $264,232 or ($0.07) per weighted-average share. During 2006, we reported a net loss of $1,332,206 or ($0.46) per weighted-average share.

On September 24, 2007, we issued 2,127,150 shares of our common stock pursuant to a private placement for a cash purchase price of $0.15 per share, plus the surrender of warrants to purchase 2,127,150 shares of common stock. The total offering price was $319,072.

Three Months Ended March 31, 2008 and 2007

Our revenue, cost of emission certificates, store operating expenses, general and administrative expenses and income from operations for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007 were as follows:

	Three Months Ended March 31,		Percentage Change
	2008	2007
Revenue	$2,483,419	$2,412,538	2.9%
Cost of emission certificates	543,704	599,690	(9.3)%
Store operating expenses	1,621,231	1,499,965	8.1%
General and administrative expenses	485,446	357,835	35.7%
Loss from disposal of non-strategic assets	—	3,849	N/A

Loss from operations	$(166,962)	$(48,801)	(242.1)%

Revenue. Revenue increased $70,881 or 2.9% to $2,483,419 in the three months ended March 31, 2008 compared to $2,412,538 in the three months ended March 31, 2007. The increase in revenue over the comparable period was primarily due to an increase of $146,678 from new stores that were not open for the entire comparable period in the prior year, offset by the loss of $39,378 in revenue from the closure of our Lawrenceville, Georgia store where Gwinnett County acquired the property for a road widening project and a decrease in same store sales of $36,419 or 1.5%.

Cost of emission certificates. Cost of emission certificates decreased $55,986 or 9.3% in the three month period ended March 31, 2008 and was $543,704 or 21.9% of revenues, compared to $599,690 or 24.9% of revenues in the three months ended March 31, 2007. The decrease in the cost of emission certificates was primarily due to a $93,148 decrease in same store certificate costs and a $11,091 decrease in certificate costs from the closure of the Lawrenceville store discussed above. The decrease in same store certificate costs mainly resulted from a decrease in the per certificate cost of our Georgia certificates, which decreased from $6.95 to $4.02 per test on October 1, 2007. The decrease in the cost of emissions certificates was offset by additional certificates purchased in the amount of $48,253 at our new stores.

Store operating expenses. Store operating expenses increased $121,266, or 8.1% in the three month period ended March 31, 2008 and was $1,621,231 or 65.3% of revenues, compared to $1,499,965 or 62.2% of revenues in the three month period ended March 31, 2007. The increase was mainly attributable to $287,502 in new store operating expenses. The increase was offset by a decrease of $152,800 in same store operating expenses and a decrease of $13,436 resulting from the closure of the Lawrenceville store.

General and administrative expenses. Our general and administrative expenses increased $127,611 or 35.7% to $485,446 in the three month period ended March 31, 2008 from $357,835 in the three month period ended March 31, 2007. The increase in general and administrative expenses was primarily due to increases in Sarbanes-Oxley compliance costs, legal and accounting fees and investor relations activities.

Loss from disposal of non-strategic assets. For the three months ended March 31, 2008, we did not realize a gain or loss from the disposal of non-strategic assets and recognized a loss of $3,849 in the three months ended March 31, 2007.

Other income, interest expense, net loss and earnings per share. Our other income, interest expense, net loss and earnings per share for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007 is as follows:

	Three Months Ended March 31
	2008	2007
Loss from operations	$(166,962)	$(48,801)
Other income	864	—
Interest expense	(9,534)	(3,327)

Net loss	$(175,632)	$(52,128)

Basic and Diluted income per share	$(0.03)	$(0.02)

Weighted average shares outstanding, basic and diluted	5,162,108	2,963,528

The Company incurred higher interest expense during the three months ending March 31, 2008 as a result of higher average debt under equipment financing agreements and capital leases outstanding than the comparable period ending March 31, 2007.

During the three months ended March 31, 2008, we had net loss of $175,632 or $0.03 per weighted-average share-basic and diluted. During the three months ended March 31, 2007, we reported net loss of $52,128 or $0.02 per weighted-average share-basic and diluted.

Liquidity and Capital Resources

Introduction

We anticipate an increase in our net operating cash flow on a long-term basis, but with the increased costs of expanding our operations in 2007 and 2008, we may not achieve positive operating cash flows on a consistent basis, or at all, during 2008. The Company has funded operations and our investment in new stores primarily through the issuance of equity securities, equipment leases and cash provided by operations. In the future, we may continue to issue our equity securities in order to raise additional capital to fund expansion and to provide for our working capital needs. We continually assess store profitability and may close non-profitable or poor performing stores.

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2007 as compared to December 31, 2006 were:

	As of December 31, 2007	As of December 31, 2006	Change
Cash	$804,662	$320,231	$484,431
Total current assets	1,030,713	545,161	485,552
Total assets	9,719,301	8,934,988	784,313
Total current liabilities	1,078,048	808,546	269,502
Total liabilities	1,566,099	1,072,364	493,735
Series A convertible preferred stock	4,579,346	4,579,346	0
Total stockholders’ equity	$3,573,856	$3,283,278	$290,578

Cash Requirements

For the three months ended March 31, 2008, our net cash used in operating activities was $173,901 compared to net cash provided by operations of $57,123 in the three months ended March 31, 2007. Negative operating cash flows during the three months ended March 31, 2008 were primarily created by a net loss of $175,632, a decrease of $108,390 in accounts payable and accrued liabilities, a increase in other assets of $750 and a decrease in other liabilities of $2,581, offset by a decrease in other current assets of $868, depreciation and amortization of $85,478, and share based compensation expenses of $27,106. We do not have an opinion as to how indicative these results will be of future results. Net cash provided by operating cash flows during the three months ended March 31, 2007 was $57,123 and was primarily created by a decrease in other current assets of $61,260, depreciation and amortization of $87,136 and share based compensation expenses of $32,716, partially offset by a net loss from operations of $52,128 and a decrease of $75,710 in accounts payable and accrued liabilities.

For the year ended December 31, 2007 our net cash provided by operating activities was $561,966, as compared to net cash provided by operating activities of $323,819 for the year ended December 31, 2006. Positive operating cash flows during 2007 were primarily created by a net loss of $264,232, an increase in other assets of $43,861, offset by an increase in accounts payable and accrued liabilities of $460,753, share based compensation expenses of $135,738 and depreciation and amortization of $263,603.

Positive operating cash flows during 2006 were primarily created by a net loss of $1,332,206, an increase in other liabilities of $138,823, fully offset by; a goodwill impairment charge of $1,071,007, stock issued for services valued at $68,500, share based compensation expenses of $217,079 a net decrease in accounts payable and accrued liabilities of $122,925 and depreciation and amortization of $388,799.

Inflation has not had an abnormal or unanticipated effect on our operations. Our cost of emissions certificates does not fluctuate from year to year as the fee we pay to the state or local government agency remains constant over the state’s contract period with the administrator, which is usually five to seven years.

Sources and Uses of Cash

Overall net cash flow from operations may be adversely affected in 2008 by the working capital needs of the new emissions testing stations in Dallas and St. Louis opened during December 2007 and in the five months ended May 31, 2008. However, we do seek to effectively manage expenses associated with our existing operations and working capital to mitigate the adverse impact our growth initiatives are expected to have on our operational cash flow.

Net cash used in investing activities was $55,686 and $49,109 for the three months ended March 31, 2008 and 2007, respectively. The investing activities during the three months ended March 31, 2008 were related to capital expenditures for new stores in the amount of $55,686. The cash used in investing activities during the three months ended March 31, 2007 were mainly attributable to capital expenditures for new stores in the amount of $49,509.

Net cash used in investing activities was $268,190 and $281,489, respectively, for the years ended December 31, 2007 and 2006. Investing activities during 2007 involved primarily $221,094 received from the sale of equipment and our Lawrenceville, Georgia store to Gwinnett County for a road widening project and capital expenditures related to the building of new stores and purchase of equipment for the stores in the amount of $479,284.

Investing activities during 2006 involved a payment of $100,000 previously withheld for contingent liabilities on the acquisition price of our Utah stores purchased in 2005 and capital expenditures related to the building of new stores and other property and equipment in the amount of $196,343, offset by the receipt of $14,854 related to the sale of emissions testing equipment.

Net cash used in financing activities was $11,861 and $3,037 for the three months ended March 31, 2008 and 2007, respectively. During the three months ended March 31, 2008, we made payments of $11,861 on capital leases and equipment financing arrangements. Net cash used in financing activities during the three months ended March 31, 2007 was mainly used for the payment of capital leases.

Net cash provided by financing activities was $190,655 and $27,674, respectively, for the years ended December 31, 2007 and 2006. Net cash provided by financing activities during 2007 resulted primarily from $319,072 in proceeds from a private placement of the Company’s common stock, offset by payments on debt in the amount of $111,747 and payments on capitalized leases of $16,670. Net cash provided during 2006 resulted primarily from a $60,000 bank line of credit, offset by payments on capitalized leases of $32,326.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with its Board of Directors, the Company has identified accounting policies related to valuation of its common stock and for assessing whether any value should be assigned to a warrant that it believes are key to an understanding of its financial statements. Additionally, the Company has identified accounting policies related to the valuation of goodwill, created as the result of business acquisitions, as a key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

DESCRIPTION OF PROPERTY

Corporate Office

We rent our general corporate offices located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia, which consists of 4,166 square feet of office space, with a term that expires on April 30, 2009, with a 2-year renewal option.

Testing Facilities

We lease the land and buildings we use in connection with our existing emissions testing facilities. The following table shows the store locations for our 52 stores as of May 31, 2008:

Location	Number of Stores
Georgia	14
Missouri	3
Texas	27
Utah	8

(1)	There were no new stores under construction as of May 31, 2008

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2007.

Director Independence

The Company has determined that Bradley A. Thompson, Michael E. Guirlinger, Dr. Ernest Childs and John Bradley are independent directors. Because of his employment with the Company, the Company has determined that Richard A. Parlontieri is not an independent director. The Company evaluated director independence under NASDAQ Rule 4200(a)(15).

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SPMI”. Prior to January 20, 2006, our common stock was traded on the OTC Bulletin Board under the symbol SPEM. Although our common stock is quoted on the OTC Bulletin Board, there has been limited trading, at widely varying prices, and trading to date has not created an active market for our common stock. Thus, the prices at which trades occurred may not be representative of the actual value of our common stock. On a number of days during this period, there were no trades at all in our common stock.

The following tables set forth, for the periods indicated, the high and low bids of our common stock. The tables below set forth the bid prices giving effect to the 1-for-10 reverse stock split on January 20, 2006. The following quotations reflect inter-dealer prices, without retail markup, mark-down or commission, and may not represent actual transactions.

	High	Low
Fiscal year ended December 31, 2006:
First Quarter	$1.40	$0.90
Second Quarter	$1.00	$0.42
Third Quarter	$0.80	$0.42
Fourth Quarter	$0.77	$0.27

Fiscal year ended December 31, 2007:
First Quarter	$0.39	$0.25
Second Quarter	$0.35	$0.18
Third Quarter	$0.50	$0.17
Fourth Quarter	$0.26	$0.20

Fiscal year ended December 31, 2008:
First Quarter	$0.25	$0.09
Second Quarter (Through May 31st)	$0.17	$0.07

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Holders

As of December 31, 2007 and May 31, 2008, there were 5,162,108 shares of our common stock issued and outstanding held by approximately 100 shareholders of record. As of December 31, 2007 and May 31, 2008, there were 5,133 shares of Series A Convertible Preferred Stock issued and outstanding and held of record by two shareholders. As of December 31, 2007 and May 31, 2008, there were 2,481,482 shares of our Series B Convertible Preferred Stock issued and outstanding held of record by one shareholder.

Dividends

We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors.

We previously were obligated to pay cumulative dividends at an annual rate of 7% on the outstanding Series A Convertible Preferred Stock. At our option, we could have paid these dividends in cash or in additional shares of our common stock. On October 14, 2005, the holders of Series A Convertible Preferred Stock consented to the termination of dividend accruals on the Series A Convertible Preferred Stock. Pursuant to the GCA Exchange Agreement, GCA exchanged the $302,847 in cumulative dividends due and owing under 2,500 shares of Series A Convertible Preferred Stock through October 14, 2005 for additional shares of Series A Convertible Preferred Stock and common stock purchase warrants.

We do not pay dividends on our Series B Convertible Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We have adopted four stock option plans. On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. At our annual shareholders meeting on August 27, 2003, our shareholders approved an amendment to the plan, changing its name to the Speedemissions, Inc. 2001 Stock Option Plan, and increasing the number of shares of our common stock available for issuance under the plan from 60,000 shares to 100,000 shares. As of May 31, 2008, we have issued and outstanding options to acquire 79,525 shares of our common stock under the plan at prices ranging from $2.00 to $5.15 per share, and we have issued 5,000 shares of common stock under the plan.

At our 2005 annual meeting, the shareholders approved the 2005 Omnibus Stock Grant and Option Plan (the “2005 Plan”), effective September 1, 2005. We may issue options for up to 250,000 shares of our common stock. For purposes of the 2005 Plan, each year of the plan commences on September 1. On September 1 of each new plan year, the number of shares in the 2005 Plan is automatically adjusted to an amount equal to 10% of outstanding shares of common stock on August 31 of the immediately preceding plan year. On August 31, 2006 there were 2,892,098 common shares outstanding. As a result, on September 1, 2006 and September 1, 2007, the number of shares in the 2005 Plan were adjusted by 39,209 and 14,286, respectively to 303,498 options. As of May 31, 2008, under the 2005 Plan we have 271,000 options issued and outstanding at an exercise prices ranging from $0.50 to $1.00 per share.

At our 2006 annual meeting, the shareholders approved and adopted the 2006 Stock Grant and Option Plan (the “2006 Plan”), effective September 18, 2006. We may issue options for up to 2,000,000 shares of our common stock. As of January 31, 2008, under the 2006 Plan we have issued 1,997,200 options at an exercise price of $0.58 per share.

At our 2008 annual meeting, the shareholders approved and adopted the 2008 Stock Grant and Option Plan (the “2008 Plan”), effective May 19, 2008. We may issue options for up to 5,000,000 shares of our common stock. As of May 31, 2008, under the 2008 Plan we have 3,800,000 options issued and outstanding at an exercise price $0.125 per share.

As of May 31, 2008 the aggregate information with respect to our equity compensation plans is as follows:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,137,725	(1)	$0.34	1,260,771
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	6,137,725		$0.34	1,260,771

(1)	Includes the automatic adjustment on September 1, 2006 and 2007 to the number of shares available for issuance under the 2005 Plan to an amount equal to 10% of the outstanding shares of common stock on August 31 of the immediately preceding plan year.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

All sales of unregistered securities for the past three years have been previously reported on either Form 10-KSBs, Form 10-QSBs, or Form 8-Ks filed with the Securities and Exchange Commission.

On September 24, 2007, the Company issued 2,127,150 shares of our common stock pursuant to a private placement for a cash purchase price of $0.15 per share, plus the surrender of warrants to purchase 2,127,150 shares of common stock. The total offering price was $319,072. The issuance of common stock pursuant to the private placement was exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

Proceeds from the offering are expected to be used to fund the Company’s growth into two new markets: Dallas, Texas and St. Louis, Missouri.

The Company consummated and adopted the following plan of recapitalization effective as of the close of Business on October 12, 2007. Barron Partners LP (“Barron”) surrendered all 12,587,431 of their common stock purchase warrants in exchange for 4,195,810 warrants at an exercise price of $0.90 per share, 4,195,810 warrants at an exercise price of $0.60 per share and 4,195,811 warrants at an exercise price of $0.30 per share. Global Capital Funding Group, L.P. (“GCFG”), surrendered all 2,400,000 of their common stock purchase warrants in exchange for 800,000 warrants at an exercise price of $0.90 per share, 800,000 warrants at an exercise price of $0.60 per share and 800,000 warrants at an exercise price of $0.30 per share.

The amended warrant agreements which modified the exercise price of GCFG and Barron’s existing outstanding warrants did not result in a charge to the Statement of Operations. The Company treated the modifications as a capital transaction as the warrants were not related to outstanding debt of the Company. The accounting effect represented a reclassification within paid-in-capital which resulted in no net change to the paid-in-capital account.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, discusses our compensation program for our President and Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO and our Chief Operations Officer, or COO, which we collectively refer to as our “named executive officers.” There were no other highly compensated officers. Our named executive officers are:

•

Richard A. Parlontieri, President and CEO (62): Richard A. Parlontieri has served on our Board of Directors and as our President since June 2003. He served as the President and CEO of our wholly owned subsidiary since January 2001. From 1999 to December 2000, he was the chief executive officer of ebank.com, Inc. (“ebank”), a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

•

Michael S. Shanahan, CFO (39): Michael S. Shanahan joined Speedemissions in September 2005 and was engaged as our CFO in April 2006. Prior to his employment with Speedemissions, Mr. Shanahan was employed by StayOnline, Inc., a Wi-Fi ISP sold to LodgeNet Entertainment Corporation, as Vice President of Finance from November 2002 to October 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International, and positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan has a BS in Accounting and a Master in Accountancy from the University of Florida.

•

Randy M. Dickerson, COO (51): Randy M. Dickerson joined Speedemissions in July 2005 as our Chief Operations Officer. Prior to his employment with Speedemissions, Mr. Dickerson was employed by DEKRA Emissions Check, Inc. an emissions testing and safety inspection company as President and CEO from August 2002 to August 2004. Mr. Dickerson prior experience includes position as President and CEO of RM Dickerson, Inc and Dickerson’s Automotive Centers, Inc. Mr. Dickerson is President of the Georgia Emissions Testing Association and he is the Chairman of the Department of Natural Resources Industry Advisory Board.

In this CD&A, the terms “we,” “us,” and “our” refer to Speedemissions, Inc. and not to the Compensation Committee. We describe our overall compensation philosophy, objectives and practices. Our philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the three main components of our compensation program: base salary, cash bonus and long-term incentives. The relative value of each of these components of our compensation program varies from year to year and for each individual employee, depending upon our financial and stock price performance and the employee’s role and responsibilities.

Our compensation program is designed:

•	to align executive officer and shareholder financial interests;

•	to enable us to attract, retain and motivate key, highly talented executive officers; and

•

to consider competitive compensation practices and other relevant factors without establishing compensation targets based on benchmark percentiles used by specific companies or a specific peer group of companies.

Compensation objectives

Leadership and motivation of our executive officers are critical to our long-term success. We believe our executive officer compensation program enables us to attract, retain and motivate key high-quality executive officers who are primarily responsible for our long-term success. Our executive officer compensation program also seeks to align these officers’ compensation with our short-and long-term operating and stock market performance.

The market for high quality executive officers is competitive. As with any company, part of attracting and keeping the executive officers we want involves offering total compensation packages that are competitive with those offered by other companies.

Compensation program design

Our compensation program is designed to reward our executive officers when they achieve our targeted annual performance goals; increase shareholder value; and maintain long-term careers with us. Accordingly, we:

•	provide total compensation that is competitive with other public companies that are similar in size

•	link bonuses to corporate and individual performance; and

•	align management interests with shareholder interests by tying executive officer compensation in part to long-term shareholder returns.

In our view, a competitive pay package in our industry includes a salary that guarantees a minimum level of compensation for an executive officer, a meaningful bonus tied to achievement of both corporate and individual objectives, equity incentives that offer significant rewards if the market price of our Common Stock increases in the future, and benefits consistent with what is offered by similar companies. When targeted performance levels are not achieved and/or our stock price decreases, executive officer compensation may be substantially reduced. When targeted performance levels are exceeded and our stock price increases, executive officer compensation may be increased.

We have employment agreements with our CEO and our COO. See “Executive Compensation—Employment Agreements” in this proxy statement for additional details of each employment agreement.

Components of compensation

For 2007, our compensation program for named executive officers included the following three main components:

•	base salary;

•	short-term incentive compensation; and

•	long-term, equity-based incentive compensation consisting of stock options

These three components constitute what we refer to as “total direct compensation” with respect to each named executive officer. We also provide compensation in the form of various other employee benefits and perquisites. Each of these elements helps us achieve the objectives of the program, and we believe that, together, they have been and will continue to be effective in achieving our overall objectives. A short description of each follows:

Base Salary

We provide an annual base salary to each named executive officer based in large part on job responsibility, experience level, individual performance, and the amount and nature of the other compensation paid to the named executive officer.

Short-term incentive compensation

We have established an Executive Incentive Compensation Plan for executive officers that provides for the payment of annual bonuses to motivate and reward achievement or corporate objectives. The Compensation Committee generally determines the structure of the overall short-term incentive program at the beginning of the year. In setting the structure and the amount of the overall bonus target, the Committee considers our strategic goals and plan, its operational and financial budget, and other factors, all of which are designed to improve shareholder value.

We may also award discretionary bonuses outside of the Executive Incentive Compensation Plan, based on extraordinary individual performance. We may or may not award an annual cash bonus, and any amount awarded varies according to the achievement of the corporate and individual performance objectives.

Equity-based incentives

Equity-based incentives represent a direct link between executive officer compensation and shareholder returns. In light of this, we believe that offering equity incentives to our executive officers that become more valuable if the market price of our Common Stock increases provides an appropriate additional incentive to the executive officers to work towards this goal. Our equity awards to named executives and other employees who are eligible take the form of stock options. We have not issued performance-based restricted stock in the past but we are evaluating their issuance as we believe they are being used increasingly by other companies as the primary equity incentives for executives and we need to offer these types of incentives to remain competitive in attracting and retaining executive officers.

Benefits and perquisites

We provide our named executive officers with benefits and perquisites consistent with what other similar companies provide. In 2007, our named executive officers were offered other benefits that were substantially the same as those offered to all our employees. These benefits included a 401(k) plan and medical, dental and vision insurance. We have not matched our employee’s 401(k) contributions. We also provided an enhanced life-insurance policy to our CEO. This benefit is designed to provide additional protection to our CEO’s family in the event of a catastrophic illness or disability as he has personally guaranteed our operating and capital leases. We provide our CEO and CFO with health insurance at no cost to these executive officers. We also pay for miscellaneous membership fees for our CEO. We do not provide a pension plan or other defined benefit retirement plan.

Compensation process

The Board of Directors or the Compensation Committee makes all executive officer compensation decisions. Each year, the Committee reviews and evaluates the compensation paid to our executive officers and determines the base salary, target bonus and the equity related grants for each executive officer, if any. We believe the compensation we pay should be competitive, reasonable and performance-based. We consider several factors when determining appropriate compensation levels for each executive officer, including:

•	individual leadership, expectations, expertise, skills and knowledge;

•	individual performance and contributions to financial goals;

•	labor market conditions; and

•	competitive compensation practices.

Our approach to evaluating these factors is not formulaic, and the Compensation Committee may place more or less weight on a particular factor when determining an executive officer’s compensation. Due to financial restraints, the Committee does not use an outside consultant to provide advice on the executives’ compensation at this time. We do not benchmark against specific companies or a specific peer group of companies.

Treatment of prior compensation

The Compensation Committee considers, in addition to the factors described above, equity awards previously granted to each individual, each individual’s vested and unvested equity awards for the current year, the current value and potential value over time using stock appreciation assumptions for vested and unvested equity awards, the vesting schedule of the individual’s outstanding equity awards, comparison of individual equity awards between executive officers and in relation to other compensation elements, shareholder dilution, and total accounting expense as part of its annual evaluation of executive compensation. The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior equity awards, is generally not a significant factor in the Committee’s evaluation because bonuses are awarded for annual performance and equity awards are granted as part of the target total direct compensation the Committee establishes each year.

Involvement of CEO and management

In determining the total compensation for each executive officer, the Compensation Committee considers the specific recommendations of our CEO and the Committee’s own assessment of the executive officer’s performance, the executive officer’s expectations and other factors it deems relevant. Our CEO’s recommendations to the Committee typically include discussion of the role and responsibilities of the executive officer within Speedemissions, the performance of the executive officer, the expected future contributions of the executive officer, the executive officer’s own expectations, and competitive and market considerations. Although our CEO makes recommendations regarding the executive officers, he does not make a recommendation or participate in the discussions concerning his own compensation, which is solely the responsibility of the Committee.

Other key practices and policies

Tax considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when determining the compensation of executive officers. Section 162(m) limits the amount that we may deduct for compensation paid to our executive officers to $1,000,000 per person, unless certain exemption requirements are met. We believe that compensation paid under our executive officer incentive plans is generally fully deductible for federal income tax purposes.

Equity granting practices

Our practice has been to grant equity incentives to executive officers and/or non-executive employees on an annual basis. Our executive officers did not receive equity incentive grants in 2007. Historically, annual equity incentives are granted during the Compensation Committee’s regularly scheduled meeting after the annual shareholders meeting. Individual grant amounts and all terms of the award are approved by the Committee at the meeting, and the exercise price per share for each stock option granted is the per share closing market price of our Common Stock on the grant date. The Committee grants these equity incentives for all employees at its discretion, but generally cannot reduce or increase a specific award once made.

We have no program or practice to time equity incentive grants in connection with the release of material non-public information.

Committee discretion

The Compensation Committee may reduce the amount payable under the Executive Incentive Compensation Plan to an executive officer by up to 100%, based on factors that it determines warrant such a reduction, but historically has not exercised this discretion to any significant degree. The Committee also has the discretion to include or exclude any extraordinary items affecting the performance target, including any changes in accounting. Under the plan, the Committee has no discretion to increase any amount payable to an executive officer. The Committee may, however, authorize additional cash compensation outside of the plan. For example, the Committee could award additional one-time compensation for retention purposes or for an executive officer’s extraordinary contributions to our company.

Analysis of 2007 executive officer compensation

General

The 2007 Target Total Direct Compensation table below summarizes the target total direct compensation levels established by the Compensation Committee. Following the table, we discuss each compensation element summarized in the table.

2007 Target Total Direct Compensation

Name	Annual Salary $	Target Bonus (as a % of Annual Salary)	Target Total Cash Compensation (1) ($)	Target Total Direct Compensation (2) ($)
Richard A. Parlontieri, CEO	196,690	0%	196,690	196,690
Michael S. Shanahan, CFO	120,000	0%	120,000	120,000
Randy M. Dickerson, COO	135,000	0%	135,000	135,000

1.	The sum of annual salary plus target bonus.
2.	The sum of annual salary plus target bonus plus the estimated fair value of the 2007 stock option award. We did not award stock options to our executive officers in 2007.

Base Salary

The Compensation Committee reviews each named executive officer’s salary annually and makes adjustments when appropriate to reflect competitive market factors and the individual factors described above under “Compensation process.” The key factors in the Committee’s evaluation of the executive officer’s 2007 salary included anticipated increases in the labor market and individual performance that merited an increased salary. Based on these factors, the Committee approved an aggregate 6.5% increase to the executive officers’ salaries, effective January 1, 2007. Mr. Parlontieri’s salary increased 4.1%. Mr. Shanahan’s salary increased 9.1%. Mr. Dickerson’s salary increased 8.0%.

Short-term incentive compensation

The executive officers’ annual target bonus was determined as a percentage of annual salary. The Compensation Committee did not set an annual target bonus in 2007 as our net income/(loss) was expected to fluctuate based on the scope, expense and timing of its expansion plans. Accordingly, the target bonus in 2007 for each executive was set at $0.

The amount of the actual bonus paid under the plan to each executive officer is based on the extent to which we meet or exceed a performance target set by the Compensation Committee, which consists of a net income goal adjusted for income taxes and discretionary bonus payments. The net income target is set to align with our strategic plan and expectations regarding our performance. We have not paid a bonus under the plan in prior years as our loss has exceeded expectations. The Committee intends to set the threshold and stretch performance target levels so that the relative difficulty of achieving the target level is consistent from year to year.

The Company did not pay a target bonus in 2007, which was in accordance with the target bonus of $0 set by the Compensation Committee. The Compensation Committee awarded a $25,000 discretionary bonus to its CEO and a $5,000 discretionary bonus to its CFO, for 2007 efforts and performance.

Equity-based incentives

The Compensation Committee did not grant equity awards to our executive officers in 2007. Accordingly, the estimated fair value of the 2007 stock option awards was $0.

The Summary Compensation Table shows certain compensation information for services rendered by our executive officers in all capacities for the fiscal years ended December 31, 2007 and 2006. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Richard A. Parlontieri,	2007	196,690	25,000	0	0	0	21,794	243,484
President, Chairman and CEO (3)	2006	188,962	0	0	169,830	0	7,700	359,292

Michael S. Shanahan,	2007	120,000	5,000	0	0	0	0	125,000
CFO	2006	110,000	0	0	31,596	0	0	141,596

Randy M. Dickerson,	2007	135,000	0	0	0	0	6,000	141,000
COO	2006	125,000	0	0	31,596	0	6,000	162,596

(1)	The amounts set forth in the “Option Awards” column are the dollar amounts recognized for equity awards for financial statement reporting purposes in accordance with the requirements of Statement of Financial Accounting Standard No. 123R , Share-Based Payment (“SFAS 123R”), except no assumptions for forfeitures related to vesting conditions were included. This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met an the market value of our Common Stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 8 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2007, included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008.
(2)	The amounts set forth in the “All Other Compensation” column for Mr. Parlontieri consist of the following: board member fees; automobile allowances; miscellaneous club membership fees; and life insurance, none of which individually exceed $10,000. The only form of other compensation Mr. Dickerson received was an automobile allowance.
(3)	Management and directors of Speedemissions receive additional compensation, whether cash, stock or otherwise, in their capacity as directors. Therefore, the amounts set forth in the “All Other Compensation” column disclosed for Mr. Parlontieri, who serves also as a director, reflects compensation received by him in his capacity both as an executive officer and as a director.

Salary. Salaries paid to our executive officers are set forth in the “Salary” column in the 2007 Summary Compensation Table. For fiscal 2007, salaries paid to our executive officers accounted for the following percentages of each executive officer’s total compensation, as reported in the total column of the 2007 Summary Compensation Table: Mr. Parlontieri (81%), Mr. Shanahan (96%), and Mr. Dickerson (96%).

Bonus. Discretionary bonuses earned by our executive officers are set forth in the “Bonus” column of the 2007 Summary Compensation Table. The executive officer’s did not receive cash awards under our Executive Incentive Compensation Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below. The discretionary bonuses are described in further detail under the caption “Compensation Discussion and Analysis—Short-term incentive compensation” above.

Stock Awards. The Company has not granted stock awards to its executive officers. This is reflected in the “Stock Awards” column of the 2007 Summary Compensation Table.

Option Awards. The Company did not grant stock awards to its executive officers in 2007. The amounts included in the “Option Awards” column of the 2007 Summary Compensation Table include the total dollar amount recognized for financial statement reporting in 2007 and 2006, as applicable, pursuant to FAS 123R disregarding any estimates based on forfeitures relating to service-based vesting conditions. These numbers are not necessarily indicative of the intended cash equivalent value of each grant, which amount is represented in the “2007 Grants of Plan Based Awards Table”. For the assumptions used to determine the compensation expense, see Note 8 to our audited financial statements included within our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Non-Equity Incentive Plan Compensation. The Company did not make a payout in 2007 under its Executive Incentive Compensation Plan. This is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table. For fiscal 2007, the combined discretionary bonus and incentive bonus paid under the Executive Incentive Compensation Plan to our executive officers accounted for the following percentages of each executive officer’s total compensation reported in the “Total” column of the 2007 Summary Compensation Table: Mr. Parlontieri (10%), Mr. Shanahan (4%), Mr. Dickerson (0%).

All Other Compensation. All other compensation of our executive officers is set forth in the 2007 Summary Compensation Table for Fiscal 2007 and described in greater detail in footnote 2 of the table. These benefits are discussed under the caption “Compensation Discussion and Analysis—Benefits and perquisites” above.

Additional Information. We have provided additional information regarding the compensation we pay to our executive officers under the caption “Compensation Discussion and Analysis” above.

Employment Agreements

Effective September 15, 2003, we entered into a rolling three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, Mr. Parlontieri received a salary of $180,000 per year, plus an automobile and expense allowance, and is eligible for an annual bonus as set forth in the agreement. The Compensation Committee approved, effective January 2006, a three-year extension and a salary increase to $190,000 pursuant to the salary adjustment term of the employment agreement. In January 2007, the Compensation Committee approved a salary increase to $196,690 pursuant to the salary adjustment term of the employment agreement. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Parlontieri’s employment terminates due to a change of control of our company, Mr. Parlontieri is entitled to receive his base salary multiplied by three.

Effective July 21, 2006, we entered into a one year employment agreement with Randy M. Dickerson, our Chief Operations Officer. The employment agreement is extended automatically 30 days prior to the end of each term for an additional one year unless, prior to such automatic extension, either party shall deliver written notice upon the other of its intention to not extend. On June 13, 2008, pursuant to the terms of the employment agreement, Mr. Dickerson was notified in writing of the Company’s decision not to renew the employment agreement. Under the terms of the employment agreement, Mr. Dickerson would not be entitled to severance compensation as a result of the Company’s decision not to renew the employment agreement. Mr. Dickerson continues to be employed by the Company on an at-will basis.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Richard A. Parlontieri	12/19/2003	41,000	—	2.50	12/18/13
President, CEO	03/10/2005	3,000	—	2.50	03/10/15
	12/21/2005	150,000	—	1.00	12/14/15
	010/1/2006	716,666	358,334	0.58	09/30/16

Michael S. Shanahan	12/15/2005	20,000	—	1.00	12/14/15
CFO	010/1/2006	133,334	66,666	0.58	09/30/16

Randy M. Dickerson	12/15/2005	20,000	0	1.00	12/14/15
COO	010/1/2006	133,334	66,666	0.58	09/30/16

(1)	Option Grant Date	Vesting Schedule

	December 19, 2003	25% vested December 19, 2003, and the remaining 75% vested annually in 25% increments over the following 3 years

	March 10, 2005	100% vested on March 10, 2005

	December 15, 2005	33% vested on December 15, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years

	December 21, 2005	33% vested on December 21, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years

	October 1, 2006	33% vested on October 1, 2006, and the remaining 67% vested annually in 33% increments over the following 2 years

There were no options exercised by our executive officers during fiscal 2007. No stock awards vested during fiscal 2007. The Company does not maintain a pension plan or nonqualified deferred compensation plans for its executive officers.

DIRECTOR COMPENSATION

Our director compensation program is structured to enable us to:

•	Attract and retain qualified non-employee directors by providing total compensation that is competitive with other companies our size; and

•	Align director’s interests with shareholders’ interests by including equity as a significant portion of each non-employee director’s compensation package.

In setting director compensation, we consider compensation offered to directors by other companies our size, the amount of time that our directors spend providing services to us, our financial position, and the experience, skill and expertise that our directors have. Directors who are employees of Speedemissions receive the same director compensation for their service as the other directors.

2007 Director Compensation

During 2007, each of our directors received $250 per each Board Meeting attended in person or via teleconference. The Company reimbursed the directors for reasonable out-of-pocket expenses incurred in attending our annual shareholder meeting. Directors are eligible to receive annual equity awards as determined by the Compensation Committee. The Company did not grant any stock awards or stock options to our directors in 2007.

2007 Director Compensation Table

The following table summarizes the compensation earned by each non-employee director in 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Bradley A. Thompson	1,250	1,250
Ernest A. Childs	1,000	1,000
John Bradley	1,000	1,000
Michael E. Guirlinger	1,500	1,500

(1)	Excludes Richard A. Parlontieri, whose compensation as director is included in the Summary Compensation Table.

The 2007 Director Compensation Table does not include reimbursement for reasonable out-of-pocket expenses incurred in connection with meeting attendance. Cash fees paid to the directors are approved by the Compensation Committee and paid within a reasonable time after each meeting.

Changes in 2008 Director Compensation

For 2008, the Compensation Committee approved a monthly board service fee of $500 per director in lieu of the fees paid per meeting in 2007.

Certain Relationships and Related Transactions

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16 Reports they file.

We believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal year 2007 except, to the Company’s knowledge, the following delinquency:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Richard A. Parlontieri	1	3	0

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in or disagreements with our independent accountants on accounting and financial disclosure during the fiscal year ended December 31, 2007.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Speedemissions, Inc. by Burr & Forman LLP, Birmingham, Alabama.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934. Accordingly, we file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. You may inspect or copy these materials at the SEC Public Reference Room located at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC Public Reference Room. Our filings are also available to the public on the SEC’s website on the Internet at http://www.sec.gov and by a link provided on our website at http://www.speedemissions.com.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. You may obtain a copy of the registration statement through the public reference facilities of the SEC described above. You may also access a copy of the registration statement by means of the SEC’s website at http://www.sec.gov.

EXPERTS

The financial statements of Speedemissions, Inc. as of December 31, 2007 and 2006 and for the years then ended appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of Tauber & Balser, P.C., independent auditors, given on the authority of such firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Speedemissions, Inc.

We have audited the accompanying restated consolidated balance sheets of Speedemissions, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related restated consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated consolidated financial statements referred to above present fairly, in all material respects, the financial position of Speedemissions, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tauber & Balser, P. C.

Atlanta, Georgia

March 28, 2008

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

as of December 31,

	2007	2006
Assets

Current assets:
Cash	$804,662	$320,231
Other current assets	226,051	224,930

Total current assets	1,030,713	545,161
Property and equipment, at cost less accumulated depreciation and amortization	1,484,229	1,229,329
Goodwill	7,100,572	7,100,572
Other assets	103,787	59,926

Total assets	$9,719,301	$8,934,988

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$495,503	$318,297
Accrued liabilities	522,385	341,621
Debt payable	—	111,747
Current portion of capitalized lease obligations	32,325	12,925
Current portion of equipment financing obligations	14,207	—
Current portion - deferred rent	13,628	23,956

Total current liabilities	1,078,048	808,546

Capitalized lease obligations	155,961	22,199
Equipment financing obligations	80,792	—
Deferred rent	243,948	235,519
Other long term liabilities	7,350	6,100

Total liabilities	1,566,099	1,072,364
Commitments and contingencies
Series A convertible redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,372,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 5,162,108 and 2,963,528 shares issued and outstanding in 2007 and 2006, respectively	5,162	2,964
Additional paid-in capital	15,596,105	15,043,493
Accumulated deficit	(12,029,892)	(11,765,660)

Total shareholders’ equity	3,573,856	3,283,278

Total liabilities and shareholders’ equity	$9,719,301	$8,934,988

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations for the Years Ended December 31,

	2007	2006
Revenue	$9,662,245	$9,480,097

Costs of operations:
Cost of emission certificates	2,314,621	2,401,461
Store operating expenses	5,762,290	5,788,657
General and administrative expenses	1,832,008	1,601,505
(Gain) loss from disposal of non-strategic assets	11,735	(61,449)
Goodwill and related asset impairment expense	—	1,071,007

Loss from operations	(258,409)	(1,321,084)
Other income (expense)
Other income	5,994	—
Interest expense	(11,817)	(11,122)

Other income (expense), net	(5,823)	(11,122)

Net loss attributable to common shareholders	$(264,232)	$(1,332,206)

Basic and diluted net loss per share	$(0.07)	$(0.46)

Weighted average common shares outstanding, basic and diluted	3,583,774	2,880,216

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Deficiency)

For the Years Ended December 31, 2007 and 2006

	Preferred Stock - Series B		Common Stock		Additional Paid-In-Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at January 1, 2006	2,500,000	$2,500	2,683,581	$2,684	$14,658,175	$(10,433,454)	$4,229,905

Common stock issued for services	—	—	68,517	68	68,432	—	68,500

Conversion of Series B Preferred Stock	(18,518)	(19)	140,000	140	(121)	—	—

Compensation due to stock option grants	—	—	—	—	156,927	—	156,927

Compensation due to stock warrants issued	—	—	—	—	60,152	—	60,152

Common stock issued for business acquisition	—	—	71,430	72	99,928	—	100,000

Net loss	—	—	—	—	—	(1,332,206)	(1,332,206)

Balance at December 31, 2006	2,481,482	2,481	2,963,528	2,964	15,043,493	(11,765,660)	3,283,278

Compensation due to stock option grants	—	—	—	—	135,738	—	135,738

Common stock issued for private placement	—	—	2,127,150	2,127	316,945	—	319,072

Common stock issued for business acquisition	—	—	71,430	71	99,929	—	100,000

Net loss	—	—	—	—	—	(264,232)	(264,232)

Balance at December 31, 2007	2,481,482	$2,481	5,162,108	$5,162	$15,596,105	$(12,029,892)	$3,573,856

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2007	2006
Operating activities:
Net loss	$(264,232)	$(1,332,206)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	263,603	388,799
Goodwill and related asset impairment expense	—	1,071,007
(Gain) loss from disposal of non-strategic assets	11,735	(61,449)
Share based compensation expenses	135,738	217,079
Stock issued for services	—	68,500
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	(1,121)	(25,084)
Other assets	(43,861)	(18,725)
Accounts payable and accrued liabilities	460,753	(122,925)
Other liabilities	(649)	138,823

Net cash provided by operating activities	561,966	323,819

Cash flows from investing activities:
Acquisition of businesses	—	(100,000)
Proceeds from asset sales	211,094	14,854
Purchases of property and equipment	(479,284)	(196,343)

Net cash (used in) investing activities	(268,190)	(281,489)

Cash flows from financing activities:
Proceeds from sale of common stock	319,072	—
Proceeds from bank loan		60,000
Payments on debt	(111,747)	—
Payments on capitalized leases	(16,670)	(32,326)

Net cash provided by financing activities	190,655	27,674

Net increase in cash	484,431	70,004

Cash at beginning of period	320,231	250,227

Cash at end of period	$804,662	$320,231

Supplemental Information:

Cash paid during the year for interest	$10,732	$5,949

Non-cash Investing and Financing activities:
Equity securities issued in connection with acquisition of Just, Inc.	$100,000	$100,000

Non-cash asset additions for financed and capital leases	$264,831	$44,148

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007 and December 31, 2006

Note 1:	Organization and Summary of Significant Accounting Policies

Emissions Testing, Inc. was incorporated on May 5, 2000 under the laws of the state of Georgia for the primary business purpose of opening, acquiring, developing and operating vehicle emission testing stations. Effective as of March 19, 2002, Emissions Testing, Inc. and Speedemissions, LLC merged and changed its name to Speedemissions, Inc. Effective as of June 16, 2003, Speedemissions, Inc. (“Speedemissions” or the “Company”) entered into an acquisition agreement with SKTF Enterprises, Inc. (“SKTF”). Pursuant to the acquisition agreement, SKTF acquired all of the outstanding common stock of Speedemissions in exchange for approximately 900,000 shares of SKTF common stock, which were issued to the stockholders of Speedemissions. Accordingly, Speedemissions became a wholly owned subsidiary of SKTF, a Florida corporation.

On June 30, 2005, the Company purchased all of the outstanding common stock of Mr. Sticker, Inc., (“Mr. Sticker”) a Houston, Texas, company that operated six (6) emissions testing stations in the Houston, Texas area. On September 8, 2005, the Company purchased all of the outstanding common stock of Just, Inc., (“Just”) a Salt Lake City, Utah company that operated eight (8) emissions testing stations in the Salt Lake City, Utah area. From the date of acquisitions until January 1, 2007, Mr. Sticker’s and Just’s financial results were consolidated as wholly owned subsidiaries. The Company merged Mr. Sticker and Just into Speedemissions effective January 1, 2007.

Speedemissions performs vehicle emissions testing and safety inspections in certain cities in which vehicle emissions testing is mandated by the Environmental Protection Agency (EPA). As of December 31, 2007, the Company operated 40 vehicle emissions testing and safety inspection stations under the trade names of Speedemissions (Atlanta, Georgia); Mr. Sticker (Dallas and Houston, Texas); and Just Emissions (Salt Lake City, Utah). The Company is expanding into St. Louis, Missouri and will operate under its Speedemissions trade name. We also operate four mobile testing units in the Atlanta, Georgia area.

On January 20, 2006, the Company effected a 1 for 10 reverse stock split of its common stock. All references in the accompanying consolidated financial statements and notes to the consolidated financial statements to the number of shares of common stock and common share equivalents and loss per share have been retroactively restated to reflect the reverse stock split. As a result of the reverse stock split, the Company’s ticker symbol changed from “SPEM” to “SPMI” on the OTC Bulletin Board.

Consolidation

The accompanying consolidated financial statements include the accounts of Speedemissions, Mr. Sticker, Just and SKTF as discussed in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company merged Mr. Sticker and Just into Speedemissions effective January 1, 2007.

Nature of Operations

Speedemissions is engaged in opening, acquiring, developing, and operating vehicle emissions testing and safety inspection stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

As of December 31, 2007, the Company operated forty (40) vehicle emissions testing and safety inspection stations and four (4) mobile emissions testing units in greater metropolitan areas of Atlanta, Georgia; Dallas, Texas; Houston, Texas; and Salt Lake City, Utah. In addition, the Company had twelve (12) stations under construction in Dallas, Houston and St. Louis, Missouri. The Company’s Dallas stations are located within Sears Auto Centers. At its vehicle emissions testing and safety inspection stations, the Company uses computerized emissions testing equipment and safety inspection equipment that tests vehicles for compliance with emissions and safety standards. In the emissions testing and safety inspection industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates included in these financial statements relate to useful lives of certain assets and the valuation of long-lived assets such as goodwill. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as the testing services are performed. The cost of emissions certificates is shown separately in the accompanying consolidated statements of operations.

The Company normally requires that the customer’s payment be made with cash, check, or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Georgia, Texas, and Utah laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. The costs of such retests are not material. Accordingly, no allowance for retest is recorded by the Company.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives, as follows: building, fifteen years; emission testing equipment, five to seven years; furniture, fixtures and office equipment, three to five years, and vehicles three years.

Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease terms, including renewal periods expected to be exercised, or the estimated useful lives of the improvements.

Impairment of Long-Lived Assets

Property and Equipment

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the Company reviews its assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators of impairment are present, the Company evaluates the carrying amount of such assets in relation to the operating performance and future estimated undiscounted net cash flows expected to be generated by the assets or underlying businesses. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The assessment of the recoverability of assets will be impacted if estimated future operating cash flows are not achieved. In the opinion of management, property and equipment relating to the equipment recorded from the acquisition of the assets of State Inspections of Texas, Inc. was impaired as of December 31, 2006. The Company reduced the equipment purchased by its net book value of $64,408. The Company recorded this charge in 2006 as part of its goodwill and related equipment impairment charge in the accompanying consolidated statements of operations for the year ended December 31, 2006.

Goodwill

The Company has adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), which prescribes the accounting for all purchased goodwill. In accordance with SFAS 142, goodwill is not amortized but tested for impairment annually and also whenever an impairment indicator arises.

We measure the fair value of reporting units using discounted future cash flows based on our projections. Because the business is assumed to continue in perpetuity, the discounted future cash flow includes a terminal value. The long-term growth assumptions incorporated into the discounted cash flow calculation reflect our long-term view of the market and the discount rate is based on our weighted average cost of capital. Each year we re-evaluate the assumptions used to reflect changes in the business environment.

At December 31, 2007 and 2006, we compared the fair value of the individual reporting units for which the goodwill relates to their respective carrying amounts, including goodwill. In the opinion of management, goodwill was not impaired as of December 31, 2007. The Company determined that goodwill was impaired as of December 31, 2006. The goodwill deemed to be impaired was recorded from the acquisition of the assets of State Inspections of Texas, Inc. in 2004. The Company wrote off the remaining recorded value of the goodwill ($1,006,598) and related purchased assets of State Inspections of Texas, Inc. ($64,408) and recorded an impairment charge of $1,071,007 in the accompanying consolidated statements of operations for the year ended December 31, 2006.

Income Taxes

Income tax expense (benefit) is computed utilizing the liability method. Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and income tax basis of assets and liabilities and for income tax carryforwards given the provisions of the enacted tax laws. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized.

Speedemissions adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” on January 1, 2007. This standard prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled $49,270 in 2007 and $21,972 in 2006.

General and Administrative

General and administrative expenses consist of payroll and related expenses for employees involved in general corporate functions, including accounting and human relations, among others; costs associated with use by these functions of facilities and equipment, such as depreciation expense and rent; professional fees; and other general corporate costs.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these accounts. Fair value of the debt and capital lease obligations are based upon current borrowing rates. Management is not able to estimate the fair value of the Series A preferred stock because of the uncertainty regarding the Company’s ability to continue as a going concern and because there is no market value.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss attributable to common shareholders for the period by the weighted-average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common and potential common shares outstanding during the period, if the effect of the potential common shares is dilutive. As a result of the Company’s net losses, all potentially dilutive securities would be anti-dilutive and are excluded from the computation of diluted loss per share. Excluded from the computation of diluted loss per share were options to purchase 2,347,725 shares and 2,290,625 shares of common stock for 2007 and 2006, respectively as the effect would be anti-dilutive. Warrants to purchase 15,497,787 shares and 17,710,437 shares of common stock for 2007 and 2006, respectively, were also excluded from the computation of diluted loss per share as the effect would be anti-dilutive. In addition, convertible preferred stock that is convertible into 23,037,498 common shares for 2007 and 2006 was excluded from the computation of diluted loss per share as the effect would be anti-dilutive.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS No. 123R, share-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. The Company also followed the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended by SFAS 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”. The Company elected to adopt the modified prospective transition method as provided by SFAS 123R and, accordingly, financial statement amounts for the prior periods presented in this Form 10-KSB have not been restated to reflect the fair value method of expensing share-based compensation. See Note 8 for additional disclosures.

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands the disclosure requirements about fair value measurements. In February 2008, the FASB issued Staff Position No. FAS 157-2 (“FSP 157-2”) that defers the effective date of applying the provisions of SFAS 157 to the fair value measurement of non-financial assets and non-financial liabilities until fiscal years beginning after November 15, 2008. We adopted the provisions of SFAS 157 that pertain to financial assets and liabilities on January 1, 2008. The adoption of SFAS 157 did not have a material impact on our consolidated financial position or results of operations. We are currently evaluating the effect FSP 157-2 will have on our consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (SFAS 159”). SFAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value. The election is made on an instrument-by-instrument basis and is irrevocable. If the fair value option is elected for an instrument, SFAS 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings. We adopted SFAS 159 on January 1, 2008. The adoption of SFAS 159 did not have a material effect on our consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) changes the accounting for business combinations including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for certain tax adjustments for prior business combinations. Accordingly, we will adopt this statement on January 1, 2009. We are evaluating the effect SFAS 141(R) will have on our consolidated financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 changes the accounting for non-controlling (minority) interests in consolidated financial statements including the requirements to classify non-controlling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to non-controlling interests reported as part of consolidated earnings. Additionally, SFAS 160 revises the accounting for both increases and decreases in a parent’s controlling ownership interest. SFAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. Accordingly, we will adopt this statement on January 1, 2009. We do not expect the adoption of SFAS 160 to have a material impact on our consolidated financial position or results of operations.

Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Note 2:	Going Concern

The Company has historically incurred losses and has not yet generated a profit during a full fiscal year and its limited capital resources, raised substantial doubt about the Company’s ability to continue as a going concern. The future success of the Company is contingent upon, among other things, the ability to: achieve and maintain satisfactory levels of profitable operations; obtain and maintain adequate levels of debt and/or equity financing; and provide sufficient cash flow from operations to meet current and future obligations. The Company is actively seeking new sources of financing to expand its revenue opportunities, however there is no guarantee that the Company will be successful in obtaining the financing required to fund its capital needs.

The Company has taken certain steps to maintain its operating and financial requirements in an effort to enable it to continue as a going concern until such time that revenues are sufficient to cover expenses, including expanding its revenue opportunities through the acquisitions of Mr. Sticker and Just Inc. in 2005, incorporating revisions to its processes and costs by seeking reduced operating costs through service agreements, redistributing labor to reduce overtime costs, and improving the appearance of its stores and personnel. As a result of these actions, the Company has operated at a profit (unaudited) in several quarters during 2006 and 2007. However, the profits generated in these quarters were not enough to cover losses incurred in each year as a result of additional operating expenses from new stores that the Company opened or was in the process of opening during 2006 and 2007.

The Company has prepared financial forecasts which indicate that, based on its current business plans and strategies, it anticipates that it will achieve profitable operations and generate positive cash flows in the future. However, the ultimate timing and ability of the Company to achieve these forecasts and to meet the objectives discussed in the preceding paragraph cannot be determined at this time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3:	Property and Equipment

Property and equipment at December 31, 2007 and 2006 were as follows:

	2007	2006
Land (a)	$—	$240,000
Buildings (a)	485,667	449,940
Emission testing equipment (b)	1,820,256	1,194,527
Furniture, fixtures and office equipment	96,921	72,364
Vehicles	15,606	23,775
Leasehold improvements	262,069	204,990

	2,680,519	2,185,596
Less accumulated depreciation	1,196,290	956,267

	$1,484,229	$1,229,329

(a)	The Georgia Department of Transportation and Gwinnett County’s road widening project at the site of the Company’s Lawrenceville, Georgia store resulted in Gwinnett County filing a declaration of taking and condemnation petition on January 24, 2007, taking the majority of the property. The Company owned the land and the building. On April 17, 2007, the Company received a check from Gwinnett County in the amount $210,694 as partial payment for the land and building taken. The Company filed an appeal based on the amount of just and fair compensation, which includes the (a) fair market value of the property taken, (b) any consequential damage to the remaining property, and (c) any business loss resulting from the taking. The final amount of compensation to be paid to Speedemissions by Gwinnett County for the building and land was not known as of March 28, 2008. The Company expects to recover an amount more than or equal to Gwinnett County’s appraised value of the property, which exceeded the book value of the property. Accordingly, no gain or loss could be determined as of December 31, 2007 and a receivable of $35,473 was recorded for the difference between the book value and the cash received.
(b)	The Company’s expansion into St. Louis, Missouri and Dallas, Texas, during the fourth quarter of 2007, resulted in the purchase of additional emissions testing equipment in the amount of $106,670 and $490,746, respectively.

Depreciation expense associated with property and equipment totaled $263,603 in 2007 and $388,799 in 2006.

At December 31, 2007, $24,948 of leasehold improvements represented capitalized leasehold construction costs for building out new stores. At December 31, 2006, $80,528 of buildings represented capitalized costs for new buildings under construction.

No interest costs were capitalized during the years ended December 31, 2007 or 2006.

Note 4:	Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2007	2006
Emissions testing equipment	$190,175	$—
Professional fees	184,724	106,782
Accrued payroll	117,347	52,632
Acquisition cost due Just Inc owners, payable in common stock	—	100,000
Other	30,139	82,207

	$522,385	$341,621

Note 5:	Debt

On April 19, 2007, the Company repaid a bank loan in full that originated with Peachtree National Bank on December 4, 2006. The principal and accrued interest paid was $60,000 and $231, respectively. The loan was secured by real property that the Company owned at its Lawrenceville, Georgia testing facility and by a personal guarantee by the President of the Company. The loan bore interest at 1% above lenders prime per annum. The interest rate at December 31, 2006 was 9.25%.

On April 20, 2007, the Company repaid a note payable in full to V2R, Inc. (“V2R”), which is controlled by a former director of the Company. The principal and accrued interest paid was $51,747 and $9,187, respectively. The note bore interest at 10% per annum.

On December 7, 2007 and December 19, 2007, the Company entered into sixty month equipment financing agreements with two financing companies in the amounts of $55,124 and $40,458, respectively. The emissions testing and safety inspections equipment financed is being used in its new stores located in Sears Automotive Centers in the Dallas, Texas area (See Note 7). The financing agreements are secured by the equipment and are personally guaranteed by the President of the Company. The financing agreements bear interest at 17.35% and 10.37% per annum, respectively.

Debt at December 31, consisted of the following:

	2007	2006
Peachtree National Bank	$—	$60,000
V2R, 10% note	—	51,747
Equipment financing agreements	94,999	—

Total debt	94,999	111,747
Less current portion	14,207	111,747

Long-term portion	$80,792	$—

Note 6:	Income Taxes

Speedemissions adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”) on January 1, 2007. There has been no material adjustment to any carryforwards NOL as a result of the implementation of FIN 48.

As of December 31, 2007, there is no accrual for interest or penalties related to uncertain tax positions since the tax benefits have not been included in prior income tax return filings. Accrued interest relating to uncertain tax positions would be recorded as a component of interest expense and penalties related to uncertain tax positions would be recorded as a component of general and administrative expenses.

The tax years 2004 to 2007 remain open to examination by the major taxing jurisdictions to which we are subject. Additionally, upon inclusion of the NOL carry forward tax benefits in future tax returns, the related tax benefit for the period in which the benefit arose may be subject to examination.

As of December 31, 2007, the Company had net operating loss (NOL) carry forwards of approximately $8,832,000 that may be used to offset future taxable income. If not utilized, the NOL carry forwards will expire at various dates through 2027.

Differences between the income taxes incurred for 2007 and 2006 and the amount determined by applying the statutory federal income tax rate (34%) to the loss before income taxes were as follows:

	2007	2006
Statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal deduction	(4.0)	(4.0)
Valuation allowance	38.0	38.0

	—%	—%

Deferred income taxes result from the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and for net operating loss carryforwards. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized. Significant components of the Company’s deferred tax assets are as follows:

	2007	2006
Deferred tax assets
Goodwill	$—	$232,000
Fixed assets	95,000	108,000
Other	358,000	—
Net operating losses	3,274,000	2,971,000

	3,727,000	3,311,000
Deferred tax liability
Goodwill	(37,000)	—

Net deferred tax asset before valuation allowance	3,690,000	3,311,000
Valuation allowance	(3,690,000)	(3,311,000)

Net deferred tax asset	$—	$—

At December 31, 2007 and 2006, no net deferred tax assets were recognized. The valuation allowance at December 31, 2007 and 2006 was $3,690,000 and $3,311,000, respectively. The valuation allowance at December 31, 2005 was $2,806,000.

Note 7:	Commitments and Contingencies

Operating Leases

The Company leases office space and land and buildings for certain of its emission testing stations. The leases generally require that the Company pay taxes, maintenance, and insurance. The leases for the emission testing stations are renewable, at the option of the Company, for specified periods. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Certain leases have been personally guaranteed by the President of the Company.

Certain leases contain scheduled base rent increases over the terms of the leases. The total amount of base rent payments is charged to expense on a straight-line basis over the lease terms. At December 31, 2007 and 2006, the excess of rent expense over cash payments was approximately $258,000 and $259,000, respectively. Such amounts are included in the accompanying consolidated balance sheets.

Future minimum rental payments required under the non-cancelable operating leases were as follows at December 31, 2007:

Year Ending December 31
2008	$1,419,494
2009	1,237,006
2010	1,098,654
2011	843,640
2012	607,377
2013 and later	1,188,600

$6,394,771

Total rent expense under all operating leases totaled $1,397,591 in 2007 and $1,347,837 in 2006.

Included in the minimum lease payments are future minimum lease payments aggregating $505,556 for store locations not yet opened by the Company on December 31, 2007.

Capital Leases

The Company’s capital lease commitments relate to emission testing and other related equipment. The Company records a capital lease asset and obligation equal to the present value of the lease payments. The Company’s total capital lease obligations were $188,286 and $35,124 on December 31, 2007 and 2006, respectively. At December 31, 2007, the cost and accumulated depreciation of assets held under capital leases was $213,396 and $8,409 respectively.

Future minimum rental payments required under the non-cancelable capital leases were as follows at December 31, 2007:

Year Ending December 31
2008	$53,232
2009	53,232
2010	53,232
2011	51,699
2012	40,647
Thereafter	—

252,042
Less amounts representing interest	63,756

Present value of net minimum lease payments	188,286
Less current portion capitalized lease obligations	32,325

Long-term capitalized lease obligations	$155,961

Litigation

From time to time, the Company may be involved in claims that arise out of the normal course of its business. In the opinion of management, any resulting liability with respect to these claims would not have a material adverse effect on the Company’s financial position or results of operations.

Note 8:	Preferred and Common Stock Transactions

Preferred Stock

The Company had 5,133 shares of Series A Convertible Preferred Stock (“Preferred A Stock”) outstanding at December 31, 2007 and 2006. Each share of Preferred A Stock is convertible into 833.33 shares of the

Company’s common stock, or 4,277,498 shares of common stock in aggregate. GCA Strategic Investment Fund, LLC held 3,724 shares of Preferred A Stock convertible into 3,103,333 shares of common stock as of December 31, 2007 and 2006. Global Capital Funding Group, LP held 1,409 shares of Preferred A Stock convertible into 1,174,166 shares of common stock as of December 31, 2007 and 2006. As of October 14, 2005, pursuant to an article of amendment, the Preferred A Stock ceased to accrue dividends. The Preferred A Stock has a liquidation preference equal to the purchase price of the remaining units of Preferred A Stock, or $5,133,000.

The Preferred A Stock contains certain contingent redemption features which could trigger its redemption. Since the contingent redemption features are outside the control of the Company the fair value assigned to the Preferred A Stock has been classified outside of Shareholders’ Equity. The contingent redemption will occur only due to events such as a change of control, which is defined as a person or group of persons other than GCA Strategic Investment Fund Ltd. that acquires a beneficial ownership of 33 1/3% or more of the outstanding shares of the Company’s common stock without the prior written consent of GCA Strategic Investment Fund Ltd., a transfer of substantially all of the assets of the Company, a merger, or certain other events. Should one of the contingent redemption instances occur, the Company would be required to redeem the Preferred Stock A at the greater of (i) the original issue price of $1,000 per share or (ii) the number of shares of common stock into which the redeemed shares may be converted multiplied by the market price of the common stock at the time of the change in control. Based on the 5,133 shares of Preferred A Stock currently outstanding, if this redemption were triggered, the Company would be required to pay the holders of these shares an aggregate of at least $5,133,000.

The aggregate outstanding value of the Preferred A Stock at December 31, 2007 and 2006 was $4,579,346. An accretion from the original value assigned to the Preferred A Stock has not been made since the contingent redemption features have no mandatory time for redemption and the probability of one of the contingent redemption features occurring cannot be determined.

On February 23, 2006, Barron Partners LP (“Barron”), holder of 2,500,000 shares of Series B Convertible Preferred Stock, converted 18,518 shares of the Series B Convertible Preferred Stock into 140,000 shares of common stock. The Company had 2,481,482 shares of Series B Convertible Preferred Stock (“Preferred B Stock”) outstanding at December 31, 2007 and 2006. Each of the Preferred B Stock is convertible into 7.56 shares of the Company’s common stock, subject to adjustment if certain conditions are met, for a total of 18,760,000 shares of common stock. Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion. The Preferred B Stock has a liquidation preference equal to the purchase price of the remaining units of Preferred B Stock, or $6,372,446. The Preferred B Stock does not pay a dividend and has no voting rights.

In the event of liquidation, dissolution or winding up of the Company, preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

Common Stock

Prior to January 1, 2006, the Company had issued common stock for the repayment of promissory notes, payment for services and to qualified investors.

On January 30, 2006, we issued a total of 50,000 shares of our common stock, restricted in accordance with Rule 144, to an individual who provided us with consulting services. We agreed, at the time the consultant agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, we valued the shares based on the value of the shares of our common stock on the date of issuance since our agreement to pay for the services was based on a fixed number of shares, instead of a fixed value. We recognized $50,000 in consulting expense related to the consulting services performed.

On April 16, 2006, we issued 18,500 shares of our common stock, restricted in accordance with Rule 144, to an individual who provided us with consulting services. We agreed, at the time the consultant agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, we valued the shares based on the value of the shares of our common stock on the date of issuance since our agreement to pay for the services was based on a fixed number of shares, instead of a fixed value. We recognized $18,500 in consulting expense related to the consulting services performed.

On September 13, 2006, the Company issued 71,430 shares of common stock valued at $100,000 to the two shareholders of Just, Inc. per the September 2005 Just, Inc. purchase agreement in which the Company was obligated to issued 142,860 shares valued at an agreed upon $200,000 to the shareholders at the date of the acquisition. As of December 31, 2006, the Company’s accrued liabilities included the obligation to issue 71,430 shares valued at $100,000 to the two Just, Inc. shareholders. The 71,430 remaining shares were issued on April 24, 2007.

On September 24, 2007, the Company issued 2,127,150 shares of its common stock pursuant to a private placement for a cash purchase price of $0.15 per share, plus the surrender of warrants to purchase 2,127,150 shares of common stock. The total offering price was $319,072. The issuance of common stock pursuant to the private placement was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder.

In 2007, the amended warrant agreements which modified the exercise price of GCFG and Barron’s existing outstanding warrants did not result in a charge to the Statement of Operations. The Company treated the modifications as a capital transaction as the warrants were not related to outstanding debt of the Company. The accounting effect represented a reclassification within paid-in-capital which resulted in no net change to the paid-in capital account.

Proceeds from the offering are expected to be used to fund the Company’s growth into two new markets: Dallas, Texas and St. Louis, Missouri. The Company expects to open between twelve and fourteen stores combined in these markets by June 30, 2008, subject to standard emission and safety station licensing approval from the respective state regulatory agencies. Four of these new stores located in Dallas, Texas opened in December 2007.

As a result of the above transactions, in 2007 and 2006 the Company issued 0 and 68,500 shares of its common stock, respectively, for general and administrative expenses, which consisted principally of legal and consulting services and recognized expense of $0 and $68,500 in 2007 and 2006, respectively.

The Company is authorized to issue 250,000,000 shares of $0.001 par value common stock, of which 5,162,108 and 2,963,528 shares were issued and outstanding as of December 31, 2007 and December 31, 2006, respectively. The total number of shares reserved for options and warrant conversions was 17,845,512 and 20,001,062 on December 31, 2007 and 2006 respectively.

Stock Incentive Plans

The Company has three stock incentive plans that authorize the Compensation Committee of the Board of Directors to grant to eligible employees and non-employee directors stock options, restricted stock awards, unrestricted stock awards and performance stock rewards. As of December 31, 2007, only stock options have been granted to employees and non-employee directors.

The Company’s Stock Option Plan 2001 (“2001 Plan”) is authorized to grant eligible employees and non-employee directors up to 100,000 shares of the Company’s common stock. Options granted under this plan vested immediately, with the exception of 40,000 shares of common stock that vested annually in three equal installments. The Company does not anticipate granting any options under this plan in the future.

The Company’s Stock Option Plan 2005 (“2005 Plan”) is authorized to grant eligible employees and non-employee directors up to 250,000 shares of the Company’s common stock. The plan provides for the automatic adjustment of the number of authorized shares to a maximum of 10% of the outstanding shares of the Company’s common stock on August 31st of each year. There were 2,892,098 and 3,034,958 common shares outstanding on August 31, 2006 and 2007, respectively. As a result, the authorized number of shares eligible to be granted was automatically increased by 39,210 and 14,286 shares on September 1, 2006 and September 1, 2007, respectively. The total authorized number of shares eligible to be granted was 289,210 and 303,496 as of December 31, 2006 and 2007, respectively. Options granted under this plan generally vest annually in three equal installments.

The Company’s Board of Directors and stockholders approved Speedemissions’ Inc. 2006 Stock Grant and Option Plan (“2006 Plan”), effective September 18, 2006, pursuant to which 2,000,000 shares of common stock were authorized to grant to eligible employees and non-employee directors issuance under the 2006 Plan. Options granted under this plan vest annually in three equal installments.

On October 1, 2006, the Compensation Committee of the Board of Directors approved the grant of 1,979,600 stock options to employees and non-employee directors under the 2006 Plan at an exercise price of $0.58 per share.

On November 12, 2007, the Compensation Committee of the Board of Directors approved the grant of 42,000 and 50,000 stock options to employees under the 2005 Plan and 2006 Plan, respectively, at $0.50 per share.

These plans do not allow for the exercise of options after ten years from the date of grant. There were 50,771 and 93,585 stock options available to be granted under these plans at December 31, 2007 and December 31, 2006, respectively. As of December 31, 2007 and December 31, 2006, options to purchase a total of 2,347,725 and 2,290,625, respectively, shares had been granted and were outstanding under these three plans. Options to purchase 1,623,325 and 893,725 common shares were exercisable as of December 31, 2007 and 2006, respectively.

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised) “Share-Based Payment” (“SFAS No. 123(R)”) using the modified prospective transition method. Under this transition method, compensation cost in 2007 and 2006 includes cost for options granted prior to but not vested as of December 31, 2005, and options and warrants vested in 2006 and 2007. Therefore results for prior periods have not been restated.

As a result of adopting SFAS No. 123(R), the Company recorded $135,738 and $217,079 in expense during the years ended December 31, 2007 and 2006. These expenses are included in the Company’s general and administrative expenses in its Statements of Operations. In our Statement of Cash Flows, the $135,738 and $217,079 in share-based compensation expense was shown as a non-cash expense in the reconciliation of net cash provided by operating activities in 2007 and 2006, respectively.

For grants issued during 2007 and 2006, the fair value for stock options was estimated at the date of grant using the Black-Scholes option pricing model, which requires management to make certain assumptions. Expected volatility was based on the Company’s historical volatility. The Company based the risk-free interest rate on U.S. Treasury note rates. The expected term is based on the vesting period and an expected exercise term. The Company does not anticipate paying cash dividends in the foreseeable future and therefore use an expected dividend yield of 0%.

	2007	2006
Risk free interest rate	3.0%	3.0%
Expected term of stock awards	2 years	2 years
Expected volatility in stock price	45.0%	45.0%
Expected dividend yield	None	None

The following table sets forth the options granted under the Speedemissions Stock Option Plans as of December 31, 2007 and 2006:

	2007			2006
	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant-date Fair Value	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant-date Fair Value
Options outstanding at beginning of year	2,290,625	$0.69		318,475	$1.42
Granted	92,000	0.50	$0.14	1,979,600	0.58	$0.16
Exercised	—	—		—	—
Expired	(34,900)	0.61		(7,450)	1.09

Options outstanding at end of year	2,347,725	$0.69		2,290,625	$0.69

Options exercisable at end of year	1,637,325	$0.74		893,725	$0.84

The following table summarizes information about stock options outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding As of December 31, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable As of December 31, 2007	Weighted Average Exercise Price
$0.50 - $0.99	2,039,200	8.80 years	$0.58	1,328,800	$0.58
$1.00 - $1.99	229,000	7.97 years	$1.00	229,000	$1.00
$2.00 - $2.99	69,900	5.85 years	$2.48	69,900	$2.48
$3.00 - $3.99	2,625	6.88 years	$3.00	2,625	$3.00
$4.00 - $4.99	4,500	6.02 years	$4.00	4,500	$4.00
$5.00 - $5.99	2,500	6.31 years	$5.15	2,500	$5.20

$0.50 - $5.99	2,347,725	8.62 years	$0.69	1,637,325	$0.74

As of December 31, 2007, there was $85,842 of unrecognized stock-based compensation expense related to non-vested stock options that is expected to be recognized over a weighted average period of eleven months.

The following table represents our non-vested stock options and activity for the years ended December 31, 2007 and 2006:

	Number of Options	Weighted Average Grant Date Fair Value
Non-vested options — December 31, 2005	169,000	$0.33
Granted	1,979,600	0.16
Vested	(747,033)	0.18
Forfeited	(4,667)	0.33

Non-vested options — December 31, 2006	1,396,900	0.17
Granted	92,000	0.14
Vested	(756,066)	0.18
Forfeited	(22,433)	0.17

Non-vested options — December 31, 2007	710,400	$0.16

The aggregate intrinsic value of options outstanding and exercisable was $0 at December 31, 2007 and December 31, 2006, based on the Company’s closing stock price of $0.25 and $0.39, respectively. The aggregate intrinsic value of options vesting during 2007 and 2006 was $0. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the options.

Warrants

Unless otherwise noted in the sections titled Warrants and Additional Warrants, the fair value of each common stock warrant issued is estimated on the date of grant using the Black-Scholes option-pricing model and the following assumptions used for warrants issued in 2007 and 2006:

	2007 (1)	2006
Risk free interest rate	N/A	3.0%
Expected volatility	N/A	45.0%
Expected dividend yield	N/A	None

(1)	There were no warrants granted during the year ended December 31, 2007.

The following table represents our warrant activity for the years ended December 31, 2007 and 2006:

	Number of Warrants	Weighted Average Grant date Fair Value
Outstanding warrants — December 31, 2005	17,510,437
Granted	200,000	$1.40
Exercised	—	—
Forfeited	—	—

Outstanding warrants — December 31, 2006	17,710,437
Granted	—	—
Exercised	—	—
Forfeited	(2,212,650)

Outstanding warrants — December 31, 2007	15,497,787

All warrants issued were fully vested within the calendar year in which they were granted. Prior to January 1, 2006, the Company issued warrants to purchase shares of the Company’s common stock to certain members of its Board of Directors, investors, consultants, creditors and others.

On April 17, 2006 we issued warrants to acquire up to 200,000 shares of our common stock, restricted in accordance with Rule 144, to two unrelated consultants. These warrants were issued for services rendered to us at an exercise price of $1.00 per share and are exercisable for a period of three years. Seventy-five percent or 150,000 of these warrants vested immediately and the remaining 50,000 vested on October 1, 2006. We computed the fair value of the warrants as of the date of the grant utilizing the Black-Scholes options pricing model and assumptions above. We expensed the total amount of the computed fair value ($60,152) in the quarters that the vesting occurred. The described issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the consultants are sophisticated investors and familiar with our operations.

The Company consummated and adopted the following plan of recapitalization effective as of the close of business on October 12, 2007. Barron Partners LP (“Barron”) surrendered all 12,587,431 of their common stock purchase warrants in exchange for 4,195,810 warrants at an exercise price of $0.90 per share, 4,195,810 warrants at an exercise price of $0.60 per share and 4,195,811 warrants at an exercise price of $0.30 per share. Global

Capital Funding Group, L.P. (“GCFG”), surrendered all 2,400,000 of their common stock purchase warrants in exchange for 800,000 warrants at an exercise price of $0.90 per share, 800,000 warrants at an exercise price of $0.60 per share and 800,000 warrants at an exercise price of $0.30 per share.

The amended warrant agreements which modified the exercise price of GCFG and Barron’s existing outstanding warrants did not result in a charge to the Statement of Operations. The Company treated the modifications as a capital transaction as the warrants were not related to outstanding debt of the Company. The accounting effect represented a reclassification within paid-in-capital which resulted in no net change to the paid-in-capital account.

As of December 31, 2007, warrants to purchase a total of 15,497,787 shares of common stock were outstanding at exercise prices ranging from $0.10 to $10.50. All outstanding warrants are vested, currently exercisable and expire at various dates through January 2011.

Note 9:	Risk and Uncertainties

Regulatory Impact

The current and future demand for the Company’s services is substantially dependent upon federal, state, local, and foreign legislation and regulations mandating air pollution controls and emissions testing. If any or all of these governmental agencies should change their positions or eliminate or revise their requirements related to air pollution controls and emissions testing (including a shift to centralized facilities versus decentralized facilities), the Company could experience a significant adverse impact on its financial position and results of operations.

Arrangement with Shareholders

The Company is required to maintain a majority of independent directors on its Board of Directors or a majority of independent directors on both the Audit Committee and Compensation Committee. In addition, the Company must maintain the effectiveness of a resale registration statement for shares held by a shareholder. Failure to do so could result in liquidated damages equal to 24% of the purchase price of the Series B Preferred Stock and Stock Warrants.

If we fail to maintain the effectiveness of a resale registration statement for the shares held by Barron, then we must pay to Barron in the form of shares of Series B Convertible Preferred Stock an amount equal to 24% of the purchase price of $6,615,000 paid by Barron for the Series B Convertible Preferred Stock and common stock warrants per annum for each day the resale registration is not effective.

If a person or group of persons other than GCA Strategic Investment Fund Ltd. acquires beneficial ownership of 33 1/3% or more of the outstanding shares of common stock without the prior written consent of GCA Strategic Investment Fund Ltd., we could be required to redeem the Series A Convertible Preferred Stock at the greater of (i) the original issue price of $1,000 per share or (ii) the number of shares of common stock into which the redeemed shares may be converted multiplied by the market price of the common stock at the time of the change in control. Based on the 5,133 shares of Series A Convertible Preferred Stock currently outstanding, if this redemption were triggered we would be required to pay the holders of these shares an aggregate of at least $5,133,000. This restriction will likely deter any proposed acquisition of our stock and may make it more difficult for us to attract new investors, as any mandatory redemption of the preferred shares will materially adversely affect our ability to remain in business and significantly impair the value of your common stock.

Potential Control Relationship by Existing Shareholders

We have a large amount of outstanding common stock held by a single shareholder and a large amount of common stock that could be acquired by a second shareholder upon conversion of preferred stock and exercise of warrants, which if sold could have a negative impact on our stock price. The Company had 5,162,108 shares of common stock issued and outstanding as of December 31, 2007. As of December 31, 2007, our largest shareholder, GCA Strategic Investment Fund Limited, and its affiliates, owned 3,379,360 shares of our common stock. GCA Strategic Investment Fund Limited, and its affiliates currently have the effective power to control the vote on substantially all significant matters without the approval of other shareholders. Upon exercise of all outstanding warrants at the exercise prices ranging from $0.30 to $0.90 per share and conversion of their Series A Convertible Preferred Stock, GCA Strategic Investment Fund Limited could own up to 10,056,859 shares of our common stock.

As of December 31, 2007, Barron Partners LP could acquire up to 31,481,931 shares of our common stock upon the exercise of outstanding warrants at the exercise prices ranging from $0.30 to $0.90 per share and the conversion of their Series B Convertible Preferred Stock. In the event Barron Partners LP obtains ownership of these shares, they will have the effective power to control the vote on substantially all significant matters without the approval of other shareholders.

If either of these shareholders sold a large number of shares of our common stock into the public market it would have a negative impact on our stock price.

Note 10:	Subsequent Events

The Company’s expansion plans during the quarter ended December 31, 2007 and for the first six months in 2008 included opening between twelve and seventeen new stores in Houston, Texas, Dallas, Texas and St. Louis, Missouri. The Dallas stores are all located within Sears Auto Centers.

As of December 31, 2007, the Company had opened four emissions testing and safety inspection stations in Dallas, Texas and had twelve under construction or in the planning stages in Houston, Dallas and St. Louis. As of March 28, 2008, the Company had opened nine of the thirteen that were under construction or the planning stages at December 31, 2007. Five stores opened in Dallas, one store in Houston and three in St. Louis. The Company expects to open a total of three additional stores before June 30, 2008. These stores will be located within Sears Auto Centers in the Dallas, Texas area.

******

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash	$563,214	$804,662
Other current assets	225,183	226,051

Total current assets	788,397	1,030,713
Property and equipment, at cost less accumulated depreciation and amortization	1,485,712	1,484,229
Goodwill	7,100,572	7,100,572
Other assets	104,537	103,787

Total assets	$9,479,218	$9,719,301

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$672,158	$495,503
Accrued liabilities	237,190	522,385
Current portion of capitalized lease obligations	38,314	32,325
Current portion of equipment financing obligations	14,716	14,207
Current portion—deferred rent	13,628	13,628

Total current liabilities	976,006	1,078,048

Capitalized lease obligations, net of current portion	172,888	155,961
Equipment financing obligations, net of current portion	76,931	80,792
Deferred rent	241,367	243,948
Other long term liabilities	7,350	7,350

Total liabilities	1,474,542	1,566,099
Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346
Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,481,482 shares issued and outstanding; liquidation preference: $6,372,446	2,481	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 5,162,108 shares issued and outstanding	5,162	5,162
Additional paid-in capital	15,623,211	15,596,105
Accumulated deficit	(12,205,524)	(12,029,892)

Total shareholders’ equity	3,425,330	3,573,856

Total liabilities and shareholders’ equity	$9,479,218	$9,719,301

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31
	2008	2007
Revenue	$2,483,419	$2,412,538

Costs of operations:
Cost of emission certificates	543,704	599,690
Store operating expenses	1,621,231	1,499,965
General and administrative expenses	485,446	357,835
Loss from disposal of non-strategic assets	—	3,849

Loss from operations	(166,962)	(48,801)
Other income (expense)
Other income	864	—
Interest expense	(9,534)	(3,327)

Other income (expense), net	(8,670)	(3,327)

Net loss attributable to common shareholders	$(175,632)	$(52,128)

Basic and diluted net loss per share	$(0.03)	$(0.02)

Weighted average common shares outstanding, basic and diluted	5,162,108	2,963,528

See accompanying notes to consolidated financial statements.

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31
	2008	2007
Operating activities:
Net loss	$(175,632)	$(52,128)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	85,478	87,136
Loss from disposal of non-strategic assets	—	3,849
Share based compensation expenses	27,106	32,716
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	868	61,260
Other assets	(750)	—
Accounts payable and accrued liabilities	(108,390)	(84,816)
Other liabilities	(2,581)	9,106

Net cash (used in) provided by operating activities	(173,901)	57,123

Cash flows from investing activities:
Proceeds from asset sales	—	400
Purchases of property and equipment	(55,686)	(49,509)

Net cash used in investing activities	(55,686)	(49,109)

Cash flows from financing activities:
Payments on capitalized leases	(11,861)	(3,037)

Net cash used in financing activities	(11,861)	(3,037)

Net increase (decrease) in cash	(241,448)	4,977
Cash at beginning of period	804,662	320,231

Cash at end of period	$563,214	$325,208

Supplemental Information:
Cash paid during the period for interest	$9,534	$2,514

Non-cash Investing and Financing activities:
Non-cash asset additions for financed and capital leases	$31,425	$—

See accompanying notes to consolidated financial statements.

Speedemissions, Inc.

Notes to Consolidated Financial Statements

March 31, 2008

(Unaudited)

Note 1:	Organization

We were incorporated as SKTF Enterprises, Inc. in Florida in March 2001. In June 2003, we acquired Speedemissions, Inc., a Georgia corporation in the business of vehicle emissions testing since May 2000. In connection with the acquisition, we changed our name to Speedemissions, Inc. in September 2003.

We perform vehicle emissions testing and safety inspections in certain cities in which vehicle emissions testing is mandated by the Environmental Protection Agency (EPA). We use computerized emissions testing and safety inspections equipment that test vehicles for compliance with vehicle emissions and safety standards. Our revenues are generated from the test or inspection fee charged to the registered owner of the vehicle. We do not provide automotive repair services.

As of May 2, 2008, we operated 50 vehicle emissions testing and safety inspection centers in five separate markets, greater Atlanta, Georgia; Dallas, Texas; Houston, Texas; St. Louis, Missouri; Salt Lake City, Utah and four mobile units in the Atlanta, Georgia area.

Note 2:	Basis of Presentation

Throughout this report, the terms “we”, “us”, “our”, “Speedemissions”, and “Company” refer to Speedemissions, Inc., including its wholly-owned subsidiaries.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in accordance with the SEC’s instructions applicable to Form 10-Q interim financial information. In the opinion of management, such consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2008 and for all periods presented. The results of operations presented in the accompanying consolidated financial statements are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The accompanying consolidated financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. Such interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements contained in our Form 10-KSB for the year ended December 31, 2007.

Note 3:	Summary of Significant Accounting Policies

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, as of March 31, 2008, the Company had cash on hand of $563,214, working capital deficit of ($187,609), and an accumulated deficit of $12,205,524. The Company had net loss of $175,632 and negative cash flows from operations of $173,901 for the three months ended March 31, 2008. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to maintain sufficient cash flow from operations to meet current and future obligations and its ability to implement its business plan. There can be no assurance that management will be successful in implementing its plans. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nature of Operations

Speedemissions is engaged in opening, acquiring, developing, and operating vehicle emissions testing and safety inspection stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

The Company’s 50 emissions testing stations operate under the trade names Speedemissions (Georgia and Missouri), Mr. Sticker (Texas), and Just Inc. (Utah). At its emissions testing stations, the Company uses computerized emissions testing equipment and safety inspection equipment that test vehicles for compliance with emissions and safety standards. In the emissions testing and safety inspection industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Revenue Recognition

Revenue is recognized as the testing services are performed. The cost of emission certificates is shown separately in the accompanying consolidated statements of income.

The Company normally requires that the customer’s payment be made with cash, check, or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Georgia, Missouri, Texas, and Utah laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. The costs of such retests and the number of retests are not material. Accordingly, no allowance for retest is recorded by the Company.

Goodwill

The Company has adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which prescribes the accounting for all purchased goodwill. In accordance with SFAS 142, goodwill is not amortized but tested for impairment annually and whenever an impairment indicator arises.

We measure the fair value of reporting units using discounted future cash flows based on our projections. Because the business is assumed to continue in perpetuity, the discounted future cash flow includes a terminal value. The long-term growth assumptions incorporated into the discounted cash flow calculation reflect our long-term view of the market and the discount rate is based on our weighted average cost of capital. Each year we re-evaluate the assumptions used to reflect changes in the business environment.

Recent Accounting Pronouncements

Disclosures about Derivative Instruments and Hedging Activities

In March 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB statement No. 133” (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company does not expect that this new pronouncement will have a material impact on the Company’s financial statements in future periods.

Note 4:	Going Concern

The Company has historically incurred losses and has limited capital resources which raises substantial doubt about the Company’s ability to continue as a going concern. The future success of the Company is contingent upon, among other things, the ability to: achieve and maintain satisfactory levels of profitable operations; obtain and maintain adequate levels of debt and/or equity financing; and provide sufficient cash flow from operations to meet current and future obligations. The Company is actively seeking new sources of financing to expand its revenue opportunities, however there is no guarantee that the Company will be successful in obtaining the financing required to fund the capital needed for expansion.

The Company has taken certain steps to maintain its operating and financial requirements in an effort to enable it to continue as a going concern until such time that revenues are sufficient to cover expenses on a consistent basis, including expanding its revenue opportunities through the investment in new stores, incorporating revisions to its processes and costs by seeking reduced operating costs through service agreements, redistributing labor to reduce overtime costs, and improving the appearance of its stores and personnel.

The Company has prepared financial forecasts which indicate that, based on its current business plans and strategies, it anticipates that it will achieve profitable operations and generate positive cash flows in the future. However, the ultimate timing and ability of the Company to achieve these forecasts and to meet the objectives discussed in the preceding paragraph cannot be determined at this time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 5:	Property and Equipment

Property and equipment at March 31, 2008 and December 31, 2007 was as follows:

	March 31, 2008	December 31, 2007
Building	485,667	485,667
Emission testing equipment	1,840,442	1,820,256
Furniture, fixtures and office equipment	141,220	96,921
Vehicles	15,606	15,606
Leasehold improvements	284,545	262,069

	2,767,480	2,680,519
Less accumulated depreciation and amortization	1,281,768	1,196,290

	$1,485,712	$1,484,229

Note 6:	Accrued Liabilities

Accrued liabilities consist of the following:

	March 31, 2008	December 31, 2007
Emissions testing equipment	$—	$190,175
Professional fees	94,354	184,724
Accrued payroll	94,833	117,347
Other	48,003	30,139

	$237,190	$522,385

Note 7:	Debt

On December 7, 2007 and December 19, 2007, the Company entered into sixty month equipment financing agreements with two financing companies in the amounts of $55,124 and $40,458, respectively. The emissions and safety inspections equipment financed is being used in the Company’s new stores located in Sears Automotive Centers in the Dallas, Texas area. The financing agreements are secured by the equipment and are personally guaranteed by the President of the Company. The financing agreements bear interest at 17.35% and 10.37% per annum, respectively.

The Company’s debt consists of the following:

	March 31, 2008	December 31, 2007
Equipment financing agreements	$91,633	$94,999

Total debt	91,633	94,999
Less current portion	14,716	14,207

Long term portion	$76,917	$80,792

Note 8:	Net Income Per Common Share

Net income per share has been computed according to SFAS No. 128, “Earnings per Share,” which requires a dual presentation of basic and diluted earnings per share (“EPS”). Basic EPS represents net income divided by the weighted average number of common shares outstanding during a reported period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, including stock options, warrants, and contingently issuable shares such as the Company’s Series A and Series B preferred stock (commonly and hereinafter referred to as “Common Stock Equivalents”), were exercised or converted into common stock.

The following table sets forth the computation for basic and diluted net income per share for the three month periods ended March 31, 2008 and 2007, respectively:

	Three Months Ended March 31
	2008	2007
Net loss (A)	$(175,632)	$(52,128)

Weighted average common shares – basic (B)	5,162,108	2,963,528
Effect of dilutive securities (1):
Dilutive effect of stock options (1)	—	—
Dilutive effect of stock warrants (1)	—	—
Dilutive effect of unrestricted preferred Series A Shares (1)	—	—

Weighted average common shares – diluted (C)	5,162,108	2,963,528

Net income per share – basic (A/B)	$(0.03)	$(0.02)

Net income per share – diluted (A/C)	$(0.03)	$(0.02)

(1)	As a result of the Company’s net loss in the three months ended March 31, 2008 and 2007, aggregate Common Stock Equivalents of 40,873,010 and 42,923,560 that were potentially dilutive securities are anti-dilutive and have been excluded from the computation of weighted average common shares (diluted) for the three months ended March 31, 2008 and 2007, respectively. These Common Stock Equivalents could be dilutive in future periods.

Note 9:	Preferred and Common Stock

Preferred Stock

There were 5,133 shares of Series A convertible preferred stock issued and outstanding as of March 31, 2008 and December 31, 2007, respectively. For financial statement purposes, the Series A convertible preferred stock has been presented outside of stockholders’ equity on the Company’s balance sheets as a result of certain conditions that are outside the control of the Company that could trigger redemption of the securities.

There were 2,481,482 shares Series B convertible preferred stock issued and outstanding as of March 31, 2008 and December 31, 2007.

Common Stock

The Company is authorized to issue 250,000,000 shares of $0.001 par value common stock, of which 5,162,108 shares were issued and outstanding as of March 31, 2008 and December 31, 2007.

Note 10:	Share-Based Compensation

The Company estimates the fair value of stock options using the Black-Scholes valuation model, and determines the fair value of restricted stock units based on the number of shares granted and the quoted price of Speedemissions’ common stock on the date of grant. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimate of awards that will ultimately vest requires significant judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class and historical employee attrition rates. Actual results, and future changes in estimates, may differ substantially from the Company’s current estimates.

Stock-based compensation expense under SFAS No. 123(R) was $27,106 and $32,716 during the three months ended March 31, 2008 and 2007, respectively. In the Company’s Statement of Cash Flows, the $27,106 and $32,716 in share-based compensation expense was shown as a non-cash expense in the reconciliation of net cash provided by operating activities in the three months ended March 31, 2008 and 2007, respectively.

Stock Incentive Plans

The Company has granted options to employees and directors to purchase the Company’s common stock under various stock incentive plans. Under the plans, employees and non-employee directors are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, restricted stock, restricted stock units and performance awards, among others. The plans are administered by the Board of Directors and Compensation Committee of the Board of Directors, which determine the terms of the awards granted. Stock options are generally granted with an exercise price equal to the market value of Speedemissions, Inc. common stock on the date of grant, have a term of ten years or less, and generally vest over three years from the date of grant.

The following table sets forth the options granted under the Speedemissions Stock Option Plans as of March 31, 2008:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant-date Fair Value
Options outstanding at December 31, 2007	2,347,725	$0.69
Granted	—	—	$—
Exercised	—	—
Expired	(10,000)	0.50
Options outstanding at March 31, 2008	2,337,725	$0.69

Options exercisable at March 31, 2008	1,633,992	$0.74

The aggregate intrinsic value of options outstanding and exercisable at March 31, 2008 was $0. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the options.

As of March 31, 2008, there was $58,736 of unrecognized stock-based compensation expense related to non-vested stock options. This amount is expected to be recognized over a weighted average period of eight months. No shares vested during the three months ended March 31, 2008.

There were 2,337,725 and 2,347,725 shares issued and outstanding under the Company’s SKTF, Inc. 2001 Stock Option Plan, the 2005 Omnibus Stock Grant and Option Plan and Speedemissions’ Inc. 2006 Stock Grant and Option Plan as of March 31, 2008 and December 31, 2007, respectively. There were no options granted or exercised during the three month period ended March 31, 2008.

Stock Warrants

There were 15,497,787 common stock warrants issued and outstanding as of March 31, 2008 and December 31, 2007. There were no common stock warrants granted or exercised during the three month period ended March 31, 2008. The following table represents our warrant activity for the three months ended March 31, 2008:

	Number of Options/ Warrants	Weighted Average Grant Date Fair Value
Outstanding warrants – December 31, 2007	15,497,787	$1.40
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding warrants – March 31, 2008	15,497,787	$1.40

Note 11:	Income Taxes

No provision for income taxes has been reflected for the three month period ended March 31, 2008 as the Company has sufficient net operating loss carry forwards to offset taxable income.

Note 12:	Contingencies

The Company may from time to time be involved in various proceedings and litigation arising in the ordinary course of business. While any proceeding or litigation has an element of uncertainty, the Company believes that the outcome of any lawsuit or claim that may be pending or threatened, or all of them combined, will not have a material adverse effect on its consolidated financial position or results of operations.

Mr. Sticker, Inc.

Financial Statements

March 31, 2005 and 2004

See separate signed audit opinion.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Speedemissions, Inc.

We have audited the accompanying balance sheets of Mr. Sticker, Inc. (the “Company”) as of March 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mr. Sticker, Inc. as of March 31, 2005 and 2004, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia

June 22, 2005,

except for Note 9, as to which date is June 30, 2005

Mr. Sticker, Inc.

Balance Sheets

	March 31, 2005	March 31, 2004
Assets
Current assets:
Cash	$13,814	$7,603
Other current assets	64,871	67,809
Deferred tax asset	—	12,270

Total current assets Total current assets	78,684	87,682
Property and equipment, at cost less accumulated depreciation	567,630	644,150
Other assets	11,675	11,675

	$657,989	$743,507

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$106,918	$122,686
Accrued liabilities	64,617	25,245
Debt payable to related party	1,785	41,785
Notes payable, current portion	53,299	160,302

Total current liabilities Total current liabilities	226,619	350,019

Long-term liabilities:

Debt payable to related parties, less current portion	(0)	0
Notes payable, less current portion	114,600	167,899
Deferred tax liability	55,048	59,526

Total long-term liabilities	169,648	227,425

Total liabilities	396,267	577,444

Stockholders’ equity:
Common stock, $1.00 par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000
Retained earnings	251,723	156,063

Total stockholders’ equity	261,723	166,063

	$657,989	$743,507

See accompanying notes to financial statements.

Mr. Sticker, Inc.

Statements of Operations

For the Years Ended March 31, 2005 and 2004

	2005	2004
Revenue	$2,779,964	$2,753,249

Costs and expenses:
Cost of emissions certificates	856,476	829,673
General and administrative expenses	1,079,672	970,012
Officer compensation	702,317	832,743

Income from operations	141,499	120,821
Interest expense	14,737	21,453

Income before income taxes	$126,762	$99,368

Income tax expense:
Current	23,311	—
Deferred	7,792	34,126

Net income	$95,659	$65,242

See accompanying notes to financial statements.

Mr. Sticker, Inc.

Statements of Stockholders’ Equity

For the Years Ended March 31, 2005 and 2004

	Common Stock		Retained Earnings	Total
	Shares	Amount
Balance at March 31, 2003	10,000	$10,000	$90,821	$100,821
Net income	—	—	65,242	65,242

Balance at March 31, 2004	10,000	10,000	156,063	166,063
Net income	—	—	95,659	95,659

Balance at March 31, 2005	10,000	$10,000	$251,723	$261,723

See accompanying notes to financial statements.

Mr. Sticker, Inc.

Statements of Cash Flows

For the Years Ended March 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income	$95,659	$65,242
Adjustments:
Depreciation	90,203	84,483
Changes in assets and liabilities:
Other current assets	15,209	6,368
Other assets	—	(5,500)
Accounts payable and accrued liabilities	23,603	(36,927)
Other liabilities	(4,478)	28,161

Net cash provided by operating activities	220,196	141,826

Cash flows from investing activities:
Purchases of property and equipment	(13,683)	(96,693)

Cash flows from financing activities:
Proceeds from issuance of notes payable	—	104,219
Payments on notes payable	(160,303)	(166,518)
Proceeds from promissory notes payable to related parties	—	40,000
Payments on promissory notes payable to related parties	(40,000)	(24,756)

Net cash used in financing activities	(200,303)	(47,055)

Net increase (decrease) in cash	6,211	(1,921)
Cash at beginning of year	7,603	9,524

Cash at end of year	$13,814	$7,603

Supplemental Information:
Cash paid during the year for interest	$14,737	$21,453

Cash paid during the year for income taxes	$7,500	$18,000

See accompanying notes to financial statements.

Mr. Sticker, Inc.

Notes to Financial Statements

March 31, 2005 and 2004

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Mr. Sticker, Inc. (“Mr. Sticker” or the “Company”) was incorporated on April 24, 1985, under the laws of the state of Texas for the primary business purpose of opening, acquiring, developing and operating vehicle emission testing stations.

The Company is engaged in opening, acquiring, developing and operating vehicle emissions testing stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

As of March 31, 2005 and 2004, the Company operated six emissions testing stations. All of the operations were located in the metropolitan Houston, Texas area. The Company does business under the trade name Mr. Sticker. At its emissions testing stations, the Company uses computerized emissions testing equipment that tests vehicles for compliance with emissions standards; in the emissions testing industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as the testing services are performed. Under current state of Texas law, the charge for an emission test is generally limited to $39.50 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates due to the state of Texas varies between $5.50 and $14.00 per certificate depending on the type of test and is shown separately in the accompanying statements of operations. In some cases, in response to competitive situations, the Company has charged less than the statutory maximum revenue charges allowed.

The Company normally requires that the customer’s payment be made with cash, check or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Texas laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. At the time of initial testing, the Company provides an allowance for potential retest costs, based on prior retest experience and information furnished by the state of Texas, which is comprised mainly of the labor cost associated with performing a retest. When a retest is performed, the incremental cost of performing a retest is applied against the retest allowance. At March 31, 2005 and 2004, the allowance for retest costs was not material.

Property and Equipment and Depreciation

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives, as follows: building, twenty years; furniture, fixtures and emission testing equipment, seven years; and vehicles, five years.

Repair and maintenance costs are charged to expense as incurred. Gains or losses on disposals are reflected in operations.

Income Taxes

The Company follows the liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

Cash Concentrations

At times, cash balances may exceed federally insured amounts. The Company believes it mitigates risks by depositing cash with major financial institutions.

Note 2:	Property and Equipment

Property and equipment at March 31, was as follows:

	2005	2004
Land	$158,210	$158,210
Land Improvements	20,915	20,915
Buildings	178,786	178,786
Furniture, Fixtures and Equipment	465,351	451,668
Vehicles	115,883	115,883

	939,145	925,462
Less accumulated depreciation	371,515	281,312

	$567,630	$644,150

Depreciation expense totaled $90,203 in 2005 and $84,483 in 2004.

Note 3:	Notes Payable

Notes payable at March 31, were as follows:

	2005	2004
Prosperity Bank note (a)	$122,475	$130,713
Chrysler Financial note (b)	2,414	8,043
Prosperity Bank note (c)	32,393	169,680
Prosperity Bank note (d)	10,617	19,765

	167,899	328,201
Less current portion	53,299	160,302

	$114,600	$167,899

(a)	This Prosperity Bank note originated on December 17, 2001, with an original principal amount of $144,000. The note bears interest at the prime interest rate plus 1.00%. The effective interest rates as of March 31, 2005 and 2004, respectively, were 6.75% and 5.00%. Payments are $1,295 a month, principal and interest, through June 17, 2007, at which date all remaining principal and interest is due and payable. The loan is secured by real property.

(b)	The Chrysler Financial note originated on August 29, 2000, with an original principal amount of $25,311. The note bears interest at 6.90%. Payments under the terms of the note are $500 a month, principal and interest, through August 29, 2005. The loan is secured by a vehicle.
(c)	This Prosperity Bank note originated on June 18, 2003, with an original principal amount of $268,955. The note bears interest at the prime interest rate plus 1.00%. The effective interest rates as of March 31, 2005 and 2004, respectively, were 6.75% and 5.00%. Payments under the terms of the note are $11,950 a month, principal and interest, through June 30, 2005. The loan is secured by real property and equipment.
(d)	This Prosperity Bank note originated October 22, 2002, with an original principal amount of $31,742. The note bears interest at 6.45%. Payments under the terms of the note are $848 a month, principal and interest, through April 22, 2006. The loan is secured by a vehicle.

Future minimum principal payments required were as follows at March 31, 2005:

Year ending March 31,
2006	$53,299
2007	10,091
2008	104,509

$167,899

Note 4:	Income Taxes

As of March 31, 2005 and 2004, deferred tax liabilities totaled $55,048 and $59,526, respectively, relating to depreciation on fixed assets. At March 31, 2005 and 2004, deferred tax assets totaled $0 and $12,270, respectively, relating to an operating loss carryforward.

Note 5:	Operating Leases

The Company leases land and buildings for its emissions testing stations. The leases generally require that the Company pay taxes, maintenance and insurance. Some of the leases for the emissions testing stations are renewable, at the option of the Company, for specified periods. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

Certain of the above leases contain scheduled base rent increases over the terms of the leases. The rent payments are charged to expense on a straight–line basis over the term of the lease. At March 31, 2005 and 2004, the excess of rent expense over cash payments since inception of the leases, which is included in accrued liabilities, was $18,590 and $9,350, respectively.

Future minimum rental payments required under the noncancelable operating leases were as follows at March 31, 2005:

Year ending March 31,
2006	$159,963
2007	115,814
2008	75,600
2009	71,000
2010	72,000
Thereafter	246,000

$740,377

Rent expense under all operating leases totaled $170,305 in 2005 and $158,736 in 2004.

Note 6:	Related Party Transactions

The president of the Company has periodically made cash loans to the Company for short-term working capital purposes. These loans are repaid by the Company as cash became available. No interest was paid by the Company on these loans. As of March 31, 2005 and 2004, respectively, $1,785 and $41,875 was owed by the Company to its president as a result of these loans.

Note 7:	Major Supplier

During the years ended March 31, 2005 and 2004 the Company paid, respectively, approximately $856,000 and $830,000 to a single supplier, The Texas Department of Public Safety, for the purchase of emission testing stickers.

Note 8:	Regulatory Risk and Uncertainties

The current and future demand for the Company’s services is substantially dependent upon federal, state, local and foreign legislation and regulations mandating air pollution controls and emissions testing. If any or all of these governmental agencies should change their positions or eliminate or revise their requirements related to air pollution controls and emissions testing (including a shift to centralized facilities versus decentralized facilities), the Company could experience a significant adverse impact on its financial position and results of operations.

Note 9:	Subsequent Event

On March 3, 2005, the officers and shareholders of the Company executed a letter of intent to sell the Company to Speedemissions, Inc., a public company based in Georgia. Under the terms of the letter of intent, Speedemissions, Inc. will purchase all of the outstanding common shares of the Company for $3,100,000. The closing of the sale was effected on June 30, 2005.

* * * * *

Mr. Sticker, Inc.

Financial Statements

(unaudited)

June 30, 2005

Mr. Sticker, Inc.

Balance Sheet

June 30, 2005

(Unaudited)

Assets
Current assets:
Cash	$2,744
Other current assets	24,884

Total current assets	27,628
Property and equipment, at cost less accumulated depreciation and amortization	545,223
Other assets	11,675

Total assets	$584,526

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$173,912
Notes payable, current portion	53,299

Total current liabilities	227,211

Long-term liabilities
Notes payable, less current portion	87,058
Deferred tax liability	55,048

Total liabilities	369,317

Commitments and contingencies

Stockholders’ equity:
Common stock, $1.00 par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding	10,000
Retained earnings	205,209

Total stockholders’ equity	215,209

Total liabilities and stockholders’ equity	$584,526

See accompanying notes to financial statements

Mr. Sticker, Inc.

Statements of Operations

(Unaudited)

Three Months Ended June 30, 2005
Revenue	$713,465

Costs and expenses:
Cost of emissions certificates	200,316
General and administrative expenses	558,474

Loss from operations	(45,325)
Interest expense	1,189

Net loss	$(46,514)

Mr. Sticker, Inc.

Statement of Cash Flows

(Unaudited)

Three Months Ended June 30, 2005
Operating activities:
Net loss	$(46,514)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,407
(Gain) loss from disposal of non-strategic assets	(1,909)
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	39,987
Accounts payable and accrued liabilities	2,501

Net cash provided by operating activities	16,472

Cash flows from financing activities:
Payments on debt	(27,542)

Net cash provided by financing activities	(27,542)

Net decrease in cash	(11,070)
Cash at beginning of period	13,814

Cash at end of period	$2,744

Supplemental Information:
Cash paid during the year for interest	$3,515

See accompanying notes to consolidated financial statements.

Mr. Sticker, Inc.

Notes to Financial Statements

June 30, 2005

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Mr. Sticker, Inc. (“Mr. Sticker” or the “Company”) was incorporated on April 24, 1985, under the laws of the state of Texas for the primary business purpose of opening, acquiring, developing and operating vehicle emission testing stations. On March 3, 2005, the officers and shareholders of the Company executed a letter of intent to sell the Company to Speedemissions, Inc., a public company based in Georgia. Under the terms of the letter of intent, Speedemissions, Inc. purchased all of the outstanding common shares of the Company for $3,100,000. The closing of the sale will be effective as of the end of business on June 30, 2005.

The Company is engaged in opening, acquiring, developing and operating vehicle emissions testing stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

As of June 30, 2005, the Company operated six emissions testing stations. All of the operations were located in the metropolitan Houston, Texas area. The Company does business under the trade name Mr. Sticker. At its emissions testing stations, the Company uses computerized emissions testing equipment that tests vehicles for compliance with emissions standards; in the emissions testing industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as the testing services are performed. Under current state of Texas law, the charge for an emission test is generally limited to $39.50 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates due to the state of Texas varies between $5.50 and $14.00 per certificate depending on the type of test and is shown separately in the accompanying statements of operations. In some cases, in response to competitive situations, the Company has charged less than the statutory maximum revenue charges allowed.

The Company normally requires that the customer’s payment be made with cash, check or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Texas laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. At the time of initial testing, the Company provides an allowance for potential retest costs, based on prior retest experience and information furnished by the state of Texas, which is comprised mainly of the labor cost associated with performing a retest. When a retest is performed, the incremental cost of performing a retest is applied against the retest allowance. At June 30, 2005, the allowance for retest costs was not material.

Property and Equipment and Depreciation

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives, as follows: building, twenty years; furniture, fixtures and emission testing equipment, seven years; and vehicles, five years.

Repair and maintenance costs are charged to expense as incurred. Gains or losses on disposals are reflected in operations.

Income Taxes

The Company follows the liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

Cash Concentrations

At times, cash balances may exceed federally insured amounts. The Company believes it mitigates risks by depositing cash with major financial institutions.

Note 2: Property and Equipment

Property and equipment at June 30, was as follows:

2005
Land	$158,210
Land Improvements	20,915
Buildings	178,786
Furniture, Fixtures and Equipment	465,351
Vehicles	115,883

939,145
Less accumulated depreciation	393,922

$545,223

Depreciation expense totaled $22,407 in the three months ended June 30, 2005.

Note 3: Notes Payable

Prosperity Bank note (a)	$121,525
Chrysler Financial note (b)	983
Prosperity Bank note (c)	8,871
Prosperity Bank note (d)	8,978

140,357
Less current portion	53,299

87,058

(a) This Prosperity Bank note originated on December 17, 2001, with an original principal amount of $144,000. The note bears interest at the prime interest rate plus 1.00%. The effective interest rate as of June 30, 2005 was 6.75%. Payments are $1,295 a month, principal and interest, through June 17, 2007, at which date all remaining principal and interest is due and payable. The loan is secured by real property.

(b) The Chrysler Financial note originated on August 29, 2000, with an original principal amount of $25,311. The note bears interest at 6.90%. Payments under the terms of the note are $500 a month, principal and interest, through August 29, 2005. The loan is secured by a vehicle.

(c) This Prosperity Bank note originated on June 18, 2003, with an original principal amount of $268,955. The note bears interest at the prime interest rate plus 1.00%. The effective interest rate as of June 30, 2005 was 6.75%. Payments under the terms of the note are $11,950 a month, principal and interest, through June 30, 2005. The loan is secured by real property and equipment.

(d) This Prosperity Bank note originated October 22, 2002, with an original principal amount of $31,742. The note bears interest at 6.45%. Payments under the terms of the note are $848 a month, principal and interest, through April 22, 2006. The loan is secured by a vehicle.

Note 4: Income Taxes

As of June 30, 2005 deferred tax liabilities totaled $55,048.

Note 5: Related Party Transactions

The former president of the Company had periodically made cash loans to the Company for short-term working capital purposes. These loans were repaid by the Company as cash became available. No interest was paid by the Company on these loans. During the three months ended June 30, 2005, the Company repaid $1,785 to its former president as a result of these loans. There were no related party loans outstanding at June 30, 2005.

Note 6:

On March 3, 2005, the officers and shareholders of the Company executed a letter of intent to sell the Company to Speedemissions, Inc., a public company based in Georgia. Under the terms of the letter of intent, Speedemissions, Inc. purchased all of the outstanding common shares of the Company for $3,100,000. The closing of the sale will be effective as of the end of business on June 30, 2005.

* * * * *

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act permits corporations to indemnify a director, officer, employee, or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Company shall have the power, in its Bylaws or in any resolution of its shareholders or directors, to indemnify the officers and directors of the Company against any liability as may be determined to be in the best interest of the Company, and in conjunction therewith, to buy, at this Company’s expense, policies of insurance.

Our Bylaws do not further address indemnification. In 2003, we entered into a separate indemnification agreement with each of our then-current directors, and we have subsequently entered into a separate indemnification agreement with each of Mr. Guirlinger, Mr. Bradley and Mr. Childs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$674
Transfer Agent Fees	$1,000
Printing and Engraving Costs	$1,000
Legal Fees	$150,000
Accounting Fees	$40,000
TOTAL	$192,674

Recent Sales of Unregistered Securities

Speedemissions has sold the following unregistered securities within the past three years:

•

On October 12, 2007, we consummated and adopted the following plan of recapitalization. Barron Partners LP (“Barron”) surrendered all 12,587,431 of their common stock purchase warrants in exchange for 4,195,810 warrants at an exercise price of $0.90 per share, 4,195,810 warrants at an exercise price of $0.60 per share and 4,195,811 warrants at an exercise price of $0.30 per share. Global Capital Funding Group, L.P. (“GCFG”), surrendered all 2,400,000 of their common stock purchase warrants in exchange for 800,000 warrants at an exercise price of $0.90 per share, 800,000 warrants at an exercise price of $0.60 per share and 800,000 warrants at an exercise price of $0.30 per share. The amended warrant agreements which modified the exercise price of GCFG and Barron’s existing outstanding warrants did not result in a charge to the Statement of Operations. The Company treated the modifications as a capital transaction as the warrants were not related to outstanding debt of the Company. The accounting effect represented a reclassification within paid-in-capital which resulted in no net change to the paid-in-capital account. The issuance was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, and the investors were accredited.

•

On June 4, 2007, we conducted a private placement offering to existing holders of warrants to purchase Speedemissions’ common stock who qualified as an accredited investor (as defined under Rule 501 of the Securities Act). The total offering price was $2,642,241, which was for up to 17,614,938 shares of common stock at $0.15 per share. We relied on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder for an exemption from registration for the offering on the basis that the offering was a nonpublic offering to accredited investors (as defined in Rule 501 of Regulation D.). Pursuant to such offering, on September 24, 2007, certain warrantholders purchased and were issued 2,127,150 shares of common stock, for a total purchase price of $319,073. These warrantholders were as follows: GCA Strategic Investment Fund Limited, Michael S. Brown, Richard A. Parlontieri, Gerald Amato, Stephen Booke, Michael Vuocolo, and Robert L. Bilton. The shares of common stock purchased pursuant to the offering are being registered in this registration statement.

•

On September 13, 2006, we issued 71,430 shares of common stock valued at $100,000 to the two shareholders of Just, Inc. per the September 2005 Just, Inc. purchase agreement in which we were obligated to issued 142,498 shares valued at $200,000 to the shareholders. We issued the remaining 71,430 shares of common stock valued at $100,000 to the same two shareholders on April 24, 2007. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On April 17, 2006, we issued 18,500 shares of its common stock, restricted in accordance with Rule 144, to an individual who provided us with consulting services. We agreed, at the time the consultants agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $18,500 in consulting expense related to the consulting services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On April 17, 2006 we issued warrants to acquire up to 200,000 shares of our common stock at $1.00 per share, restricted in accordance with Rule 144, to two unrelated consultants who provided us with consulting services. These warrants were issued for services rendered at an exercise price of $1.00 per share and are exercisable for a period of three years. Seventy-five percent, or 150,000, of these warrants vested immediately and the remaining 50,000 vested on October 1, 2006. We computed the fair value of the warrants as of the date of the grant utilizing the Black-Scholes options pricing model and assumptions. We expensed the total amount of the computed fair value ($60,152) in the quarters that the vesting occurred. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the consultants are sophisticated investors and familiar with our operations.

•

On January 30, 2006, we issued a total of 50,000 shares of our common stock, restricted in accordance with Rule 144, to an individual who provided us with consulting services. We agreed, at the time the consultants agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $50,000 in consulting expenses related to the consulting services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On November 21, 2005, we issued a total of 25,000 shares of our common stock, restricted in accordance with Rule 144, to an individual who provided us with consulting services. We agreed, at the time the consultants agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On November 17, 2005, in conjunction with a Settlement Agreement, as discussed further in Note 9, we issued warrants to acquire 4,000,000 shares of our common stock at $1.20 per share, to Barron Partners LP, as consideration under the Settlement Agreement, in settlement of the Dispute. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On November 17, 2005, in conjunction with a settlement agreement, we issued warrants to acquire 2,400,000 shares of our common stock at $1.20 per share, to Global Capital Funding Group, LP as consideration under the Settlement Agreement, in settlement of the Dispute. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On November 17, 2005, in conjunction with the above-referenced Settlement Agreement, we issued warrants to acquire 1,600,000 shares of our common stock at $1.20 per share, to GCA Strategic Investment Fund Limited, as consideration under the Settlement Agreement, in settlement of the Dispute. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On October 14, 2005, the combined principal amount of $2,045,000 and accrued interest amount of approximately $285,000 outstanding under several promissory notes, with GCA Strategic Investment Fund Limited and Global Capital Funding Group L.P., were converted into 2,330 shares of the Company’s Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into 833.33 shares of the Company’s common stock or 1,941,659 shares of common stock in the aggregate. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On October 14, 2005, GCA Strategic Investment Fund Limited, a majority shareholder converted accrued preferred dividends of $302,847 into 303 shares of the Company’s Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into 833.33 shares of the Company’s common stock or 252,499 shares of common stock in the aggregate. GCA Strategic Investment Fund Limited and the Company agreed to terminate the dividend feature on the Series A Convertible Preferred Stock as of the conversion date. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On August 11, 2005, we issued warrants to acquire 50,000 shares of our common stock at $2.00 per share to Strasbourger, LLC, an accredited investor, as consideration for a finder’s fee in conjunction with the Preferred B Stock transaction on June 30, 2005 (described below). These warrants are exercisable for a period of three years from the date of grant at an exercise price of $2.00 per share of common stock. The Black-Scholes calculation was performed and included as part of the cost of the Preferred B Stock transaction. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On July 25, 2005, we issued a total of 2,553 shares of our common stock, restricted in accordance with Rule 144, to two individuals for services rendered. We agreed, at the time the consultants agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $6,141 in consulting expenses relating to these consulting services performed in 2005. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited.

•

On July 25, 2005, we issued a total of 18,298 shares of our common stock, restricted in accordance with Rule 144, to two individuals as additional consideration related to the purchase of Mr. Sticker, Inc. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited.

•

On July 25, 2005, we issued a total of 70,940 shares of our common stock, restricted in accordance with Rule 144, to one shareholder upon the conversion of $140,000 in outstanding principal amount and $1,879 in accrued but unpaid interest on one outstanding convertible promissory note. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On July 25, 2005, we issued a total of 11,242 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President, Chief Executive Officer, and a Director, upon the conversion of outstanding principal amounts and accrued but unpaid interest of $26,418 in outstanding convertible promissory notes. Calabria Advisers, LLC provided us with consulting services. We agreed, at the time Calabria Advisors, LLC agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On July 25, 2005, we issued a total of 13,889 shares of our common stock, restricted in accordance with Rule 144, to legal counsel for services rendered. We agreed, at the time the legal counsel agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $27,778 in legal fees relating to these services performed during 2005. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On June 30, 2005, we completed a private placement of 2,500,000 shares of its Series B Convertible Preferred Stock (the “Preferred B Stock”) and 4,390,000 common stock purchase warrants (“B-1 Warrants” and “B-2 Warrants”) to Barron Partners LP, in exchange for gross proceeds to the Company of $6,420,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder, and the investor was accredited. On August 4, 2005, the B-1 Warrants were increased to 2,621,495 shares at $2.40 per share, the B-2 Warrants were increased to 1,965,934 shares at $4.80 per share, and an additional common stock purchase warrant was issued for 4,000,000 shares at $1.20 per share per the terms of a settlement agreement.

•

On June 30, 2005, we issued warrants to acquire 285,000 shares of our common stock at $0.60 per share to Prospect Financial Advisors, LLC, an accredited investor, as consideration for negotiation assistance in conjunction with the Preferred B Stock transaction. These warrants are exercisable for a period of five years from the date of grant at an exercise price of $0.60 per share of common stock. The Black-Scholes calculation was performed and included as part of the cost of the Preferred B Stock transaction. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On June 17, 2005, we issued a total of 12,500 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President, Chief Executive Officer, and a Director, in conversion of $25,000 in outstanding principal amount on one outstanding promissory note. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On April 11, 2005, we issued a total of 25,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President, Chief Executive Officer, and a Director. Calabria Advisers, LLC provided us with consulting services. We agreed, at the time Calabria Advisors, LLC agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $58,750 in consulting expenses relating to these consulting services performed during 2005. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On March 10, 2005, we issued warrants to acquire up to 25,000 shares of our common stock, restricted in accordance with Rule 144, to two principals of GCA Strategic Investment Fund Limited at an exercise price of $2.50 per share. The fair value calculated using Black-Scholes was $20,000. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited.

•

On February 22, 2005, we issued a total of 25,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President, Chief Executive Officer, and a Director. Calabria Advisers, LLC provided us with consulting services. We agreed, at the time Calabria Advisors, LLC agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $75,000 in consulting expense relating to these consulting services performed during 2005. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On February 22, 2005, we issued warrants to acquire up to 25,000 shares of our common stock at an exercise price of $2.50 per share, restricted in accordance with Rule 144, to Richard A. Parlontieri, our President, Chief Executive Officer, and a Director. The fair value calculated using Black-Scholes was $20,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On January 26, 2005, we issued warrants to acquire 10,000 shares of our common stock at $3.57, restricted in accordance with Rule 144, to GCA Strategic Investment Fund Limited as consideration for the issuance of a promissory note. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was accredited.

•

On January 18, 2005, we issued a total of 25,000 shares of our common stock, restricted in accordance with Rule 144, to two unrelated consultants for services rendered during the year ended December 31, 2004. We agreed, at the time the consultants agreed to perform the services, to pay a fixed number of shares of our common stock for such services. For financial reporting purposes, the value of the shares was determined on the date of issuance since our agreement was based on a fixed number of shares, instead of a fixed value. We recognized $87,500 in consulting expense relating to these consulting services during 2004. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited.

Exhibits

3.1	Articles of Incorporation of Speedemissions, Inc., as amended (incorporated by reference to Exhibit 3.1 to Form 10-KSB dated March 31, 2006)

3.2	Bylaws of Speedemissions, Inc. (incorporated by reference to Exhibit 3.2 of the Pre-Effective Registration Statement on Form SB-2, File No. 333-68730)

3.3	Articles of Merger and Agreement and Plan of Merger of Mr. Sticker, Inc. with and into Speedemissions, Inc. (previously filed)

3.4	Articles of Merger and Agreement and Plan of Merger of Just, Inc. with and into Speedemissions, Inc. (previously filed)

4.1	Certificate of Designation of Series A Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 4.1 to Form 10-KSB dated March 31, 2006)

4.2	Certificate of Designation of Series B Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 4.2 to Form 10-KSB dated March 31, 2006)

4.3	Common Stock Purchase Warrant “AA-1” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.4	Common Stock Purchase Warrant “AA-2” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.5	Common Stock Purchase Warrant “AA-3” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.6	Common Stock Purchase Warrant “AA-4” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.7	Common Stock Purchase Warrant “AA-5” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.8	Common Stock Purchase Warrant “AA-6” dated October 12, 2007 issued to Barron Partners LP (previously filed)
4.9	Common Stock Purchase Warrant “AA-7” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.10	Common Stock Purchase Warrant “AA-8” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.11	Common Stock Purchase Warrant “AA-9” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.12	Amended and Restated Plan of Recapitalization dated October 12, 2007, with respect to Common Stock Purchase Warrants “AA-1” through “AA-9” (previously filed)

4.13	Amendment No. 1 dated October 14, 2005 to Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 21, 2004 (incorporated by reference to Exhibit 10.5 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.14	Amendment No. 1 dated October 14, 2005 to Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.6 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.15	Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated October 14, 2005 (incorporated by reference to Exhibit 10.8 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.16	Registration Rights Agreement between Speedemissions, Inc. and Global Capital Funding Group LP dated October 14, 2005 (incorporated by reference to Exhibit 10.10 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.17	Registration Rights Agreement between Speedemissions, Inc. and GCA Strategic Fund Investment dated October 14, 2005 (incorporated by reference to Exhibit 10.12 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.18	Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.2 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

4.19	Common Stock Purchase Warrant issued to Global Capital Advisors, LLC dated January 26, 2005 (incorporated by reference to Exhibit 10.3 to Form 8-K dated February 2, 2005, and filed with the Commission on February 3, 2005)

4.20	Registration Rights Agreement to Global Capital Advisors, LLC and GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.4 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

4.21	Registration Rights Agreement between Speedemissions, Inc. and Barron Partners LP dated June 30, 2005 (incorporated by reference to Exhibit 10.3 to Form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

5.1	Opinion of Burr & Forman LLP (to be filed as an amendment)

10.1	Speedemissions, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 of the Pre-Effective Registration Statement on Form SB-2, File No. 333-68730)

10.2	First Amendment to Speedemissions, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 of Form 8-K dated August 29, 2003 and filed with the Commission on September 2, 2003)

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of Pre-Effective Registration Statement on Form SB-2, File No. 333-109416)

10.4	Employment Agreement with Richard A. Parlontieri dated September 15, 2003 (incorporated by reference to Exhibit 10.2 of Pre-Effective Registration Statement on Form SB-2, File No. 333-109416)

10.5	First Amendment to Employment Agreement with Richard A. Parlontieri dated December 19, 2003 (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-KSB for the period ended December 31, 2003 and filed with the Commission on March 30, 2004)

10.6	Second Amendment to Employment Agreement with Richard A. Parlontieri dated October 23, 2006 (incorporated by reference to Exhibit 10.1 to Form 8-K dated October 23, 2006 and filed with the Commission on October 23, 2006)

10.7	Conversion Notice and Agreement between Speedemissions, Inc. and Calabria Advisors, LLC dated June 16, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-QSB for the period ended June 30, 2004 and filed with the Commission on August 16, 2004)

10.8	Equity Research Agreement with The Research Works, Inc. dated as of October 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 8-K dated November 8, 2004 and filed with the Commission on November 12, 2004)

10.9	Asset Purchase Agreement between Speedemissions, Inc. and SIT’s EMI Mobile Testing Unit dated as of December 2, 2004 (incorporated by reference to Exhibit 2.1 to Form 8-K dated December 7, 2004 and filed with the Commission on December 8, 2004)

10.10	Asset Purchase Agreement between Speedemissions, Inc. and State Inspection of Texas, Inc. dated as of December 30, 2004 (incorporated by reference to Exhibit 2.1 to Form 8-K dated January 3, 2005 and filed with the Commission on January 7, 2005)

10.11	$1,285,000 Promissory Note to State Inspections of Texas, Inc. dated December 30, 2004 (incorporated by reference to Exhibit 2.2 to Form 8-K dated January 3, 2005 and filed with the Commission on January 7, 2005)

10.12	$350,000 Promissory Note to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

10.13	Common Stock Purchase Warrant issued to Richard A. Parlontieri dated February 22, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated March 10, 2005 and filed with the Commission on March 17, 2005)

10.14	Stock Purchase Agreement between Speedemissions, Inc. and Mr. Sticker, Inc. dated June 30, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

10.15	Preferred Stock Purchase Agreement between Speedemissions, Inc. and Barron Partners LP dated June 30, 2005 (incorporated by reference to Exhibit 10.2 to form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

10.16	Amendment to Preferred Stock Purchase Agreement between Speedemissions, Inc. and Barron Partners, LP dated August 4, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated August 8, 2005 and filed with the Commission on August 9, 2005)

10.17	Stock Purchase Agreement between Speedemissions, Inc., Just, Inc. and Michael Duncan and Steve Malmgren dated September 7, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 12, 2005 and filed with the Commission on September 13, 2005)

10.18	Settlement Agreement and General Release between Global Capital Funding Group, LP, GCA Strategic Investment Fund Limited, Barron Partners, LP, and Speedemissions, Inc. dated October 14, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.19	Exchange Agreement between Speedemissions, Inc. and Global Capital Funding Group LP dated October 14, 2005 (incorporated by reference to Exhibit 10.9 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.20	Exchange Agreement between Speedemissions, Inc. and GCA Strategic Fund Investment dated October 14, 2005 (incorporated by reference to Exhibit 10.11 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.21	Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan effective September 1, 2005 (incorporated by reference to Exhibit 4.1 to Form S-8, File No. 333-130199)

10.22	Speedemissions, Inc. 2006 Stock Grant and Option Plan effective September 18, 2006 (incorporated by reference to Exhibit 4.2 to Form 10-QSB filed with the Commission on March 30, 2007)

10.23	Subscription and Securities Purchase Agreement between Speedemissions, Inc., and GCA Strategic Investment Fund dated January 21, 2004 (incorporated by reference to Exhibit 10.1 to Form 8-K dated January 21, 2004 and filed with the Commission on January 29, 2004)

10.24	Employment Agreement with Randy M. Dickerson dated July 21, 2006

10.25	Speedemissions, Inc. 2008 Stock Grant and Option Plan effective May 19, 2008

16	Letter from Bennett Thrasher PC dated February 1, 2005 (incorporated by reference to Exhibit 16.1 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

23.1	Consent of Tauber & Balser, P.C. relating to December 31, 2007 financial statements

23.2	Consent of Tauber & Balser, P.C. relating to Mr. Sticker, Inc. financial statements

23.3	Consent of Burr & Forman LLP (included in Exhibit 5.1)

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyrone, state of Georgia, on June 19, 2008.

Speedemissions, Inc.

By:	*
Richard A. Parlontieri, President and Chief Executive Officer

By:	/s/ Michael S. Shanahan
Michael S. Shanahan, Chief Financial Officer and Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	*	Dated:	June 19, 2008
Richard A. Parlontieri, Director, President, Chief Executive Officer and Secretary

By:	*	Dated:	June 19, 2008
John Bradley, Director

By:	*	Dated:	June 19, 2008
Bradley A. Thompson, Director

By:	*	Dated:	June 19, 2008
Michael E. Guirlinger, Director

By:	*	Dated:	June 19, 2008
Ernest A. Childs, PhD, Director

*	Michael S. Shanahan, as attorney in fact

	/s/ Michael S. Shanahan		June 19, 2008

Exhibit Index

3.1	Articles of Incorporation of Speedemissions, Inc., as amended (incorporated by reference to Exhibit 3.1 to Form 10-KSB dated March 31, 2006)

3.2	Bylaws of Speedemissions, Inc. (incorporated by reference to Exhibit 3.2 of the Pre-Effective Registration Statement on Form SB-2, File No. 333-68730)

3.3	Articles of Merger and Agreement and Plan of Merger of Mr. Sticker, Inc. with and into Speedemissions, Inc. (previously filed)

3.4	Articles of Merger and Agreement and Plan of Merger of Just, Inc. with and into Speedemissions, Inc. (previously filed)

4.1	Certificate of Designation of Series A Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 4.1 to Form 10-KSB dated March 31, 2006)

4.2	Certificate of Designation of Series B Convertible Preferred Stock, as amended (incorporated by reference to Exhibit 4.2 to Form 10-KSB dated March 31, 2006)

4.3	Common Stock Purchase Warrant “AA-1” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.4	Common Stock Purchase Warrant “AA-2” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.5	Common Stock Purchase Warrant “AA-3” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.6	Common Stock Purchase Warrant “AA-4” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.7	Common Stock Purchase Warrant “AA-5” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.8	Common Stock Purchase Warrant “AA-6” dated October 12, 2007 issued to Barron Partners LP (previously filed)

4.9	Common Stock Purchase Warrant “AA-7” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.10	Common Stock Purchase Warrant “AA-8” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.11	Common Stock Purchase Warrant “AA-9” dated October 12, 2007 issued to Global Capital Funding Group, L.P. (previously filed)

4.12	Amended and Restated Plan of Recapitalization dated October 12, 2007, with respect to Common Stock Purchase Warrants “AA-1” through “AA-9” (previously filed)

4.13	Amendment No. 1 dated October 14, 2005 to Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 21, 2004 (incorporated by reference to Exhibit 10.5 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.14	Amendment No. 1 dated October 14, 2005 to Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.6 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.15	Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated October 14, 2005 (incorporated by reference to Exhibit 10.8 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.16	Registration Rights Agreement between Speedemissions, Inc. and Global Capital Funding Group LP dated October 14, 2005 (incorporated by reference to Exhibit 10.10 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.17	Registration Rights Agreement between Speedemissions, Inc. and GCA Strategic Fund Investment dated October 14, 2005 (incorporated by reference to Exhibit 10.12 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

4.18	Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.2 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

4.19	Common Stock Purchase Warrant issued to Global Capital Advisors, LLC dated January 26, 2005 (incorporated by reference to Exhibit 10.3 to Form 8-K dated February 2, 2005, and filed with the Commission on February 3, 2005)

4.20	Registration Rights Agreement to Global Capital Advisors, LLC and GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.4 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

4.21	Registration Rights Agreement between Speedemissions, Inc. and Barron Partners LP dated June 30, 2005 (incorporated by reference to Exhibit 10.3 to Form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

5.1	Opinion of Burr & Forman LLP (to be filed as an amendment)

10.1	Speedemissions, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 of the Pre-Effective Registration Statement on Form SB-2, File No. 333-68730)

10.2	First Amendment to Speedemissions, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 4.1 of Form 8-K dated August 29, 2003 and filed with the Commission on September 2, 2003)

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of Pre-Effective Registration Statement on Form SB-2, File No. 333-109416)

10.4	Employment Agreement with Richard A. Parlontieri dated September 15, 2003 (incorporated by reference to Exhibit 10.2 of Pre-Effective Registration Statement on Form SB-2, File No. 333-109416)

10.5	First Amendment to Employment Agreement with Richard A. Parlontieri dated December 19, 2003 (incorporated by reference to Exhibit 10.16 to the Company’s Form 10-KSB for the period ended December 31, 2003 and filed with the Commission on March 30, 2004)

10.6	Second Amendment to Employment Agreement with Richard A. Parlontieri dated October 23, 2006 (incorporated by reference to Exhibit 10.1 to Form 8-K dated October 23, 2006 and filed with the Commission on October 23, 2006)

10.7	Conversion Notice and Agreement between Speedemissions, Inc. and Calabria Advisors, LLC dated June 16, 2004 (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-QSB for the period ended June 30, 2004 and filed with the Commission in August 16, 2004)

10.8	Equity Research Agreement with The Research Works, Inc. dated as of October 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 8-K dated November 8, 2004 and filed with the Commission on November 12, 2004)

10.9	Asset Purchase Agreement between Speedemissions, Inc. and SIT’s EMI Mobile Testing Unit dated as of December 2, 2004 (incorporated by reference to Exhibit 2.1 to Form 8-K dated December 7, 2004 and filed with the Commission on December 8, 2004)

10.10	Asset Purchase Agreement between Speedemissions, Inc. and State Inspection of Texas, Inc. dated as of December 30, 2004 (incorporated by reference to Exhibit 2.1 to Form 8-K dated January 3, 2005 and filed with the Commission on January 7, 2005)

10.11	$1,285,000 Promissory Note to State Inspections of Texas, Inc. dated December 30, 2004 (incorporated by reference to Exhibit 2.2 to Form 8-K dated January 3, 2005 and filed with the Commission on January 7, 2005)

10.12	$350,000 Promissory Note to GCA Strategic Investment Fund Limited dated January 26, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

10.13	Common Stock Purchase Warrant issued to Richard A. Parlontieri dated February 22, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated March 10, 2005 and filed with the Commission on March 17, 2005)

10.14	Stock Purchase Agreement between Speedemissions, Inc. and Mr. Sticker, Inc. dated June 30, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

10.15	Preferred Stock Purchase Agreement between Speedemissions, Inc. and Barron Partners LP dated June 30, 2005 (incorporated by reference to Exhibit 10.2 to form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005)

10.16	Amendment to Preferred Stock Purchase Agreement between Speedemissions, Inc. and Barron Partners, LP dated August 4, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated August 8, 2005 and filed with the Commission on August 9, 2005)

10.17	Stock Purchase Agreement between Speedemissions, Inc., Just, Inc. and Michael Duncan and Steve Malmgren dated September 7, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 12, 2005 and filed with the Commission on September 13, 2005)

10.18	Settlement Agreement and General Release between Global Capital Funding Group, LP, GCA Strategic Investment Fund Limited, Barron Partners, LP, and Speedemissions, Inc. dated October 14, 2005 (incorporated by reference to Exhibit 10.1 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.19	Exchange Agreement between Speedemissions, Inc. and Global Capital Funding Group LP dated October 14, 2005 (incorporated by reference to Exhibit 10.9 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.20	Exchange Agreement between Speedemissions, Inc. and GCA Strategic Fund Investment dated October 14, 2005 (incorporated by reference to Exhibit 10.11 to Form 8-K dated November 21, 2005 and filed with the Commission on November 23, 2005)

10.21	Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan effective September 1, 2005 (incorporated by reference to Exhibit 4.1 on Form S-8, File No. 333-130199)

10.22	Speedemissions, Inc. 2006 Stock Grant and Option Plan effective September 18, 2006 (incorporated by reference to Exhibit 4.25 to Form 10-KSB filed with the Commission on March 30, 2007)

10.23	Subscription and Securities Purchase Agreement between Speedemissions, Inc., and GCA Strategic Investment Fund dated January 21, 2004 (incorporated by reference to Exhibit 10.1 to Form 8-K dated January 21, 2004 and filed with the Commission on January 29, 2004)

10.24	Employment Agreement with Randy M. Dickerson dated July 21, 2006

10.25	Speedemissions, Inc. 2008 Stock Grant and Option Plan effective May 19, 2008

16	Letter from Bennett Thrasher PC dated February 1, 2005 (incorporated by reference to Exhibit 16.1 to Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005)

23.1	Consent of Tauber & Balser, P.C. relating to December 31, 2007 financial statements

23.2	Consent of Tauber & Balser, P.C. relating to Mr. Sticker, Inc. financial statements

23.3	Consent of Burr & Forman LLP (included in Exhibit 5.1)